Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 dated as of March 22, 2017 (this “Amendment No. 1”) to the Credit Agreement (as defined below) by and among Builders FirstSource, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto (as defined below) and SunTrust Bank, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the several Lenders (as defined in the Credit Agreement) from time to time parties thereto, the Administrative Agent, Citigroup Global Markets, Inc., Deutsche Bank AG New York Branch, Bank of America, N.A., Wells Fargo Bank, National Association, SunTrust Robinson Humphrey, Inc., Credit Suisse AG, Deutsche Bank Securities Inc. and KeyBanc Capital Markets, Inc., have entered into that certain Amended and Restated ABL Credit Agreement dated as of July 31, 2015 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, pursuant to and in accordance with Sections 2.18, 2.19 and 11.12 of the Credit Agreement, the Borrower has requested that the Credit Agreement be amended to, among other things, (i) increase the aggregate commitments under the Initial Revolving Facility (as defined in the Credit Agreement) by an aggregate amount of $100,000,000 (the “Revolving Commitment Increase”) and (ii) extend the Maturity Date (as defined in the Credit Agreement), with respect to the Revolving Commitments (as defined in the Credit Agreement), to the date that is five (5) years after the Amendment No. 1 Effective Date (as defined below) (collectively, the “Proposed Amendments”);

WHEREAS, each Revolving Lender (as defined in the Credit Agreement) with existing commitments (“Existing Revolving Commitments”) under the Initial Revolving Facility pursuant to the Credit Agreement (the “Existing Revolving Lenders”) that executes and delivers a consent to this Amendment No. 1 in the form of the “Lender Consent” attached hereto as Annex I (a “Lender Consent”) (collectively, the “Extending Revolving Lenders”) indicating its consent to (a) maintain its Existing Revolving Commitment and (b) extend the Maturity Date with respect to its Revolving Commitments to the date that is five (5) years after the Amendment No. 1 Effective Date (such date, the “Extended Maturity Date”) will be deemed to have agreed (i) to the terms of this Amendment No. 1 and (ii) the Extended Maturity Date;

WHEREAS, each Existing Revolving Lender that executes and delivers a Lender Consent indicating its consent to (a) increase its Existing Revolving Commitments and (b) the Extended Maturity Date (collectively, the “Increasing Revolving Lenders” and, together with the Extending Revolving Lenders, the “Consenting Revolving Lenders”) will be deemed to have agreed (i) to the terms of this Amendment No. 1, (ii) to increase such Existing Revolving Lender’s commitments under the Initial Revolving Commitment and (iii) to the Extended Maturity Date;

WHEREAS, each Person that executes and delivers a joinder to this Amendment No. 1 in the form of the “Joinder” attached hereto as Annex II (a “Joinder”) (each, an “Additional Revolving Lender” and, together with the Increasing Revolving Lenders, the “New Revolving

Lenders”) will be deemed (i) to have agreed to the terms of this Amendment No. 1 and (ii) to have committed to make a Revolving Commitment (as defined in the Credit Agreement) on the Amendment No. 1 Effective Date (the “Additional Revolving Commitments”), in the amount set forth opposite such Additional Revolving Lender’s name in Schedule 1 attached as Exhibit B hereto (the “Amended Schedule 1”); and

WHEREAS, the Lenders party hereto are willing, on the terms and subject to the conditions set forth below, to consent to the Proposed Amendments.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Definitions. Capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. As used in this Amendment No. 1:

“Additional Revolving Commitments” is defined in the fifth recital hereto.

“Additional Revolving Lenders” is defined in the fifth recital hereto.

“Credit Agreement” is defined in the first recital hereto.

“Consenting Revolving Lenders” is defined in the fourth recital hereto.

“Existing Revolving Commitments” is defined in the third recital hereto.

“Existing Revolving Lenders” is defined in the third recital hereto.

“Extending Revolver Lenders” is defined in the third recital hereto.

“Extended Maturity Date” is defined in the third recital hereto.

“Amendment No. 1” is defined in the preamble hereto.

“Amendment No. 1 Effective Date” shall mean the date on which the conditions set forth in Article IV of this Amendment No. 1 are satisfied or waived.

“Increasing Revolving Lenders” is defined in the fourth recital hereto.

“Joinder” is defined in the fourth recital hereto.

“Lender Consent” is defined in the third recital hereto.

“New Revolving Lenders” is defined in the fifth recital hereto.

“Proposed Amendments” is defined in the second recital hereto.

“Revolving Commitment Increase” is defined in the second recital hereto.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

SECTION 2.1 Amendment of Existing Credit Agreement. The Borrower, the Lenders party hereto, the Administrative Agent and other parties party hereto agree that on the Amendment No. 1 Effective Date (a) the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the resulting amended agreement following the implementation of such deletions and additions, the “Amended Credit Agreement”) and (b) Schedule 1 to the Credit Agreement shall be amended by deleting such schedule in its entirety and replacing it with the Amended Schedule 1.

SECTION 2.2 Acknowledgement. On and after the Amendment No. 1 Effective Date, unless the context shall otherwise require, each reference in the Credit Agreement or any other Loan Document to (a) “Loans” shall be deemed to include the Revolving Commitment Increase contemplated hereby, and (b) “Lenders” shall be deemed to include the Additional Revolving Lenders. As of the Amendment No. 1 Effective Date, after giving effect to the Amendment No. 1 (after giving effect to any principal amortization payments made on or prior to the Amendment No. 1 Effective Date, the aggregate principal amount of all Revolving Loans made by all Lenders and outstanding is $140,000,000.

ARTICLE III

AGREEMENT TO MAKE REVOLVING COMMITMENT INCREASE AND ADDITIONAL REVOLVING COMMITMENT; EXTENSION OF THE MATURITY DATE

SECTION 3.1 Agreement to Make Revolving Commitment Increase and Additional Revolving Commitment. On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Article IV hereof, each Increasing Revolving Lender agrees to increase its Existing Revolving Commitments to the applicable aggregate principal amount, and each Additional Revolving Lender agrees to make Additional Revolving Commitments, as the case may be, equal to the amount set forth with respect to such Lender in the Amended Schedule 1, in each case on the Amendment No. 1 Effective Date, and each Additional Revolving Lender shall be a “Lender” under the Credit Agreement as of such date.

SECTION 3.2 Other Provisions Regarding Revolving Commitments. The commitments of the Increasing Revolving Lenders and the Additional Revolving Lenders are several and no such New Revolving Lender will be responsible for any other New Revolving Lender’s failure to make or acquire by refinancing Revolving Loans.

SECTION 3.3 Extension of the Maturity Date. On the Amendment No. 1 Effective Date, the Maturity Date, with respect to the Revolving Commitments, shall be extended to the Extended Maturity Date.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment No. 1 (including the amendments contained in Article II, the acknowledgement contained in Section 2.2 and agreements contained in Article III but excluding this Article IV, which is effective as of the date hereof) are subject to the satisfaction (or waiver) of the following conditions:

SECTION 4.1 This Amendment No. 1 shall have been duly executed by the Borrower, the Administrative Agent, the Consenting Revolving Lenders and the New Revolving Lenders (whether pursuant to the execution and delivery of a Lender Consent, a Joinder or counterparts to this Amendment No. 1, as applicable) and delivered to the Administrative Agent.

SECTION 4.2 At the time of and immediately after the Amendment No. 1 Effective Date and the increasing of the Existing Revolving Commitments and the making of the Additional Revolving Commitments, no Default or Event of Default shall have occurred and be continuing.

SECTION 4.3 Each of the representations and warranties set forth in ARTICLE V of the Credit Agreement and those set forth in Article V of this Amendment No. 1 shall be true and correct in all material respects on and as of the date of the increasing of the Existing Revolving Commitments and the making of the Additional Revolving Commitments and the Amendment No. 1 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided, however, that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on such respective dates.

SECTION 4.4 The Administrative Agent shall have received (x) a certificate of good standing from the secretary of state of the state of organization of the Borrower, a certificate of resolutions or other action and an incumbency certificate of Responsible Officers of the Borrower evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment No. 1 and (y) a certificate, dated the Amendment No. 1 Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in each of Section 4.2 and Section 4.3 of this Amendment No. 1.

SECTION 4.5 The Administrative Agent shall have received a Notice of Borrowing with respect to any Borrowing of a Loan to be made on the Amendment No. 1 Effective Date, and such Notice of Borrowing shall meet the requirements set forth in Section 2.08 of the Existing Credit Agreement, provided, however, that the Administrative Agent hereby waives the notice period set forth in Section 2.01(a)(i) of the Existing Credit Agreement with respect to any Borrowing of a Eurodollar Loan on the Amendment No. 1 Effective Date.

SECTION 4.6 The Administrative Agent shall have received, on behalf of itself and the Lenders, a satisfactory written opinion of Kirkland & Ellis LLP, counsel for the Borrower, (i) dated the Amendment No. 1 Effective Date and (ii) addressed to the Administrative Agent and the Lenders, and in each case, each of their permitted assigns. The Borrower hereby requests such counsel to deliver such opinions.

SECTION 4.7 All fees required to be paid on the Amendment No. 1 Effective Date pursuant to that certain Engagement Letter dated as of February 28, 2017 by and between the Borrower and SunTrust Robinson Humphrey, Inc. (the “Engagement Letter”) and reasonable and documented out-of-pocket expenses required to be paid on the Amendment No. 1 Effective Date pursuant to the Engagement Letter, including the reasonable and documented fees, charges and out-of-pocket disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent, to the extent invoiced at least three (3) Business Days prior to the Amendment No. 1 Effective Date, shall, upon the Amendment No. 1 Effective Date, have been paid.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.1 Representations and Warranties. TO INDUCE THE OTHER PARTIES HERETO TO ENTER INTO THIS AMENDMENT, THE BORROWER REPRESENTS AND WARRANTS TO EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT THAT, AS OF THE AMENDMENT NO. 1 EFFECTIVE DATE THIS AMENDMENT HAS BEEN DULY AUTHORIZED, EXECUTED AND DELIVERED BY THE BORROWER AND CONSTITUTES A LEGAL, VALID AND BINDING OBLIGATION OF THE BORROWER, ENFORCEABLE AGAINST IT IN ACCORDANCE WITH ITS TERMS, SUBJECT TO APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM OR OTHER LAWS AFFECTING CREDITORS’ RIGHTS GENERALLY AND SUBJECT TO GENERAL PRINCIPLES OF EQUITY, REGARDLESS OF WHETHER CONSIDERED IN A PROCEEDING IN EQUITY OR AT LAW.

ARTICLE VI

EFFECTS ON LOAN DOCUMENTS

SECTION 6.1 Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(a) The execution, delivery and effectiveness of this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.

(b) The Borrower and the other parties hereto acknowledge and agree that, on and after the Amendment No. 1 Effective Date, this Amendment No. 1, the Joinders, the Acknowledgements and each of the other Loan Documents to be executed and delivered by a Loan Party shall constitute a Loan Document for all purposes of the Amended Credit Agreement.

(c) On and after the Amendment No. 1 Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(d) Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

(e) Section headings used herein are for convenience of reference only, are not part of this Amendment No. 1 and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment No. 1.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 APPLICABLE LAW. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.2 Execution in Counterparts; Severability. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by facsimile transmission or other electronic transmission (e.g., a “.pdf” or “.tif” file) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.3 Reaffirmation. The Borrower, on behalf of each of the Loan Parties party to the Guarantee Agreement, the Security Agreement and the other Collateral Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that the Revolving Loans are Loans and the Revolving Lenders are Lenders, and that all of its obligations under the ABL Guarantee Agreement and the Security Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Loan Party to the Collateral Agent for the benefit of the Administrative Agent and the Secured Creditors and reaffirms the guaranties made pursuant to the ABL Guarantee Agreement, (iii) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the ABL Guarantee

Agreement and the Security Documents are, and shall remain, in full force and effect after giving effect to the Amendment No. 1, and (iv) agrees that the Loan Document Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Revolving Loans under the Amended Credit Agreement.

SECTION 7.4 No Novation. Each of the parties hereto acknowledges and agrees that the terms of this Amendment No. 1 do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Amended Credit Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BUILDERS FIRSTSOURCE, INC., as Borrower

By:	/s/ Peter Jackson
Name:	Peter Jackson
Title:	Chief Financial Officer and Senior Vice President

SUNTRUST BANK, as Administrative Agent

By:	/s/ Christopher M. Waterstreet
Name:	Christopher M. Waterstreet
Title:	Director

[Signature Page to Amendment No. 1]

ANNEX I

LENDER CONSENT TO AMENDMENT NO. 1

LENDER CONSENT (this “Lender Consent”) to the Amendment No. 1 to Credit Agreement, among the Borrower (as defined below), the New Revolving Lenders referred to therein (whether pursuant to the execution and delivery of a Lender Consent, a Joinder or counterparts to the Amendment No. 1, as applicable) and the Administrative Agent (as defined below), to the Amended and Restated ABL Credit Agreement dated as of July 31, 2015 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) by and among Builders FirstSource, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), SunTrust Bank, as administrative agent (in such capacity, the “Administrative Agent”), Citigroup Global Markets, Inc., Deutsche Bank AG New York Branch, Bank of America, N.A., Wells Fargo Bank, National Association, SunTrust Robinson Humphrey, Inc., Credit Suisse AG, Deutsche Bank Securities Inc. and KeyBanc Capital Markets, Inc. All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement or the Amendment No. 1, as applicable.

[Check one or more of the two boxes below]

☐	The undersigned Lender hereby irrevocably and unconditionally approves of and consents to the Amendment No. 1 and consents to the increase of its Existing Revolving Commitment up to the amount separately communicated to the Administrative Agent, or such lesser amount as is notified to them by the Administrative Agent.

☐	The undersigned Lender hereby irrevocably and unconditionally approves of and consents to the extension of the Maturity Date, with respect to the Revolving Commitments (as defined in the Credit Agreement).

ANNEX II

JOINDER

JOINDER, dated as of [            ] 2017 (this “Joinder”), by and among                                         (the “New Revolving Lender”), Builders FirstSource, Inc., a Delaware corporation (the “Borrower”), and SunTrust Bank (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Amendment No. 1 to Credit Agreement dated as of [            ], 2017 (the “Amendment No. 1”) among the Borrower, the New Revolving Lenders referred to therein (whether pursuant to the execution and delivery of a Lender Consent, a Joinder or counterparts to the Amendment No. 1, as applicable) and the Administrative Agent, to the Amended and Restated ABL Credit Agreement dated as of July 31, 2015 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and, as amended pursuant to and in accordance with the Amendment No. 1, the “Amended Credit Agreement”) by and among the Borrower, the Lenders (as defined therein), the Administrative Agent, Citigroup Global Markets, Inc., Deutsche Bank AG New York Branch, Bank of America, N.A., Wells Fargo Bank, National Association, SunTrust Robinson Humphrey, Inc., Credit Suisse AG, Deutsche Bank Securities Inc. and KeyBanc Capital Markets, Inc. All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement or the Amendment No. 1, as applicable.

WHEREAS, pursuant to the terms of the Amendment No. 1, the Borrower has established Revolving Loans with Consenting Revolving Lenders and/or Additional Revolving Lenders; and

WHEREAS, subject to the terms and conditions of the Credit Agreement and the Amendment No. 1, Additional Term Lenders may become Lenders pursuant to one or more Joinders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The New Revolving Lender hereby agrees to make the Revolving Commitment in the amount set forth opposite such New Revolving Lender’s name in the Amended Schedule 1, pursuant to and in accordance with the Amended Credit Agreement and the Amendment No. 1. The Revolving Commitments provided pursuant to this Joinder shall be subject to all of the terms in the Amended Credit Agreement and the Amendment No. 1 and to the conditions set forth in the Amended Credit Agreement and the Amendment No. 1, and shall be entitled to all the benefits afforded by the Amended Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The New Revolving Lender, the Borrower and the Administrative Agent acknowledge and agree that the Revolving Commitments provided pursuant to this Joinder shall constitute Revolving Commitments for all purposes of the Amended Credit Agreement and the other applicable Loan Documents.

By executing and delivering this Joinder, the New Revolving Lender shall be deemed to confirm to and agree with the other parties hereto as follows: (i) such New Revolving Lender is legally authorized to enter into this Joinder and the Amended Credit Agreement; (ii) such New Revolving Lender confirms that it has received a copy of this Joinder, the Amendment No. 1 and the Amended Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 of the Amended Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder, the Amendment No. 1 and the Amended Credit Agreement; (iii) such New Revolving Lender will independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Joinder, the Amendment No. 1 and the Amended Credit Agreement; (iv) such New Revolving Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Joinder, the Amendment No. 1 and the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, respectively, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (v) such New Revolving Lender agrees that it will perform in accordance with their terms all the obligations which by the terms of this Joinder, the Amendment No. 1 and the Amended Credit Agreement are required to be performed by it as an Additional Revolving Lender.

Upon (i) the execution of a counterpart of this Joinder by the New Revolving Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, the New Revolving Lender shall become a Lender under the Amended Credit Agreement, effective as of the Amendment No. 1 Effective Date.

Delivered herewith by the New Revolving Lender to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the New Revolving Lender may be required to deliver to the Administrative Agent pursuant to the Amended Credit Agreement.

This Joinder may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Joinder is a “Loan Document.”

This Joinder, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS JOINDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

In the event any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

This Joinder may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed signature page to this Joinder by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder as of the date first written above.

[NAME OF NEW REVOLVING LENDER]

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

BUILDERS FIRSTSOURCE, INC., as Borrower

By
Name:
Title:

Accepted:

SUNTRUST BANK, as Administrative Agent

By:
Name:
Title:

EXHIBIT A

Credit Agreement as amended by the Amendment No. 1

[Attached]

EXHIBIT A

~~Execution Version~~

AMENDED AND RESTATED ABL CREDIT AGREEMENT

dated as of

July 31, 2015

as amended by Amendment No. 1 on March 22, 2017

among

BUILDERS FIRSTSOURCE, INC.

as the Borrower,

THE LENDING INSTITUTIONS FROM TIME TO TIME PARTY HERETO,

as Lenders,

SUNTRUST BANK,

as Administrative Agent and Collateral Agent, Swingline Lender and an LC Issuer

and

SUNTRUST ROBINSON HUMPHREY, INC., CITIGROUP GLOBAL MARKETS, INC., CREDIT SUISSE

AG, DEUTSCHE BANK SECURITIES INC. and

KEYBANC CAPITAL MARKETS INC.

as Joint Lead Arrangers and Joint Bookrunners

and

SUNTRUST ROBINSON HUMPHREY, INC., BANK OF AMERICA, N.A., DEUTSCHE BANK

SECURITIES INC. and WELLS FARGO BANK, N.A.

as Amendment No. 1 Joint Lead Arrangers and Joint Bookrunners

and

CITIGROUP GLOBAL MARKETS, INC. and BMO HARRIS BANK N.A.

as Amendment No. 1 Co-Syndication Agents and Co-Documentation Agents

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND TERMS

Section 1.01	Certain Defined Terms	1
Section 1.02	Accounting Terms; GAAP	~~67~~59
Section 1.03	Terms Generally	~~67~~59
Section 1.04	[Reserved]~~.~~	~~67~~59
Section 1.05	Limited Condition Acquisitions~~.~~	~~67~~59
Section 1.06	Certain Determinations~~.~~	~~68~~60

ARTICLE II

THE TERMS OF THE CREDIT FACILITY

Section 2.01	Establishment of the Credit Facility	~~69~~60
Section 2.02	Revolving Facility	~~69~~61
Section 2.03	Protective Advances and Overadvances	~~70~~61
Section 2.04	Swing Line Facility	~~71~~62
Section 2.05	Letters of Credit	~~73~~64
Section 2.06	[Reserved]	~~77~~68
Section 2.07	[Reserved]	~~77~~68
Section 2.08	Notice of Borrowing	~~78~~68
Section 2.09	Funding Obligations; Disbursement of Funds	~~78~~68
Section 2.10	Evidence of Obligations	~~80~~69
Section 2.11	Interest; Default Rate	~~80~~70
Section 2.12	Conversion and Continuation of Loans	~~81~~71
Section 2.13	Fees	~~82~~72
Section 2.14	Termination and Reduction of Revolving Commitments	~~83~~73
Section 2.15	Voluntary and Mandatory Prepayments of Loans	~~84~~73
Section 2.16	Method and Place of Payment	~~85~~74
Section 2.17	Defaulting Lenders	~~86~~75
Section 2.18	Revolving Commitment Increases	~~88~~77
Section 2.19	Amend and Extend Transactions	~~91~~79
Section 2.20	[Reserved]	~~93~~81
Section 2.21	Cash Receipts	~~93~~81
Section 2.22	Reserves; Change in Reserves; Decisions by Agent	~~95~~82

ARTICLE III

INCREASED COSTS, ILLEGALITY AND TAXES

Section 3.01	Increased Costs	~~95~~83
Section 3.02	Taxes	~~96~~84
Section 3.03	Mitigation Obligations; Replacement of Lenders	~~99~~86
Section 3.04	Breakage Compensation	~~100~~87
Section 3.05	Illegality	~~100~~87

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ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01	Conditions Precedent at Closing Date	~~101~~88
Section 4.02	Conditions Precedent to All Credit Events	~~104~~90

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01	Organization; Powers	~~104~~90
Section 5.02	Authorization; Enforceability	~~105~~91
Section 5.03	Governmental Approvals; No Conflicts	~~105~~91
Section 5.04	Financial Condition; No Material Adverse Effect	~~105~~91
Section 5.05	Properties	~~106~~92
Section 5.06	Litigation and Environmental Matters	~~106~~92
Section 5.07	Compliance with Laws~~.~~ 	~~106~~92
Section 5.08	Investment Company Status	~~106~~92
Section 5.09	Taxes	~~106~~92
Section 5.10	ERISA	~~106~~92
Section 5.11	Disclosure	~~107~~93
Section 5.12	Subsidiaries	~~107~~93
Section 5.13	Intellectual Property; Licenses, Etc.	~~107~~93
Section 5.14	Solvency	~~107~~93
Section 5.15	Senior Indebtedness	~~108~~93
Section 5.16	Federal Reserve Regulations	~~108~~94
Section 5.17	Use of Proceeds	~~108~~94
Section 5.18	[Reserved]	~~108~~94
Section 5.19	OFAC and PATRIOT Act	~~108~~94
Section 5.20	Foreign Corrupt Practices Act	~~108~~94

ARTICLE VI

AFFIRMATIVE COVENANTS

Section 6.01	Financial Statements and Other Information	~~109~~94
Section 6.02	Notices of Material Events	~~112~~97
Section 6.03	Information Regarding Collateral	~~113~~98
Section 6.04	Existence; Conduct of Business	~~113~~98
Section 6.05	Payment of Taxes, etc.	~~113~~98
Section 6.06	Maintenance of Properties	~~113~~98
Section 6.07	Insurance	~~113~~98
Section 6.08	Books and Records; Inspection and Audit Rights; Appraisals; Field Examinations	~~114~~99
Section 6.09	Compliance with Laws	~~115~~100
Section 6.10	Use of Proceeds	~~115~~100
Section 6.11	Additional Subsidiaries	~~115~~100
Section 6.12	Further Assurances	~~116~~101
Section 6.13	Designation of Subsidiaries	~~117~~101
Section 6.14	Certain Post-Closing Obligations	~~117~~101
Section 6.15	Maintenance of Rating of the Borrower and the Facilities	~~117~~101
Section 6.16	Lines of Business	~~117~~101
Section 6.17	Transactions with Affiliates	~~117~~102

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ARTICLE VII

NEGATIVE COVENANTS

Section 7.01	Indebtedness; Certain Equity Securities	~~118~~102
Section 7.02	Liens	~~124~~107
Section 7.03	Fundamental Changes~~.~~	~~127~~110
Section 7.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~128~~111
Section 7.05	Asset Sales	~~131~~114
Section 7.06	[Reserved]	~~133~~115
Section 7.07	Restricted Payments; Certain Payments of Indebtedness	~~133~~116
Section 7.08	[Reserved]	~~138~~119
Section 7.09	Restrictive Agreements	~~138~~119
Section 7.10	Amendment of Junior Financing	~~139~~120
Section 7.11	Changes in Fiscal Periods	~~139~~120
Section 7.12	Fixed Charge Coverage Ratio	~~139~~121

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01	Events of Default	~~140~~121
Section 8.02	Remedies	~~142~~123
Section 8.03	Application of Certain Payments and Proceeds	~~143~~124

ARTICLE IX

THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Section 9.01	Appointment	~~144~~125
Section 9.02	Delegation of Duties	~~146~~126
Section 9.03	Exculpatory Provisions	~~146~~127
Section 9.04	Reliance by Administrative Agent and Collateral Agent	~~147~~127
Section 9.05	Notice of Default	~~147~~127
Section 9.06	Non-Reliance	~~148~~128
Section 9.07	No Reliance on Administrative Agent’s Customer Identification Program	~~148~~128
Section 9.08	Patriot Act	~~148~~128
Section 9.09	Indemnification	~~148~~128
Section 9.10	The Administrative Agent and Collateral Agent in Each Individual Capacity	~~149~~129
Section 9.11	Successor Administrative Agent	~~149~~129
Section 9.12	Other Agents	~~150~~130
Section 9.13	Agency for Perfection	~~150~~130
Section 9.14	Proof of Claim	~~150~~130
Section 9.15	Posting of Approved Electronic Communications	~~151~~130
Section 9.16	Withholding Taxes	~~152~~131
Section 9.17	Resignation/Replacement of LC Issuer and Swing Line Lender	~~152~~132
Section 9.18	Right to Realize on Collateral and Enforce Guaranty	~~153~~132
Section 9.19	Cash Management Banks and Designated Hedge Creditors	~~153~~132

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Page

ARTICLE X

[RESERVED]

ARTICLE XI

MISCELLANEOUS

Section 11.01	Payment of Expenses, Etc.	~~153~~133
Section 11.02	Indemnification	~~154~~133
Section 11.03	Right of Setoff	~~155~~134
Section 11.04	Equalization	~~156~~134
Section 11.05	Notices	~~156~~135
Section 11.06	Successors and Assigns	~~158~~136
Section 11.07	No Waiver; Remedies Cumulative	~~162~~140
Section 11.08	Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial	~~162~~140
Section 11.09	Counterparts	~~163~~141
Section 11.10	Integration	~~163~~141
Section 11.11	Headings Descriptive	~~164~~141
Section 11.12	Amendment or Waiver; Acceleration by Required Lenders	~~164~~141
Section 11.13	Survival of Indemnities	~~168~~145
Section 11.14	Domicile of Loans	~~168~~145
Section 11.15	Confidentiality	~~168~~145
Section 11.16	Limitations on Liability of the LC Issuers	~~169~~146
Section 11.17	General Limitation of Liability	~~169~~146
Section 11.18	No Duty	~~170~~146
Section 11.19	Lenders and Agent Not Fiduciary to Borrower, etc.	~~170~~147
Section 11.20	Survival of Representations and Warranties	~~170~~147
Section 11.21	Severability	~~171~~147
Section 11.22	[Reserved]	~~171~~147
Section 11.23	Interest Rate Limitation	~~171~~147
Section 11.24	Patriot Act	~~171~~147
Section 11.25	Intercreditor Agreements	~~171~~148
Section 11.26	Waiver of Effect of Corporate Seal	~~171~~148
Section 11.27	Release of Guarantees and Liens	~~171~~148
Section 11.28	Amendment and Restatement	~~172~~148
Section 11.29	Loans Under Existing Credit Agreement	~~172~~149
Section 11.30	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	149
Section 11.31	Flood Matters	149

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SCHEDULES

Schedule 1	Initial Revolving Commitments
Schedule 2.05	Existing Letters of Credit
Schedule 5.03	Government Approvals; No Conflicts
Schedule 5.06	Litigation and Environmental Matters
Schedule 5.12	Subsidiaries
Schedule 6.14	Certain Post-Closing Obligations
Schedule 6.17	Existing Affiliates Transactions
Schedule 7.01	Existing Indebtedness
Schedule 7.02	Existing Liens
Schedule 7.04(e)	Existing Investments
Schedule 7.08	Existing Affiliate Transactions
Schedule 7.09	Existing Restrictions
Schedule 9.19	Existing Cash Management Services
Schedule 11.05	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Exhibit A	Form of Assignment Agreement
Exhibit B	Form of ABL Guarantee Agreement
Exhibit C	Form of Perfection Certificate
Exhibit D	Form of Collateral Agreement
Exhibit E	Form of Closing Certificate
Exhibit F	Form of Intercompany Note
Exhibit H-1	Form of United States Tax Compliance Certificate 1
Exhibit H-2	Form of United States Tax Compliance Certificate 2
Exhibit H-3	Form of United States Tax Compliance Certificate 3
Exhibit H-4	Form of United States Tax Compliance Certificate 4
Exhibit I-1	Form of Revolving Facility Note
Exhibit I-2	Form of Swing Line Note
Exhibit J	Form of Notice of Borrowing
Exhibit K	[reserved]
Exhibit L	Form of Notice of Continuation or Conversion
Exhibit M	Form of LC Request
Exhibit N	Form of Solvency Certificate
Exhibit O	Form of Compliance Certificate
Exhibit P	Form of Additional Borrower Agreement
Exhibit Q	Form of Secured Hedge Designation Agreement
Exhibit R	Form of Borrowing Base Certificate

-v-

This AMENDED AND RESTATED ABL CREDIT AGREEMENT is entered into as of July 31, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) among the following: (i) BUILDERS FIRSTSOURCE, INC., a Delaware corporation (the “Borrower”); (iii) the LENDERS from time to time party hereto (each a “Lender” and collectively, the “Lenders”); (iv) SUNTRUST BANK, as the administrative agent (the “Administrative Agent”) and as the Collateral Agent (as hereinafter defined), (iv) SUNTRUST BANK as the Swing Line Lender (as hereinafter defined), (v) SUNTRUST BANK, as an LC Issuer (as hereinafter defined); (vi) CITIGROUP GLOBAL MARKETS, INC. and ~~DEUTSCHE BANK AG NEW YORK BRANCH~~, as syndication agent (the “Co-Syndication Agents”); (vii) BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Co-Documentation Agents”); and (viii) SUNTRUST ROBINSON HUMPHREY, INC., CITIGROUP GLOBAL MARKETS, INC., CREDIT SUISSE AG, DEUTSCHE BANK SECURITIES INC. and KEYBANC CAPITAL MARKETS, INC., as Joint Lead Arrangers and Joint Bookrunners.

PRELIMINARY STATEMENTS:

(1) The Borrower has previously entered into that certain Amended and Restated ABL Credit Agreement dated as of ~~May 29, 2013~~July 31, 2015 among the Borrower, the ~~Restricted Subsidiaries of the Borrower from time to time party thereto, the~~ Lenders (as defined therein) ~~and~~, SunTrust Bank, as administrative agent for the Lenders thereunder, Citigroup Global Markets, Inc., Deutsche Bank AG New York Branch, Bank of America, N.A., Wells Fargo Bank, National Association, SunTrust Robinson Humphrey, Inc., Credit Suisse AG, Deutsche Bank Securities Inc. and KeyBanc Capital Markets, Inc. (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to the date hereof, the “Existing Credit Agreement”).

(2) The ~~Borrower has requested that the Lenders, the Swing Line Lender and each LC Issuer extend credit to the Borrower to (a) fund a portion of the consideration for the Acquisition, (b) consummate the Refinancing, (c) pay fees and expenses incurred in connection with the transactions described herein and (d) provide working capital, funds for other general corporate purposes and to finance other transactions permitted by this Agreement.~~requisite parties to the Existing Credit Agreement have agreed to amend the Existing Credit Agreement as provided in this Agreement, effective upon the satisfaction of the conditions precedent set forth in the Amendment No. 1.

~~(3) Subject to and upon the terms and conditions set forth herein, the Lenders, the Swing Line Lender and each LC Issuer are willing to extend credit and make available to the Borrower the credit facilities provided for herein for the foregoing purposes.~~

AGREEMENT:

In consideration of the premises and the mutual covenants contained herein, the parties hereto agree to amend and restate the Existing Credit Agreement as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

“ABL Collateral” means all the “ABL Facility Collateral” as defined in the ABL/Bond Intercreditor Agreement.

“ABL/Bond Intercreditor Agreement” means the ABL/Bond Intercreditor Agreement, dated as of May 29, 2013 by and among, inter alios, SunTrust Bank, Wilmington Trust, National Association, the Loan Parties and each additional representative party thereto from time to time, as amended, modified, supplemented, substituted, replaced or restated, in whole or in part, from time to time, including as amended by the joinders dated as of the date hereof adding the Term Administrative Agent, the Acquired Company and certain of its Subsidiaries as a party thereto.

“ABL Financing Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party and the borrowing of Loans hereunder and the use of the proceeds thereof.

“ABL Guarantee Agreement” means the Amended and Restated ABL Guarantee Agreement among the Guarantors and the Administrative Agent, substantially in the form of Exhibit B, as amended, modified, supplemented, substituted, replaced or restated, in whole or in part, from time to time.

“Account” has the meaning specified in the Collateral Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquired Company” means ProBuild Holdings LLC, a Delaware limited liability company.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period as the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Borrower and its Restricted Subsidiaries in the definition of “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Acquisition” means the acquisition of the Acquired Companies (as defined in the Acquisition Agreement) pursuant to the terms of the Acquisition Agreement.

“Acquisition Agreement” means that securities purchase agreement (together with all exhibits, schedules, annexes and disclosure schedules thereto) dated as of April 13, 2015 among the Borrower, as purchaser, the sellers identified therein and the Acquired Company.

“Acquisition Documents” means the Acquisition Agreement, all other agreements to be entered into between or among the Acquired Company or its Affiliates and the Borrower or its Affiliates in connection with the Acquisition and all schedules, exhibits and annexes to each of the foregoing and all side letters, instruments and agreements affecting the terms of the foregoing or entered into in connection therewith.

“Additional Borrower” means any Person who shall from time to time become a party to this Agreement as a “Borrower” hereunder upon the execution and delivery of an Additional Borrower Agreement.

“Additional Borrower Agreement” means the Additional Borrower Agreement substantially in the form of Exhibit P hereto.

“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender at such time and provides any portion of any Revolving Commitment Increase in accordance with Section 2.18.

“Adjusted Eurodollar Rate” means, with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period (provided that if such rate is less than zero, such rate shall be deemed to be zero), divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in U. S. Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period (provided that if such rate is less than zero, such rate shall be deemed to be zero).

“Adjustment Date” means the date that is the first day of the first month following receipt by the Lenders of the Borrowing Base Certificate required to be delivered pursuant to Section 6.01(j), for the last month of the most recently completed fiscal quarter of the Borrower.

“Administrative Agent” has the meaning provided in the first paragraph of this Agreement and includes any successor to the Administrative Agent appointed pursuant to Section 9.11.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means the Administrative Agent, the Collateral Agent, each Joint Lead Arranger, each Co-Syndication Agent, each Co-Documentation Agent, and any successors and assigns in such capacity, and “Agents” means two or more of them.

“Aggregate Credit Facility Exposure” means, at any time, the sum of (i) the Aggregate Revolving Facility Exposure at such time and (ii) the principal amount of Swing Loans outstanding at such time.

“Aggregate Revolving Facility Exposure” means, at any time, the sum of (i) the aggregate principal amount of all Revolving Loans made by all Lenders and outstanding at such time and (ii) the aggregate amount of the LC Outstandings at such time.

“Agreement” ~~means this Amended and Restated ABL Credit Agreement, including any exhibits or schedules, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.~~has the meaning provided in the preamble.

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of March 22, 2017, by and among the Borrower, the Guarantors, the Administrative Agent and each of the Lenders party thereto.

“Amendment No. 1 Effective Date” shall mean March 22, 2017.

“Anti-Terrorism Law” means the USA PATRIOT Act or any other law pertaining to the prevention of future acts of terrorism in any applicable jurisdiction, in each case as such law may be amended from time to time.

“Applicable Commitment Fee Rate” means, with respect to Initial Revolving Commitments, a percentage per annum equal to:

(a) immediately from and after the Closing Date, until the last day of the first full fiscal quarter ending after the Closing Date, 0.375%; and

(b) thereafter, the following percentages per annum, based upon the Average Revolving Loan Utilization as of the most recent Adjustment Date:

Category	Average Revolving Loan Utilization	Applicable Commitment Fee Rate
1	Less than 50%	0.375%
2	Greater than or equal to 50%	0.250%

The Applicable Commitment Fee Rate shall be adjusted quarterly on each Adjustment Date based upon the Average Revolving Loan Utilization in accordance with the table above.

In the event that the Administrative Agent determines that the Average Revolving Loan Utilization on the applicable Adjustment Date was incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a (x) higher or (y) lower Applicable Commitment Fee Rate for any applicable period than the Applicable Commitment Fee Rate applied for such applicable period, then (a) the Applicable Commitment Fee Rate shall be determined as if the pricing level for such higher Applicable Commitment Fee Rate were applicable for such applicable period, and (b) only in the case of clause (x) hereof, the Borrower shall within three (3) Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional fees owing as a result of such increased Applicable Commitment Fee Rate for such applicable period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement. This paragraph shall not limit the rights of the Administrative Agent and Lenders with respect to Section 2.11(c) and Section 8.01.

“Applicable Percentage” means, with respect to any Lender holding Revolving Commitments, the percentage of the Total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Revolving Loan Margin” means, with respect to Initial Revolving Loans, for any day, with respect to any Base Rate Loan or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption “Base Rate Margin” or “Eurodollar Margin,” as the case may be, based upon the Average Excess Availability as of the most recent Adjustment Date:

(a) immediately following the Closing Date, until the first Adjustment Date, 1.50% in respect of any Eurodollar Loan and 0.50% in respect of any Base Rate Loan; and

(b) thereafter, the following percentages per annum, based upon the Average Excess Availability as of the most recent Adjustment Date:

Category	Average Excess Availability	Base Rate Margin	Eurodollar Margin
1	Average Excess Availability less than 33.3% of the Maximum Borrowing Amount	0.75%	1.75%
2	Average Excess Availability greater than or equal to 33.3% of the Maximum Borrowing Amount, but less than 66.67% of the Maximum Borrowing Amount	0.50%	1.50%
3	Average Excess Availability greater than or equal to 66.67% of the Maximum Borrowing Amount	0.25%	1.25%

Any increase or decrease in the Applicable Revolving Loan Margin shall be made quarterly on a prospective basis on each Adjustment Date based upon the Average Excess Availability in accordance with the table above; provided that (i) if a Specified Event of Default shall have occurred and be continuing at the time any reduction in the Applicable Revolving Loan Margin would otherwise be implemented, then no such reduction shall be implemented until the date on which such Specified Event of Default shall no longer be continuing and (ii) if any Borrowing Base Certificate delivered pursuant to this Agreement is at any time restated or otherwise revised, or if the information set forth in any such Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Revolving Loan Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, Applicable Revolving Loan Margin due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and then shall be due and payable within three (3) Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement.

“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Foreign Bank” has the meaning assigned to such term in the definition of “Permitted Investments.”

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit A hereto.

“Audited Financial Statements” means (a) the audited combined balance sheets of the Acquired Company for the fiscal years ended December 31, 2013 and December 31, 2014, and the related consolidated statements of income and cash flows of the Acquired Company for the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014 and (b) the audited consolidated balance sheets of the Borrower for the fiscal years ended December 31, 2013 and December 31, 2014, and the related consolidated statements of income and cash flows of the Borrower for the fiscal years ended December 31, 2012, December 31, 2013 and December 31, ~~2014 .~~2014.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Availability Reserves” means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect impediments to the Administrative Agent’s realizing upon the Collateral consisting of Borrowing Base Assets included in the Borrowing Base or (b) to reflect claims and liabilities that the Administrative Agent believes will need to be satisfied in connection with such realization upon the Collateral consisting of Borrowing Base Assets included in the Borrowing Base.

“Available Equity Amount” means a cumulative amount equal to (without duplication):

(a) the Net Proceeds of new public or private issuances of Qualified Equity Interests in the Borrower or any parent of the Borrower which are contributed to the Borrower, plus

(b) capital contributions received by the Borrower after the Closing Date in cash or Permitted Investments (other than (i) in respect of any Disqualified Equity Interest, (ii) to the extent constituting a Specified Equity Contribution or (iii) amounts applied pursuant to Section 7.01(a)(xv)), plus

(c) the net cash proceeds received by the Borrower or any Restricted Subsidiary from Indebtedness and Disqualified Equity Interest issuances issued after the Closing Date and which have been exchanged or converted into Qualified Equity Interests, plus

(d) returns, profits, distributions and similar amounts received in cash or Permitted Investments by the Borrower or any Restricted Subsidiary on Investments made using the Available Equity Amount (not to exceed the amount of such Investments).

“Average Excess Availability” means, (i) at any Adjustment Date, the average daily Excess Availability for the fiscal quarter immediately preceding such Adjustment Date or (ii) on any date that is not an Adjustment Date, the Average Excess Availability on the immediately preceding Adjustment Date.

“Average Revolving Loan Utilization” means, as of any Adjustment Date, the average daily Aggregate Revolving Facility Exposure for the fiscal quarter immediately preceding such Adjustment Date (or, if less, the period from the Closing Date to such Adjustment Date), divided by the aggregate Revolving Commitments in effect at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A.

“Bankruptcy Proceeding” means, (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law or any proceeding of the type specified in Section 7.01(g), in each case, with respect to any Loan Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party; provided, that when “Bankruptcy Proceeding” is used in the definition of “Defaulting Lender” or the term “Loan Party” in the preceding definition shall be replaced with “Lender” and when such term is used in the definition of “Eligible Receivables” or “Eligible Unbilled Receivables”, the term “Loan Party” in the preceding definition shall be replaced with “Account Debtor”.

“Base Rate” shall mean the highest of (i) the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum and (iii) the Adjusted Eurodollar Rate determined on a daily basis for an Interest Period of one (1) month, plus one percent (1.00%) per annum (any changes in such rates to be effective as of the date of any change in such rate). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate in effect from time to time.

“Blocked Account Agreement” has the meaning assigned to such term in Section 2.21(a).

“Blocked Accounts” has the meaning assigned to such term in Section 2.21(a).

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing or any committee thereof duly authorized to act on behalf of such board, manager or managing member, (c) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” has the meaning assigned to such term in the last paragraph of Section 6.01.

“Borrower” has the meaning provided in the first paragraph of this Agreement. “Borrower” shall include any Successor Borrower thereof.

“Borrowing” means a Revolving Borrowing or the incurrence of a Swing Loan.

“Borrowing Base” means (i) 85% of the Value of Eligible Receivables, plus (ii) 90% of the Net Orderly Liquidation Value of Eligible Inventory, plus (iii) 90% of the face amount of Eligible Credit Card Receivables, plus (iv) an amount equal to the lesser of (x) $30 million or (y) 85% of the Value of Eligible Unbilled Receivables, plus (v) an amount equal to the lesser of (x) $25 million or (y) 65% of Eligible Billings, plus (vi) 100% of unrestricted cash held in a deposit account maintained with the Administrative Agent or over which the Administrative Agent has a perfected interest (such cash, the “Qualified Cash”) minus (vii) without duplication, the amount of all Reserves as the Administrative Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.22; provided that in no event shall the net aggregate amounts set forth in clauses (i) through (vii) attributable to Inventory or Receivables acquired pursuant to the purchase or other acquisition of property and assets or Acquired Entity or Business that is not subject to a completed Collateral Review conducted by or on behalf of the Administrative Agent exceed $80,000,000; provided further that the Borrower, in its sole discretion, may request that the Administrative Agent undertake a Collateral Review at the Borrower’s expense solely in respect of any acquired property and assets or Acquired Entity or Business and, upon such request, the Administrative Agent shall commence such Collateral Review in respect of such acquired property and assets within 30 days (it being understood that any such requested Collateral Review shall not reduce the number of Collateral Reviews otherwise permitted by, or the expenses which are otherwise reimbursable pursuant to, Section 6.03(b)). The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.01 and adjusted by the Administrative Agent in accordance with Section 2.22 based upon additional information, if any, received after the date of delivery of any such Borrowing Base Certificate.

“Borrowing Base Assets” means any Loan Party’s Inventory and Receivables and other assets directly related thereto, including documents, instruments, general intangibles, deposit accounts and the proceeds of all of the same.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer, in substantially the form of Exhibit R or another form which is acceptable to the Administrative Agent in its reasonable discretion.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means with respect to the Loan Parties for any period, all expenditures that would be reflected as capital expenditures on a Consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period prepared in accordance with GAAP; provided that “Capital Expenditures” shall not include, without duplication, (i) any additions to property and equipment and other capital expenditures made with the proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary (other than Specified Equity Contributions or Disqualified Equity Interests), (ii) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired, or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (iii) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iv) any consideration payable with respect to any Permitted Acquisitions or other Investment, (v) the purchase of property, plant or equipment to the extent financed with the proceeds of any dispositions of assets or property not prohibited hereunder, (vi) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Borrower or any Restricted Subsidiary or Affiliate thereof, to the extent neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vii) any expenditures which are contractually required to be, and are, advanced or reimbursed to the Loan Parties in cash by a third party (including landlords) during such period of calculation, (viii) the book value of any asset owned by the Borrower or any Restricted

Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (A) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (B) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (ix) the purchase price of equipment purchased during such period to the extent the consideration consists of any combination of (A) used or surplus equipment traded in at the time of such purchase and (B) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business and (x) any other capital expenditures that are financed with the proceeds of Indebtedness (other than Revolving Loans) or Net Proceeds of any disposition of assets, any casualty event, any incurrence or issuance of Indebtedness or any issuance of Equity Interests (other than Disqualified Equity Interests or Specified Equity Contributions).

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on the Closing Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease or Capitalized Lease Obligation) for purposes of this Agreement regardless of any change in GAAP following the Closing Date that would otherwise require such obligation to be recharacterized as a Capitalized Lease Obligation, to the extent that financial reporting shall not be affected hereby. For purposes of Section 7.02, a Capitalized Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as in effect on the Closing Date, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

“Cash Collateralize” means to deposit in an account subject to a deposit account control agreement in form and substance reasonably satisfactory to the Administrative Agent and each applicable LC Issuer or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the LC Issuers or Lenders, as collateral for Obligations relating to Letters of Credit or obligations of Lenders to fund participations in respect of such Obligations, as applicable, cash in an amount equal to 103% of such Obligations or, if the Administrative Agent and each applicable LC Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable LC Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing definition and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services.

“Cash Management Bank” means (i) any Person that, either at the time it enters into a Cash Management Agreement or at any time after it enters into a Cash Management Agreement, becomes a Lender or an Agent or an Affiliate of a Lender or an Agent, in its capacity as a party to such Cash Management Agreement and (ii) Wells Fargo and Bank of America (or their respective designated Affiliates), with respect to the Existing Cash Management Services.

“Cash Management Services” means treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds; which shall for the avoidance of doubt include the Existing Cash Management Services.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means a Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes with no material assets other than Equity Interests (and debt securities, if any) of one or more Foreign Subsidiaries that are CFCs, or of other CFC Holdcos.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group, other than the Permitted Holders (directly or indirectly, including through one or more holding companies), of Equity Interests representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower and the percentage of the aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests in the Borrower held by the Permitted Holders, unless the Permitted Holders (directly or indirectly, including through one of more holding companies) otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) a majority of the Board of Directors of the Borrower or (b) the occurrence of a “Change of Control” (or similar event, however denominated), as defined in the Secured Notes Indenture or the Unsecured Notes Indenture.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (iii) if any Person or “group” includes one or more Permitted Holders, the issued and outstanding Equity Interests of the Borrower directly or indirectly owned by the Permitted Holders that are part of such Person or “group” shall not be treated as being owned by such Person or “group” for purposes of determining whether clause (a) of this definition is triggered).

“Change in Law” means (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; including, for the avoidance of doubt, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” to the extent enacted, adopted, promulgated or issued after the date of this Agreement, but only to the extent such rules, regulations, or published interpretations or directives are applied to the Borrower and its Subsidiaries by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including, without limitation, for purposes of Section 3.01.

“Charges” has the meaning provided in Section 11.23.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Loan Party, wherever located.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing are, Extended Revolving Credit Loans (of the same Extension Series), Incremental Revolving

Loans (of a Class), Initial Revolving Loans, Swing Loans and, when used in reference to any Commitment, refers to whether such Commitment is an Extended Revolving Credit Commitment (of the same Extension Series), an Revolving Commitment Increase (of a Class), Swing Line Commitment and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to the applicable Class. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class. There shall be no more than an aggregate of five (5) Classes of revolving credit facilities under this agreement.

“Closing Date” means July 31, 2015.

“Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Co-Documentation Agents” has the meaning assigned to such term in the first paragraph to this Agreement.

“Co-Syndication Agents” has the meaning provided in the first paragraph of this Agreement.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Access Agreement” has the meaning assigned to such term in the Collateral Agreement.

“Collateral Agent” means SunTrust Bank, in its capacity as collateral agent, security trustee or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.

“Collateral Agreement” means the Amended and Restated Collateral Agreement among the Borrower, each other Loan Party and the Collateral Agent, substantially in the form of Exhibit D.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from (i) the Borrower and each of the Restricted Subsidiaries (other than any Excluded Subsidiary) either (x) a counterpart of the ABL Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary), a supplement to the ABL Guarantee Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Person and (ii) the Borrower and each Subsidiary Loan Party either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Subsidiary Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Closing Date, to the extent reasonably requested by the Administrative Agent, opinions and documents of the type referred to in Sections 4.01(b) and 4.01(d);

(b) subject to the ABL/Bond Intercreditor Agreement, all outstanding Equity Interests of each Restricted Subsidiary that is a Material Subsidiary (other than any Equity Interests constituting Excluded Assets) owned by or on behalf of any Loan Party, shall have been pledged pursuant to the Collateral Agreement, and, subject to the ABL/Bond Intercreditor Agreement, the Administrative Agent shall have received certificates, if any, or other instruments, if any, representing all such Equity Interests to the extent constituting “certificated securities” (other than such Equity Interests constituting Excluded Assets), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) subject to the ABL/Bond Intercreditor Agreement, if any Indebtedness for borrowed money of the Borrower or any Subsidiary in a principal amount of $1,000,000 or more is owing by such obligor to any Loan Party and such Indebtedness is evidenced by a promissory note, such promissory note shall be pledged pursuant to the Collateral Agreement, and, subject to the ABL/Bond Intercreditor Agreement, the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; provided, however, the foregoing delivery requirement with respect to any intercompany indebtedness may be satisfied by delivery of an omnibus or global intercompany note executed by all Loan Parties as payees and all such obligors as payors;

(d) all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and Intellectual Property security agreements required by this Agreement, the Security Documents, Requirements of Law and reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, this Agreement, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property duly executed and delivered by the record owner of such Mortgaged Property (if the Mortgaged Property is in a jurisdiction that imposes a mortgage recording or similar tax is imposed on the amount secured by such Mortgage, then the amount secured by such Mortgage shall be limited to the book value of such Mortgaged Property, as reasonably determined by the Borrower), (ii) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such customary lender’s endorsements (other than a creditor’s rights endorsement) as the Term Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (it being agreed that the Term Administrative Agent shall accept zoning reports from a nationally recognized zoning company in lieu of zoning endorsements to such title insurance policies), in an amount equal to the fair market value of such Mortgaged Property or as otherwise reasonably agreed by the parties; provided that in no event will the Borrower be required to obtain independent appraisals of such Mortgaged Properties, unless required by FIRREA, (iii) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property, and if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be located in special flood hazard area, a duly executed notice about special flood hazard area status and flood disaster assistance and evidence of such flood insurance as provided in Section ~~5.07~~6.07(b), (iv) opinions, addressed to the Administrative Agent and the Secured Creditors, from counsel qualified to opine in each jurisdiction where a Mortgaged Property is located regarding the enforceability of the Mortgage, (v) a survey or existing survey together with a no change affidavit of such Mortgaged Property, in compliance with the 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and otherwise reasonably satisfactory to the Administrative Agent, and (vi) evidence of payment of title insurance premiums and expenses and all recording, mortgage, transfer and stamp taxes and fees payable in connection with recording the Mortgage, any amendments thereto and any fixture filings in appropriate county land office(s).

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if the Administrative Agent and the Borrower reasonably agree in writing that the cost, burden, difficulty or consequence of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Borrower and its Affiliates (including the imposition of withholding or other material taxes)), outweighs the benefits to be obtained by the Lenders therefrom; (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents; (c) except to the extent required by Section 2.21 and Section 6.12(c), in no event shall control agreements or other control or similar arrangements be required with respect to cash, Permitted Investments, other deposit accounts, securities and commodities accounts (including securities entitlements and related assets), letter of credit rights or other assets requiring perfection by control (but not, for avoidance of doubt, possession); (d) in no event shall any Loan Party be required to complete any filings or other action with respect to the perfection of security interests in any jurisdiction outside of the United States, and no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of Foreign Subsidiaries and any Intellectual Property governed by or arising or existing under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction); (e) in no event shall any Loan Party be required to complete any filings or other action with respect to perfection of security interests in assets subject to certificates of title beyond the filing of UCC financing statements; (f) other than the filing of UCC financing statements, no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $1,000,000; (g) in no event shall any Loan Party be required to complete any filings or other action with respect to security interests in Intellectual Property beyond the filing of Intellectual Property security agreements with the United States Patent and Trademark Office or the United States Copyright Office; (h) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements); and (i) in no event shall the Collateral include any Excluded Assets. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) and any other obligations under this definition where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Collateral Review” means, as the case may be, an Inventory appraisal or a field examination; provided that for the avoidance of doubt, one Inventory appraisal and one field examination shall constitute two Collateral Reviews.

“Commercial Letter of Credit” means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of materials, goods or services.

“Commitment” means with respect to each Lender, (i) its Revolving Commitment, (ii) Extended Revolving Credit Commitment, or (iii) its Revolving Commitment Increase.

“Commitment Fees” has the meaning provided in Section 2.13(a).

“Commitment Increase Notice” has the meaning provided in Section 2.18(a).

“Commodities Hedge Agreement” means a commodities contract purchased by the Borrower or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to raw materials necessary to the manufacturing or production of goods in connection with the business of the Borrower and its Subsidiaries.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning provided in Section 9.15(a).

“Compliance Certificate” means the certificate required to be delivered pursuant to Section 6.01(h).

“Compliance Date” means any date that is the last day of a fiscal quarter of the Borrower.

“Confidential Information” has the meaning provided in Section 11.15(b).

“Consolidated Cash Interest Expense” means, as of any date for the applicable period ending on such date with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the amount payable with respect to such period in respect of (a) total interest expense payable in cash with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including the interest component under Capitalized Leases, but excluding, to the extent included in interest expense, (i) fees and expenses (including any penalties and interest relating to Taxes) associated with the consummation of the Transactions, (ii) annual agency fees paid to the administrative agents and collateral agents under any credit facilities or other debt instruments or documents, (iii) costs associated with obtaining Swap Agreements and any interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Agreements or other derivative instruments, and any one-time cash costs associated with breakage in respect of Swap Agreements for interest rates, (iv) fees and expenses (including any penalties and interest relating to Taxes) associated with any Investment not prohibited by Section 7.04, the issuance of Equity Interests or Indebtedness, (v) any interest component relating to accretion or accrual of discounted liabilities, (vi) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, (vii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses or expensing of any financing fees or prepayment or redemption premiums or penalty and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting), and (viii) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any Permitted Acquisition or other Investment, all as calculated on a consolidated basis in accordance with GAAP minus (b) cash interest income of Borrower and its Restricted Subsidiaries earned during such period, in each case as determined in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, the sum of (A) premium payments, debt discount, fees, charges and related expenses incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets plus (B) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest expense in accordance with GAAP plus (C) the implied interest component of synthetic leases with respect to such period plus (D) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments plus (E) bank and letter of credit fees and costs of surety bonds in connection with financing activities, plus (F) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility plus (G) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses and, adjusted, to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program;

(ii) provision for taxes based on income, profits or capital and sales taxes, including federal, provincial, territorial, foreign, state, local, franchise, excise, and similar taxes and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto);

(iii) Non-Cash Charges;

(iv) operating expenses incurred on or prior to the Closing Date attributable to (A) salary obligations paid to employees terminated prior to the Closing Date and (B) wages paid to executives in excess of the amounts the Borrower and/or any of its Restricted Subsidiaries are required to pay pursuant to their respective employment agreements;

(v) extraordinary losses or charges in accordance with GAAP;

(vi) unusual, non-recurring or exceptional expenses, losses or charges (including any unusual, non-recurring or exceptional operating expenses, losses or charges directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs and other business optimization expenses and operating improvements (including related to new product introductions), systems development and establishment costs, recruiting fees, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred in connection with any of the foregoing;

(vii) restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements;

(viii) the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any Non-Wholly Owned Subsidiary deducted (and not added back in such period) in calculating Consolidated Net Income;

(ix) (A) the amount of board of directors, management, monitoring, consulting and advisory fees, indemnities and related expenses paid or accrued in such period (including any termination fees payable in connection with the early termination of management and monitoring agreements) and (B) the amount of expenses relating to payments made to option holders of the Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted in the Loan Documents;

(x) losses, expenses or charges (including all fees and expenses or charges relating thereto) (A) from abandoned, closed, disposed or discontinued operations and any losses on disposal of abandoned, closed or discontinued operations and (B) attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith by a Financial Officer;

(xi) any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments (in each case, including pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging but only to the extent the cash impact resulting from such loss has not been realized);

(xii) any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period;

(xiii) any gain relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (c)(vi) and (c)(vii) below;

(xiv) any costs or expenses incurred by the Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Borrower or Net Proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests);

(xv) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature;

(xvi) the amount of losses on Dispositions of accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(xvii) other add-backs and adjustments reflected in the Information Memorandum and the Model;

(xviii) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with acquisitions or Investments;

(xix) charges, losses, lost profits, expenses (including litigation expenses, fee and charges) or write-offs to the extent indemnified or insured by a third party, including expenses or losses covered by indemnification provisions or by any insurance provider in connection with the Transactions, a Permitted Acquisition or any other acquisition or Investment, disposition or any Casualty Event, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (xix) (and if not so reimbursed within one year, such amount shall be deducted from Consolidated EBITDA during the next measurement period);

(xx) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to clause (c) below for any previous period and not added back; and

(xxi) Public Company Costs; plus

(b) without duplication, the amount of “run rate” cost savings, operating expense reductions, other operating improvements, and synergies related to any Specified Transaction, the Transactions, any restructuring, cost saving initiative or other initiative projected by the Borrower in good faith to be realized as a result of actions taken, committed to be taken or planned to be taken, in each case on or prior to the date that is 24 months after the end of the relevant Test Period (including actions initiated prior to the Closing Date) (which cost savings, operating expense reductions, other operating improvements and synergies shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably identifiable and quantifiable and (B) no cost savings, operating expense reductions, other operating improvements or synergies shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions, other operating improvements or synergies that are included in clauses (a)(vi) and (a)(vii) above or in the definition of “Pro Forma Adjustment” (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken); less

(c) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary or non-recurring gains;

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period); and

(iii) (A) gains (including all fees and expenses or income relating thereto) attributable to business dispositions or asset dispositions, other than in the ordinary course of business, as determined in good faith by a Financial Officer and (B) gains or income (including all reasonable fees and expenses or charges relating thereto) from abandoned, closed, disposed or discontinued operations and any gains on disposal of abandoned, closed or discontinued operations;

(iv) any non-cash gain attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments (in each case, including pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging but only to the extent the cash impact resulting from such gain has not been realized);

(v) any gain relating to amounts received in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income in such period;

(vi) any loss relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(xii) and (a)(xiii) above; and

(vii) the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any Non Wholly Owned Subsidiary added (and not deducted in such period) to Consolidated Net Income; plus

(d) any income from investments recorded using the equity method of accounting or the cost method of accounting, without duplication and to the extent not included in arriving at Consolidated Net Income, except to the extent such income was attributable to income that would be deducted pursuant to clause (c) if it were income of the Borrower or its Restricted Subsidiaries; minus

(e) any losses from investments recorded using the equity method of accounting or the cost method of accounting, without duplication and to the extent not deducted in arriving at Consolidated Net Income, except to the extent such loss was attributable to losses that would be added back pursuant to clause (a) and (b) above if it were a loss of the Borrower or a Restricted Subsidiary; plus

(f) an amount, with respect to investments recorded using the equity method of accounting or the cost method of accounting and without duplication of any amounts added pursuant to clause (d) above, equal to the amount attributable to each such investment that would be added to Consolidated EBITDA pursuant to clauses (a) and (b) above if instead attributable to the Borrower or a Restricted Subsidiary, pro-rated according to the Borrower or the applicable Subsidiary’s percentage ownership in such investment; minus

(g) an amount, with respect to investments recorded using the equity method of accounting or the cost method of accounting and without duplication of any amounts deducted pursuant to clause (e) above, equal to the amount attributable to each such investment that would be deducted from Consolidated EBITDA pursuant to clause (c) above if instead attributable to the Borrower or a Restricted Subsidiary, pro-rated according to the Borrower or the applicable Subsidiary’s percentage ownership in such investment;

in each case, as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP; provided that:

(I) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of assets or liabilities (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances);

(II) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) to the extent not included in Consolidated Net Income, the Acquired EBITDA of any Person, property, business or asset or attributable to any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis and (B) an adjustment in respect of each Pro Forma Entity equal to the amount of the Pro Forma Adjustment with respect to such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in the Pro Forma Adjustment certificate delivered to the Term Administrative Agent (for further delivery to the Lenders); provided that, with respect to any determination to be made on a Pro Forma Basis, at the election of the Borrower, such Acquired EBITDA or such adjustment shall not be required to be included for any Pro Forma Entity to the extent the aggregate consideration paid in connection with the acquisition of such Acquired Entity or Business or the fair market value of such Converted Restricted Subsidiary, in the aggregate, is less than $50,000,000;

(III) there shall be (A) to the extent included in Consolidated Net Income, excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations in accordance with GAAP (other than (x) if so classified on the basis that it is being held for sale unless such sale has actually occurred during such period and (y) for periods prior to the applicable sale, transfer or other disposition, if the Disposed EBITDA of such Person, property, business or asset is positive (i.e., if such Disposed EBITDA is negative, it shall be added back in determining Consolidated EBITDA for any period)) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) to the extent not included in Consolidated Net Income, included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the Term Administrative Agent (for further delivery to the Lenders); and

(IV) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA any expense (or income) as a result of adjustments recorded to contingent consideration liabilities relating to the Transaction or any Permitted Acquisition (or other Investment permitted hereunder).

Notwithstanding the foregoing, Consolidated EBITDA shall be deemed to equal (a) $49,709,000 for the fiscal quarter ended March 31, 2015, (b) $96,173,000 for the fiscal quarter ended December 31, 2014, (c) $125,683,000 for the fiscal quarter ended September 30, 2014 and (d) $120,146,000 for the fiscal quarter ended June 30, 2014 (it being understood that such amounts are subject to adjustments, as and to the extent otherwise contemplated in this Agreement, in connection with any Pro Forma Adjustment or any calculation on a Pro Forma Basis); provided that such amounts of Consolidated EBITDA for any such fiscal quarter shall be adjusted to include, without duplication, any cost savings that would otherwise be included pursuant to clause (b) of this definition.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a) extraordinary items for such period,

(b) the cumulative effect of a change in accounting principles during such period,

(c) any Transaction Costs incurred during such period,

(d) any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, non-recurring costs to acquire equipment to the extent not capitalized in accordance with GAAP, Investment, recapitalization, asset disposition, non-competition agreement, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument (in each case, including the Transaction Costs and any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),

(e) any income (loss) (and all fees and expenses or charges relating thereto) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(f) accruals and reserves that are established or adjusted as a result of the Transactions or any Permitted Acquisition or other Investment not prohibited under this Agreement in accordance with GAAP (including any adjustment of estimated payouts on earn-outs) or changes as a result of the adoption or modification of accounting policies during such period,

(g) stock-based award compensation expenses,

(h) any income (loss) attributable to deferred compensation plans or trusts,

(i) any income (loss) from Investments recorded using the equity method,

(j) the amount of any expense required to be recorded as compensation expense related to contingent transaction consideration;

(k) any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP; and

(l) (i) the net income of any Person that is not a Subsidiary of such Person or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (ii) the net income shall include any ordinary course dividend distribution or other payment in cash received from any Person in excess of the amounts included in clause (e) above.

There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries), as a result of the Transactions, any acquisition or Investment consummated prior to the Closing Date and any Permitted Acquisitions (or other Investment not prohibited hereunder) or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder.

“Continue,” “Continuation” and “Continued” each refers to a continuation of a Eurodollar Loan for an additional Interest Period as provided in Section 2.12.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert,” “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of another Type.

“Converted Restricted Subsidiary” has the meaning set forth in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning set forth in the definition of “Consolidated EBITDA.”

“Corrective Extension Amendment” has the meaning provided in Section 2.19(f).

“Cost” means the cost of purchase of Inventory determined according to the accounting policies used in the preparation of the Borrower’s audited financial statements.

“Covered Jurisdiction” means the United States (or any state or commonwealth thereof or the District of Columbia).

“Credit Event” means the making of any Borrowing (but excluding any Conversion or Continuation), any LC Issuance or the increase in the Stated Amount of, a Letter of Credit.

“Credit Facility” means the credit facility established under this Agreement pursuant to which (i) the Lenders shall make Revolving Loans to the Borrower, and shall participate in LC Issuances, under the Revolving Facility pursuant to the Revolving Commitment of each such Lender, (ii) the Swing Line Lender shall make Swing Loans to the Borrower under the Swing Line Facility pursuant to the Swing Line Commitment, (iii) any Lender and/or Additional Lender shall make loans and/or provide commitments under any Revolving Commitment Increase pursuant to Section 2.18, (iv) any Extending Lender shall make loans and/or provide commitments under any Extended Revolving Credit Facility in accordance with Section 2.19, and (v) each LC Issuer shall issue Letters of Credit for the account of the LC Obligors in accordance with the terms of this Agreement.

“Credit Facility Exposure” means, for any Lender at any time, the sum of (i) such Lender’s Revolving Facility Exposure at such time and (ii) in the case of the Swing Line Lender, the principal amount of Swing Loans outstanding at such time.

“Customary Intercreditor Agreement” means, (a) to the extent executed in connection with the incurrence, issuance or other obtaining of secured Indebtedness, the Liens on the Collateral securing which are intended to rank equal or senior in priority (in the case of Pari Notes Debt Collateral (as such term is define in the ABL/Bond Intercreditor Agreement)) and junior in priority (in the case of ABL Collateral) to the Liens on the Collateral securing the Obligations, at the option of the Borrower, either (i) an intercreditor agreement substantially in the form of the ABL/Bond Intercreditor Agreement (with such modifications as may be necessary or appropriate in light of prevailing market conditions and reasonably acceptable to the Administrative Agent) or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide, among other things, that the Liens on the Collateral securing such Indebtedness shall rank equal or senior, as the case may be, in priority (in the case of the Pari Notes Debt Collateral) and junior in priority (in the case of the ABL Collateral) to the Liens on the Collateral securing the Obligations, and (b) to the extent executed in connection with the incurrence, issuance or other obtaining of secured Indebtedness, the Liens on the Collateral securing which are intended to rank junior in priority to all Liens on Collateral securing the Obligations, at the option of the Borrower, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to all Liens on Collateral securing the Obligations. With regard to any changes in light of prevailing market conditions as set forth above in clauses (a)(i) or with regard to clause (a)(ii) or (b), such changes or agreement, as applicable, shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within three (3) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (including with such changes) is reasonable and to have consented to such intercreditor agreement (including with such changes) and to the Administrative Agent’s execution thereof.

“DDA” means any checking or other demand deposit account or securities account maintained by the Loan Parties.

“Debtor Relief Laws” means the Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means, for any day, (i) with respect to any Loan, a rate per annum equal to 2.00% per annum above the interest rate that is or would be applicable from time to time to such Loan pursuant to Section 2.11(a)(i) or Section 2.11(b), as applicable and (ii) with respect to any other Obligation, a rate per annum equal to 2.00% per annum above the rate that would be applicable to Revolving Loans that are Base Rate Loans pursuant to Section 2.11(a)(i).

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of all or any portion of its Loans or participations in respect of Letters of Credit or Swing Loans, within two (2) Business Days of the date such Loans were required to be funded hereunder, (b) has notified the Borrower, the Administrative Agent or any LC Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower, each LC Issuer, each Swing Line Lender and each Lender.

“Designated Hedge Agreement” means any Hedge Agreement to which the Borrower or another Loan Party is a party and as to which a Lender, an Agent or any of their Affiliates (or any Person that was a Lender, an Agent or an Affiliate of a Lender or Agent at the time such Hedge Agreement was entered into) is a counterparty that, pursuant to a Secured Hedge Designation Agreement signed by the Borrower and acknowledged by the Administrative Agent, has been designated as a Designated Hedge Agreement (it being understood that failure by the Administrative Agent to acknowledge the Secured Hedge Designation Agreement does not invalidate the designation contained therein), which shall in any event include any Hedge Agreements between SunTrust Bank or any of its Affiliates and any Loan Party.

“Designated Hedge Creditor” means each Person that participates as a counterparty to any Designated Hedge Agreement.

“Designated Hedge Reserves” means a reserve with respect to Obligations in respect of any Designated Hedge Agreement, up to the Designated Hedge Termination Value thereunder, as specified by the applicable Designated Hedge Creditor, and certified by the Borrower in a Borrowing Base Certificate delivered to Administrative Agent pursuant to Section 6.01(i), which amount may be adjusted with respect to any existing Designated Hedge Agreement at any time by written notice from such Designated Hedge Creditor and the Borrower to the Administrative Agent (so long as, with regard to any increase, an Overadvance would not result therefrom), as the same may be further adjusted by the Administrative Agent in the exercise of its Permitted Discretion.

“Designated Hedge Termination Value” means, in respect of any one or more Designated Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Designated Hedge Agreements, (a) for any date on or after the date such Designated Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Designated Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Designated Hedge Agreements (which may include a Lender, an Agent or any Affiliate of a Lender or an Agent).

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Subsidiary in connection with a Disposition pursuant to Section 7.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Dilution Reserve” means an amount equal to the excess of (i) the non-cash reductions to the Borrower’s Receivables (including, for purposes of clarity, Eligible Unbilled Receivables and Eligible Billings) (on a combined basis) during a 12-month period prior to the date of determination as established by the Borrower’s records or by a field examination conducted by the Administrative Agent’s employees or representatives, expressed as a percentage of the Borrower’s average gross sales (on a combined basis) during the same period over (ii) 5.00%, multiplied by an amount equal to Eligible Receivables as of the date of determination.

“Dispose” and “Disposition” each has the meaning assigned to such term in Section 7.05.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period through (but not after) the date of such disposition, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and its Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date ninety-one (91) days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after the Termination Date and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of the Borrower (or any direct or indirect parent thereof) or any of its subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Borrower (or any direct or indirect parent company thereof) or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“Disqualified Lenders” means (i) those Persons identified by the Borrower to the Joint Lead Arrangers in writing prior to April 13, 2015 as being “Disqualified Lenders,” (ii) those Persons who are competitors of the Borrower and its Subsidiaries (other than any bona fide diversified debt investment fund) identified by the Borrower to the Administrative Agent from time to time in writing (including by email) which designation shall become effective two (2) days after delivery of each such written supplement to the Administrative Agent, but which shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation interest in any Loan, (iii) in the case of each Person identified pursuant to clauses (i) and (ii) above, any of their Affiliates that are either (x) identified in writing by the Borrower from time to time or (y), known or reasonably identifiable as Affiliates and (iv) any Affiliate of a Lead Arranger that is engaged as a principal primarily in private equity, mezzanine financing or venture capital (other than such Affiliate engaged by the Borrower or its Affiliate as part of the Acquisition). Upon inquiry by any Lender to the Administrative Agent as to whether a specified potential assignee or prospective participant is on the list of Disqualified Lender, the Administrative Agent shall be permitted to disclose to such Lender whether such specific potential assignee or prospective participant is on the list of Disqualified Lender.

“Document” has the meaning assigned to such term in Article 9 of the UCC.

“Dollars,” “U.S. Dollars” and the sign “$” each means lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the law of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent and the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (a) the remaining Weighted Average Life to Maturity of such Indebtedness and (b) the four years following the date of incurrence thereof) payable generally to lenders or other institutions providing such Indebtedness, but excluding any arrangement, syndication, commitment, prepayment, structuring, ticking or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders, and, if applicable, consent fees for an amendment paid generally to consenting Lenders; provided that with respect to any Indebtedness that includes a “LIBOR floor” or “Base Rate floor,” (i) to the extent that the LIBO Rate or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (ii) to the extent that the LIBO Rate or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than the Borrower or any of its Affiliates), other than, in each case, (i) a natural person, (ii) a Defaulting Lender or (iii) a Disqualified Lender. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall have no liability with respect to any assignment made to a Disqualified Lender unless (i) (A) the Administrative Agent has acted with gross negligence, bad faith or willful misconduct (in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (B) such assignment resulted from a material breach of the Loan Documents by the Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment) and (ii) the Borrower has not consented to such assignment or is not deemed to have consented to such assignment to the extent required by Section 11.06(c).

“Eligible Billings” means a Receivable created by a Loan Party, including any Receivable relating to any progress billing or retainage invoice, that satisfies each of the criteria contained in the definition of Eligible Receivable other than clauses (i) or (m) of such definition; provided, that, in the case of a Receivable relating to a progress billing, such Receivable also satisfies the following criteria as: (a) such Receivable is not unpaid more than thirty (30) days after the date of the original invoice for them and (b) such Receivable either (i) arises from a short term contract (which for this purpose shall mean a contract which will be fully performed by such Loan Party within sixty (60) days (or a longer number of days reasonably satisfactory to the Administrative Agent) of the first date on which performance by such Loan Party was commenced under such contract) or (ii) arises from the final invoice with respect to a contract.

“Eligible Credit Card Receivables” means, as of any date of determination, Accounts due to a Loan Party from VISA, MasterCard, American Express, Diners Club and DiscoverCard (or other major credit card processors reasonably acceptable to the Administrative Agent) as arise in the ordinary course of business and which have been earned by performance, that, unless otherwise approved by the Administrative Agent in its Permitted Discretion unless such approval is objected to by the Required Lenders within five (5) Business Days of notification thereof by the Administrative Agent (it being understood that the Required Lenders shall only be permitted to object to such approval to the extent it results in the inclusion of Accounts that would not have otherwise been included as Eligible Credit Card Receivables pursuant to clauses (a) through (d) of this definition), meet all of the following requirements:

(a) such Account has not been outstanding for more than five (5) Business Days from the date of sale or for such longer period as may be approved by the Administrative Agent;

(b) a Loan Party has good, valid and marketable title to such Receivable;

(c) such Receivable is not subject to any other Lien other than Liens permitted by Section 7.02 so long as such Liens do not have priority over the Lien of the Administrative Agent and are junior to the Lien of the Administrative Agent; and

(d) such Receivable is not disputed, or with respect to which no claim, counterclaim, offset or chargeback has been asserted, by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback) (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed to violate this clause).

“Eligible In-Transit Inventory” means Inventory owned by a Loan Party that would meet the requirements included in the definition of Eligible Inventory if it were not in transit from a foreign location to a location of such Loan Party within the United States. Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory if it (a) is not subject to a document of title showing the applicable Loan Party as consignee (except as otherwise agreed by the Administrative Agent) and as to which the Administrative Agent has control over the documents of title, to the extent applicable, which evidence ownership of the subject Inventory (such as by the delivery of a customs broker agreement); (b) is not insured in accordance with the provisions of this Agreement and the other Loan Documents, including marine cargo insurance (if applicable); (c) has not been identified to the applicable sales contract and title has passed to the applicable Loan Party; (d) is sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Loan Party is in default of any obligations; (e) is not subject to customary purchase orders and other sale documentation consistent with such Loan Party’s ordinary course of dealing; (f) is shipped by a common carrier that is affiliated with the vendor; (g) is not being handled by a customs broker, freight-forwarder or other handler that has delivered a lien waiver letter or agreement or (h) has not been paid for or is not covered by insurance in form, substance, an amount and by an insurer, satisfactory to the Administrative Agent in its Permitted Discretion.

“Eligible Inventory” means (1) Eligible Letter of Credit Inventory and Eligible In-Transit Inventory and (2) items of Inventory, in the case of clause (2) hereof, unless otherwise approved by the Administrative Agent in its Permitted Discretion, unless such approval is objected to by the Required Lenders within five (5) Business Days of notification thereof by the Administrative Agent (it being understood that the Required Lenders shall only be permitted to object to such approval to the extent it results in the inclusion of Inventory that would not have otherwise been included as Eligible Inventory pursuant to clauses (a) through (l) of this definition), in each case valued net of any applicable vendor rebates and/or intercompany profit otherwise included therein, except for Inventory:

(a) that is damaged or unfit for sale;

(b) that is not of a type held for sale by the Borrower or any Subsidiary Guarantor in the ordinary course of business as being conducted by each such party;

(c) that is not (i) owned by a Loan Party or (ii) subject to a perfected Lien in favor of the Administrative Agent or subject to any other Lien (other than Liens permitted by Section 7.02 so long as such Liens do not have priority over the Lien of the Administrative Agent and are junior to the Lien of the Administrative Agent or are otherwise non-consensual Liens arising by operation of law for which no amount is due and owing);

(d) that consists of work-in-progress, display items, samples or packing or shipping materials, packaging, manufacturing supplies or replacement or spare parts not considered for sale in the ordinary course of business;

(e) that does not meet in all material respects all material standards applicable to such goods, their use or sale imposed by any Governmental Authority having regulatory authority over such matters;

(f) that does not comply in all material respects with the representations and warranties respecting Eligible Inventory in the Loan Documents;

(g) that is slow-moving, obsolete or returned (except Inventory that is placed back into stock in the ordinary course of business) or repossessed or used goods taken in trade;

(h) that is placed on consignment;

(i) that is bill and hold Inventory;

(j) that (other than any Eligible Letter of Credit Inventory and Eligible In-Transit Inventory) is (i) not located within the United States at one of the Permitted Inventory Locations or (ii) is in transit within the United States from one Permitted Inventory Location to another Permitted Inventory Location for more than ten (10) consecutive Business Days;

(k) that is located on premises leased by the Borrower or a Subsidiary Guarantor which is not in a Landlord Lien State, unless either (i) the applicable lessor has delivered to the Administrative Agent a Collateral Access Agreement for such premises or (ii) an appropriate Rent Reserve for such premises has been established by the Administrative Agent or the Administrative Agent has determined not to establish a Rent Reserve for such premises, in each case in its Permitted Discretion; provided, however, with respect to Inventory located on any given leased premises, such Inventory shall not be subject to the requirements of the foregoing clauses (i) and (ii) if, and only for so long as, the book value of such Inventory at such non-owned premises does not exceed $2,500,000; or

(l) that is stored with a bailee, warehouseman, processor or similar Person in any state that is not a Landlord Lien State, unless (i) if such Inventory that is subject to a warehouse receipt or negotiable Document, such warehouse receipt or negotiable Document is in the possession of the Administrative Agent, (ii) if such Inventory is located in any third party warehouse or is in the possession of a bailee, such Inventory is evidenced by a Document, and (iii) either (A) the applicable bailee, warehouseman, processor or similar Person has delivered to the Administrative Agent a Collateral Access Agreement with regard to such bailee, warehouseman, processor or similar Person and such other documentation as the Administrative Agent may reasonably require or (B) an appropriate Rent Reserve with regard to such bailee, warehouseman, processor or similar Person has been established by the Administrative Agent or the Administrative Agent has determined not to establish a Rent Reserve with regard to such bailee, warehouseman, processor or similar Person, in each case in its Permitted Discretion; provided, however, with respect to Inventory stored on any given premises, such Inventory shall not be subject to the requirements of the foregoing clause (iii) if, and only for so long as, the book value of such Inventory stored on such premises does not exceed $2,500,000.

With respect to any Inventory that was acquired or originated by any Person acquired after the Closing Date, the Administrative Agent shall use commercially reasonable efforts, at the expense of the Loan Parties, to complete diligence in respect of such Person and such Inventory, within a reasonable time following request of the Borrower.

“Eligible Letter of Credit Inventory” means as of the date of determination thereof, without duplication of other Eligible Inventory, Inventory, (a) the purchase of which is supported by a Commercial Letter of Credit having an expiry within one hundred twenty (120) days of such date of determination, which Commercial Letter of Credit provides for documentary requirements to include a document of title showing the applicable Loan Party as consignee

(except as otherwise agreed by the Administrative Agent) and as to which the Administrative Agent has control over the documents of title, to the extent applicable, which evidence ownership of the subject Inventory (such as by the delivery of a customs broker agreement), and (b) which otherwise would meet the requirements included in the definition of Eligible Inventory.

“Eligible Receivables” means Receivables payable in Dollars created and owned by any Loan Party in the ordinary course of business, arising out of its sale, lease or rental of goods or rendition of services, that comply in all material respects with each of the representations and warranties respecting Eligible Receivables made in the Loan Documents and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. In determining the amount to be included, Eligible Receivables shall be calculated net of customer deposits and unapplied cash. Eligible Receivables shall not include the following, unless otherwise approved by the Administrative Agent in its Permitted Discretion, unless such approval is objected to by the Required Lenders within five (5) Business Days of notification thereof by the Administrative Agent (it being understood that the Required Lenders shall only be permitted to object to such approval to the extent it results in the inclusion of Receivables that would not have otherwise been included as Eligible Receivables pursuant to clauses (a) through (o) of this definition):

(a) any Receivable that is past due more than 60 days after its due date, or later than 90 days after the invoice date; provided that in calculating delinquent portions of Receivables, credit balances which are unapplied for more than 60 days shall not reduce the past due portion of the Receivables balance;

(b) any Receivable owing by an Account Debtor from which an aggregate amount of more than 50% of the Receivables owing therefrom are excluded under the foregoing clause (a);

(c) any Receivable that arises out of any transaction with any Loan Party, Excluded Subsidiary, or any Affiliate of any of the foregoing (other than a portfolio company of any of the Sponsors or their Affiliates);

(d) any Receivable with respect to which the Account Debtor is a Person other than a Governmental Authority unless: (i) the Account Debtor (A) is a natural person with a billing address in the United States or Canada, (B) maintains its chief executive office in the United States or Canada, or (C) is organized under the laws of the United States, or any state or subdivision thereof or Canada or any province, territory or subdivision thereof or (ii)(A) the Receivable is supported by an irrevocable letter of credit that has been confirmed by a financial institution reasonably acceptable to the Administrative Agent on terms reasonably acceptable to the Administrative Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and has been duly assigned to the Administrative Agent or (B) the Receivable is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Administrative Agent in its Permitted Discretion;

(e) any Receivable with respect to which the Account Debtor is the government of any country or sovereign state other than the United States or Canada, or of any state, province, municipality or other political subdivision thereof, unless (i) the Receivable is supported by an irrevocable letter of credit satisfactory to the Administrative Agent in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent at a bank located in the United States or (ii) is the Receivable is covered by Receivable is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Administrative Agent in its Permitted Discretion;

(f) any Receivable with respect to which the Account Debtor is the federal government of the United States or any department, agency or instrumentality thereof unless the applicable Loan Party has assigned its right to payments of such Receivable so as to comply with the Assignment of Claims Act of 1940, as amended from time to time;

(g) (i) any Receivable with respect to which the Account Debtor is a creditor of any Loan Party, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of such Accounts to the extent of such claim, right of setoff, or dispute, (ii) any Receivable that is subject to a rebate that has been earned but not taken or a chargeback, to the extent of such rebate or chargeback, and (iii) any Receivable that comprises only service charges or finance charges;

(h) any Receivable that is owed by an Account Debtor that is insolvent, is subject to a proceeding related thereto, has gone out of business, or as to which a Loan Party has received notice of an imminent proceeding related to such Account Debtor being or alleged to be insolvent or which proceeding is reasonably likely to result in a material impairment of the financial condition of such Account Debtor;

(i) any Receivable to the extent that (i) the goods that gave rise to such Receivable were shipped to the Account Debtor on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, or a sale or return basis or on the basis of any other similar understanding other than an absolute sale basis, or such goods have been returned or rejected or (ii) the services that gave rise to such Receivable have not been performed and billed to the Account Debtor;

(j) any Receivable that is owing by an Account Debtor whose then-existing Receivables owing to the Loan Party, based on the most recent Borrowing Base Certificate, exceed 15% of the net amount of all Eligible Receivables, but such Receivable shall be ineligible only to the extent of such excess; provided, however, that the amount of Eligible Receivables that are excluded because they exceed the foregoing percentage shall be determined by the Administrative Agent based on all of the otherwise Eligible Receivables prior to giving effect to any eliminations based upon the foregoing concentration limit;

(k) any Receivable is evidenced by Chattel Paper or an Instrument of any kind, other than Chattel Paper or Instruments in which the Administrative Agent have been granted a security interest pursuant to the Security Agreement;

(l) any Receivable that is not subject to a perfected Lien in favor of the Administrative Agent (subject only to Liens permitted by Section 7.02 so long as such Liens do not have priority over the Lien of the Administrative Agent and are junior to the Lien of the Administrative Agent or are otherwise non-consensual Liens arising by operation of law for which no amount is due and owing);

(m) any Receivable that consists of retainage invoices, progress billings or other advance billings (such that the obligation of the account debtors with respect to such Receivable is conditioned upon such Loan Party’s satisfactory completion of any further performance under the agreement giving rise thereto);

(n) any Receivable that is located in a state requiring the filing of a notice of business activities report or similar report in order to permit a Loan Party to seek judicial enforcement in such state of payment of such Receivable, unless such Loan Party has qualified to do business in such state or has filed a notice of business activities report or equivalent report for the then-current year or if such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost; or

(o) any Receivable that is subject to a surety bond which is not backed up by a Letter of Credit (or similar financing arrangement reasonably satisfactory to the Administrative Agent) within 120 days following the Closing Date.

“Eligible Unbilled Receivables” means a Receivable created by a Loan Party that satisfy each of the criteria contained in the definition of Eligible Receivables other than clause (m) of such definition; provided, that, such Receivable shall have been billed and invoiced to the applicable Account Debtor within thirty (30) days after the date on which the sale of goods or the rendition of services giving rise to such Receivable occurred.

“Environmental Laws” means all applicable Requirements of Law relating to the protection of the environment, to preservation or reclamation of natural resources, to Release or threatened Release of any Hazardous Material or, to the extent relating to exposure to Hazardous Materials, to health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities) resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Equity Issuance” means the issuance of equity by the Borrower in the form of common equity or “qualified preferred” equity reasonably acceptable to the Joint Lead Arrangers having a gross aggregate amount not less than $100,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan or by application of Section 4069 of ERISA with respect to any terminated plan; (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or to an intention to terminate or to appoint a trustee to administer any plan or plans in respect of which such Loan Party or ERISA Affiliate would be deemed to be an employer under Section 4069 of ERISA; (g) the incurrence by a Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability, or the failure of a Loan Party or any ERISA Affiliate to pay when due, after the expiration of any applicable grace period, any installment payment with respect to any Withdrawal Liability; or (i) the withdrawal of a Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Loan” means each Loan bearing interest at a rate based upon the Adjusted Eurodollar Rate.

“Event of Default” has the meaning provided in Section 8.01.

“Excess Availability” means, at any time, an amount equal to (a) the Maximum Borrowing Amount at such time, minus (b) the Aggregate Credit Facility Exposure.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Accounts” has the meaning provided in Section 2.21(d).

“Excluded Affiliates” means (a) Affiliates of the Joint Lead Arrangers that are engaged as principals primarily in private equity, mezzanine financing or venture capital and (b) employees of the Joint Lead Arrangers engaged directly or indirectly in the sale of the Acquired Company as representatives of the Acquired Company (other than, in each case, such Persons engaged by the Borrower or its Affiliates as part of the Transactions and such senior employees who are required, in accordance with industry regulations or such Joint Lead Arranger’s (or its Affiliate’s) internal policies and procedures, to act in a supervisory capacity and such Joint Lead Arranger’s internal legal, compliance, risk management, credit or investment committee members).

“Excluded Assets” has the meaning assigned to such term in the Collateral Agreement.

“Excluded Real Property” means (a) any fee-owned real property with a purchase price (in the case of real property acquired after the Closing Date) or Fair Market Value (in the case of real property owned as of the Closing Date, with Fair Market Value determined as of the Closing Date) of less than $3,500,000 individually, (b) any real property that is subject to a Lien permitted by Sections 7.02(d), (v), (w), (bb) or (dd), (c) any real property with respect to which, in the reasonable judgment of the Term Administrative Agent (confirmed by notice to the Borrower) the cost (including as a result of adverse tax consequences) of providing a Mortgage shall be excessive in view of the benefits to be obtained by the Lenders, (d) any real property to the extent providing a mortgage on such real property would (i) be prohibited or limited by any applicable law, rule or regulation (but only so long as such prohibition or limitation is in effect), (ii) violate a contractual obligation to the owners of such real property (other than any such owners that are the Borrower or Affiliates of the Borrower) that is binding on or relating to such real property (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code) but only to the extent such contractual obligation was not incurred in anticipation of this provision or (iii) give any other party (other than the Borrower or a wholly-owned Restricted Subsidiary of the Borrower) to any contract, agreement, instrument or indenture governing such real property the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law) and (e) any Leasehold

“Excluded Subsidiary” has the meaning assigned to such term in the ABL Guarantee Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor at any time, any Swap Obligation under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act (determined after giving effect to any “Keepwell”, support or other agreement for the benefit of such Guarantor, at the time such guarantee or grant of a security interest becomes effective with respect to such related Swap Obligation). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps that are or would be rendered illegal due to such guarantee or security interest.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any LC Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) such recipient’s net income (however denominated) and franchise Taxes imposed on it (in lieu of net income Taxes) by a jurisdiction (i) as a result of such recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction, or (ii) as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient (x) having executed, delivered, become a party to, performed its obligations or received payments under, received or perfected a security interest under or enforced any Loan Documents or engaged in any other transaction pursuant to this Agreement or (y) with respect to any Taxes imposed as a result of any Loan Party’s connection with the taxing jurisdiction, having sold or assigned an interest in any Loan Documents), (b) any branch profits tax imposed under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above, (c) any U.S. federal withholding Tax imposed pursuant to FATCA, (d) any withholding Tax that is attributable to a Lender’s failure to comply with Section 3.02(e) and (e) except in the case of an assignee pursuant to a request by the Borrower under Section 3.03 hereto, any U.S. federal withholding Taxes imposed on amounts payable to a Lender pursuant to a Requirement of Law in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 3.02(a).

“Existing Indenture” means that certain Indenture dated as of May 29, 2013 among the Borrower, Wilmington Trust, National Association as Trustee (as defined therein) and the Guarantors (as defined therein) party thereto.

“Existing Cash Management Services” means those Cash Management Services provided by Wells Fargo and Bank of America (or their respective designated Affiliates) described in Schedule 9.19.

“Existing Credit Agreement” has the meaning provided in the Preliminary Statements.

“Existing Letters of Credit” means those Letters of Credit described on Schedule 2.05.

“Existing Revolving Commitment Class” has the meaning provided in Section 2.19(a).

“Expiring Credit Commitment” has the meaning provided in Section 2.04(e).

“Extended Revolving Credit Commitments” has the meaning provided in Section 2.19(a).

“Extended Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Extended Revolving Credit Loans of such Lender.

“Extended Revolving Credit Facility” means any revolving credit facility established pursuant to Section 2.19.

“Extended Revolving Credit Loans” means the loans made pursuant to the Extended Revolving Credit Commitments.

“Extending Lender” means each Lender that agrees to any Extension Amendment.

“Extension” has the meaning provided in Section 2.19(a).

“Extension Amendment” has the meaning provided in Section 2.19(a).

“Extension Date” has the meaning provided in Section 2.19(b).

“Extension Notice” has the meaning provided in Section 2.19(a).

“Extension Offer” has the meaning provided in Section 2.19(a).

“Extension Series” means all Extended Revolving Credit Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“Fair Market Value” or “fair market value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time taking into account the nature and characteristics of such asset, as reasonably determined by the Borrower in good faith (which determination shall be conclusive).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto), any current or future Treasury regulations thereunder or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreements implementing the foregoing.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter among the Borrower, the Joint Lead Arrangers and the Lenders party thereto, dated as of April 13, 2015.

“Fees” means all amounts payable pursuant to, or referred to in, Section 2.13.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or corporate controller of the Borrower.

“Financing Transactions” means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party and (b) the initial borrowing of Loans hereunder and the use of the proceeds thereof.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Fixed Amounts” has the meaning provided in Section 1.07(b).

“Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of:

(a) (i) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recent Test Period ended on or prior to such date of determination plus (ii) only for purposes of the calculation of the Fixed Charge Coverage Ratio under, and as provided in, Section 7.12, any applicable Specified Equity Contribution minus (iii) taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes (including in respect of repatriated funds) of the Borrower and its Restricted Subsidiaries paid in cash during such Test Period, plus (iv) cash tax refunds of the Borrower and its Restricted Subsidiaries received during such Test Period minus (v) Capital Expenditures by the Borrower and its Restricted Subsidiaries during such Test Period, to

(b) Fixed Charges payable by the Borrower and its Restricted Subsidiaries in cash during such Test Period; provided that for any Test Period ending prior to the first anniversary of the end of the first full fiscal quarter occurring after Closing Date, Fixed Charges shall be calculated on an annualized basis starting with the period commencing on the Closing Date through the date of determination and after giving Pro Forma Effect to the Transactions.

“Fixed Charges” means, with reference to any period, without duplication, the sum of (a) Consolidated Cash Interest Expense, plus (b) the aggregate amount of scheduled principal payments in respect of Total Funded Debt of the Borrower and its Restricted Subsidiaries required to be made, plus, (c) the aggregate amount of Restricted Payments made pursuant to Section 7.07(a)(xv), as such amounts are adjusted from time to time, during such period (other than payments made by the Borrower or any Restricted Subsidiary to the Borrower or a Restricted Subsidiary), all calculated for such period for the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Hazard Property” means any Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any LC Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding LC Outstandings with respect to Letters of Credit issued by such LC Issuer other than LC Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swing Loans made by such Swing Line Lender other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of any subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning provided in Section 11.06(f).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Borrower and the Subsidiary Loan Parties.

“Guaranty” means the ABL Guarantee Agreement and any supplement thereto among the Guarantors, the Administrative Agent and the Collateral Agent dated the Closing Date, substantially in the form attached hereto as Exhibit B.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other dangerous or deleterious substances, wastes, chemicals, pollutants, or contaminants of any nature and in any form regulated pursuant to any Environmental Law.

“Hedge Agreement” means (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or any other interest rate management agreement or arrangement, including any master agreement relating to the foregoing that is a Designated Hedge Agreement (ii) any currency swap or option agreement, foreign exchange contract, forward currency purchase agreement or other currency management agreement or arrangement (iii) any Commodities Hedge Agreement and (iv) and other agreements entered into by the Borrower or any Subsidiary in the ordinary course of business (and not for speculative purposes) for the principal purpose of protecting the Borrower or any of the Subsidiaries against fluctuations in interest rates, currency exchange rates or commodity prices.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Incremental Revolving Facility” shall have the meaning provided in Section 2.18(a).

“Incremental Revolving Facility Lender” shall have the meaning provided in Section 2.18(c).

“Incremental Revolving Credit Assumption Agreement” means an Incremental Revolving Credit Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Revolving Credit Lenders.

“Incremental Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Incremental Revolving Loans and/or Incremental Revolving Loans, as applicable, of such Lender.

“Incremental Revolving Credit Lender” means a Lender (including, for the avoidance of doubt, any Additional Lender) with Commitment pursuant to a Revolving Commitment Increase or an outstanding Incremental Revolving Loan or Incremental Revolving Loan, as applicable.

“Incremental Revolving Loans” means Revolving Loans made by one or more Incremental Revolving Credit Lenders to the Borrower pursuant to Section 2.02 and each such Lender’s Revolving Commitment Increase. Incremental Revolving Loans shall be made in the form of additional Revolving Loans.

“Incurrence Based Amounts” has the meaning provided in Section 1.06(b).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable in the ordinary course of business, (y) any earn-out obligation until after 30 days of becoming due and payable, has not been paid and such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (z) taxes and other accrued expenses), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capitalized Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iv) Indebtedness of any Person that is a direct or indirect parent of the Borrower appearing on the balance sheet of the Borrower, or solely by reason of push down accounting under GAAP, (v) for the avoidance of doubt, any Qualified Equity Interests issued by the Borrower, (vi) obligations in respect of any residual value guarantees on equipment leases, (vii) any earn-out, take-or-pay or similar obligation to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable and (viii) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Borrower and its Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms).

“Indemnified Taxes” means all Taxes, other than Excluded Taxes and Other Taxes.

“Indemnitees” has the meaning provided in Section 11.02.

“Information Memorandum” has the meaning assigned to such term in the Term Credit Agreement.

“Initial Revolving Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule 1 hereto as its “Revolving Commitment” or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such commitment may be reduced from time to time pursuant to Section 2.14(c) or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.06. For the avoidance of doubt, “Initial Revolving

Commitment” shall also include any Extended Revolving Credit Commitment representing an extension of any Class or tranche of Initial Revolving Commitments. The aggregate Initial Revolving Commitments of all Revolving Lenders shall be $~~800,000,000~~900,000,000 on the ~~Closing~~Amendment No. 1 Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Initial Revolving Facility” means the Revolving Facility represented by the Initial Revolving Commitment.

“Initial Revolving Loan” means a Revolving Loan made pursuant to the Initial Revolving Commitment.

“Insignificant Subsidiary” means, at any time, any Subsidiary of the Borrower that is not a “significant subsidiary” within the meaning of Rule 405 of the Securities Act of 1933, as amended, in each case determined as of the most recently ended Test Period as of such time.

“Instrument” has the meaning provided in the UCC.

“Intellectual Property” has the meaning provided in the Collateral Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit F.

“Intercreditor Agreements” means the ABL/Bond Intercreditor Agreement and any Customary Intercreditor Agreement, collectively, in each case to the extent in effect.

“Interest Period” means, with respect to each Eurodollar Loan, a period of one, two, three, six and to the extent agreed to by each relevant Lender, 12, months as selected by the applicable Borrower; provided, however, that (i) the initial Interest Period for any Borrowing of such Eurodollar Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and (iv) if, upon the expiration of any Interest Period, the applicable Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the applicable Borrower shall be deemed to have elected to Convert such Borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period.

“Inventory” has the meaning specified in the Collateral Agreement.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Restricted Subsidiaries (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Equity Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 7.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Investor” means Warburg Pincus LLC and JLL Partners, Inc. and any funds, partnerships or other investment vehicles managed or directly or indirectly controlled by either of them, but not including, however, any portfolio companies of the foregoing.

“Joint Lead Arrangers” means SunTrust Robinson Humphrey, Inc., Citigroup Global Markets, Inc., Credit Suisse AG, Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc. and any of their permitted successors and assigns.

“Junior Financing” means (a) any Indebtedness (other than (i) any permitted intercompany Indebtedness owing to the Borrower or any Restricted Subsidiary or any Permitted Unsecured Refinancing Debt (as defined in the Term Credit Agreement as in effect on the Closing Date) or (ii) any other Indebtedness in an aggregate principal amount not exceeding $125,000,000) that is subordinated in right of payment to the Obligations, and (b) any Permitted Refinancing in respect of the foregoing.

“Landlord Lien State” means Washington, Virginia, Pennsylvania and any other state in which, at any time, a landlord’s claim for rent has priority notwithstanding any contractual provision to the contrary by operation of law over the Lien of the Administrative Agent in any of the Collateral.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Revolving Credit Commitment, in each case as extended in accordance with this Agreement from time to time.

“LC Commitment Amount” means $200,000,000, as such amount may be increased as set forth in any applicable Incremental Revolving Credit Assumption Agreement (or similar applicable agreement) in accordance with Section 2.18(a).

“LC Documents” means, with respect to any Letter of Credit, any documents executed in connection with such Letter of Credit.

“LC Fee” means any of the fees payable pursuant to Section 2.13(b) or Section 2.13(c) in respect of Letters of Credit.

“LC Issuance” means the issuance of any Letter of Credit by any LC Issuer for the account of an LC Obligor in accordance with the terms of this Agreement; provided, however, that “LC Issuance” shall not include any auto renewal of a Letter of Credit under Section 2.05(c).

“LC Issuer” means (a) SunTrust Bank, or any Affiliates or branches that it may designate, (b) with respect to the Existing Letters of Credit, Wells Fargo and Bank of America, N.A. or (c) such other Lender that is requested by the Borrower and agrees to be an LC Issuer hereunder and is approved by the Administrative Agent (it being acknowledged and agreed that each of Wells Fargo and Bank of America, N.A. on the Closing Date shall be reasonably acceptable to the Administrative Agent); provided that neither Wells Fargo nor Bank of America, N.A. shall be required to issue Letters of Credit in an aggregate face amount exceeding $66,700,000; provided further that, for the avoidance of doubt, the Borrower shall not be required to replace any Letters of Credit issued by a particular LC Issuer in existence on the Amendment No. 1 Effective Date (or any renewals thereof pursuant to the provisions of Section 2.05) solely due to the aggregate amount of such LC Issuer’s Letters of Credit being in excess of its aforementioned pro rata amount.

“LC Obligor” means, with respect to each LC Issuance, the Borrower or any Restricted Subsidiary for whose account such Letter of Credit is issued.

“LC Outstandings” means, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings with respect to Letters of Credit.

“LC Participant” has the meaning provided in Section 2.05(g)(i).

“LC Participation” has the meaning provided in Section 2.05(g)(i).

“LC Request” has the meaning provided in Section 2.05(b).

“LCA Election” has the meaning assigned to such term in Section 1.05.

“LCA Test Date” has the meaning assigned to such term in Section 1.05.

“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” and “Lenders” have the meaning provided in the first paragraph of this Agreement and includes any other Person that becomes a party hereto pursuant to an Assignment Agreement, any Additional Lender that becomes a lender pursuant to an Incremental Revolving Credit Assumption Agreement, other than any such Person that ceases to be a “Lender.” Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Lender Register” has the meaning provided in Section 2.10(b).

“Letter of Credit” means any Standby Letter of Credit or Commercial Letter of Credit (including any Existing Letter of Credit), in each case issued by any LC Issuer under this Agreement pursuant to Section 2.05 for the account of any LC Obligor.

“Letter of Credit Expiration Date” has the meaning provided in Section 2.05(a).

“License” means any license or agreement under which a Loan Party is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of property or any other conduct of its business.

“Licensor” means any Person from whom a Loan Party obtains the right to use any Intellectual Property.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, security assignment, security transfer of title or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Lien Waiver” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, by which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Administrative Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the Administrative Agent, and agrees to deliver the Collateral to the Administrative Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Administrative Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce the Administrative Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License or in the case of clauses (a) through (d) is otherwise satisfactory to the Administrative Agent.

“Limited Condition Acquisition” means any acquisition, including by way of merger, by the Borrower or one or more of its Restricted Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing.

“Liquidity Event” means, as determined by the Administrative Agent, that (a) Excess Availability is less than the greater of (1) 10% of the Maximum Borrowing Amount, as of such date, and (2) $80,000,000, in either case for a period of three (3) consecutive Business Days, or (b) a Specified Covenant Event of Default has occurred. The occurrence of a Liquidity Event shall be deemed continuing until (i) such date as such Specified Covenant Event of Default shall no longer be continuing or (ii) such date as Excess Availability exceeds the amount described in the foregoing clause (a) for twenty-five (25) consecutive days, in which event (so long as no intervening Liquidity Event has occurred) a Liquidity Event shall no longer be deemed to be continuing.

“Loan” means any Revolving Loan or Swing Loan.

“Loan Documents” means this Agreement, the Notes, the Guaranty, the Security Documents, the Fee Letter, each Letter of Credit, the ABL/Bond Intercreditor Agreement, any other Customary Intercreditor Agreement, any Incremental Revolving Credit Assumption Agreement or Extension Amendment and any Additional Borrower Agreement.

“Loan Document Obligations” means the Obligations described in clause (a) of the definition of “Obligations”.

“Loan Party” means the Borrower and the Guarantors.

“Local Time” means New York City time.

“Management Investors” means the members of the Board of Directors, officers and employees of the Borrower and/or its Subsidiaries who are (directly or indirectly through one or more investment vehicles) investors in the Borrower (or any direct or indirect parent thereof).

“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.”

“Material Adverse Effect” means a circumstance or condition affecting the business, financial condition, or results of operations of the Borrower and its Subsidiaries, taken as a whole, that would reasonably be expected to have a materially adverse effect on (a) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (b) the material rights and remedies of the Administrative Agent, the LC Issuers and the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness for borrowed money (other than the Obligations), Capitalized Lease Obligations, unreimbursed obligations for letter of credit drawings and financial guarantees (other than ordinary course of business contingent reimbursement obligations) or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Non-Public Information” means (a) if the Borrower is a public reporting company, material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing for purposes of United States Federal and state securities laws and (b) if the Borrower is not a public reporting company, information that is (i) of the type that would be required to be made publicly available if the Borrower or any of its Subsidiaries were a public reporting company and (ii) material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States Federal or state securities laws.

“Material Real Property” means real property (including fixtures) located in the United States and owned by any Loan Party with a Fair Market Value, as reasonably determined by the Borrower in good faith, greater than or equal to $3,500,000.

“Material Subsidiary” means (i) each Wholly Owned Restricted Subsidiary that, as of the last day of the fiscal quarter of the Borrower most recently ended, had net revenues or total assets for such quarter in excess of 5.0% of the consolidated net revenues or total assets, as applicable, of the Borrower and its Restricted Subsidiaries for such quarter; provided that in the event that the Immaterial Subsidiaries, taken together, had as of the last day of the fiscal quarter of the Borrower most recently ended net revenues or total assets in excess of 10.0% of the consolidated revenues or total assets, as applicable, of the Borrower and its Restricted Subsidiaries for such quarter, the Borrower shall designate one or more Immaterial Subsidiaries to be a Material Subsidiary as may be necessary such that the foregoing 10.0% limit shall not be exceeded, and any such Subsidiary shall thereafter be deemed to be an Material Subsidiary hereunder; provided further that the Borrower may re-designate Material Subsidiaries as Immaterial Subsidiaries so long as Borrower is in compliance with the foregoing.

“Maturity Date” means (i) with respect to the Revolving Commitments in effect on the ~~Closing~~Amendment No. 1 Effective Date, the date that is five (5) years after the ~~Closing~~Amendment No. 1 Effective Date, (ii) with respect to Swing Loans, the Swing Loan Maturity Date, and (iii) with respect to any tranche of Extended Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Extension Notice accepted by the respective Lender or Lenders.

“Maximum Borrowing Amount” means, at any time, the lesser of (i) the aggregate Revolving Commitments at such time and (ii) the Borrowing Base at such time (as determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.01(j).

“Maximum Rate” has the meaning provided in Section 11.23.

“Minimum Borrowing Amount” means $250,000.

“Model” means that certain financial model delivered by the Borrower to the Administrative Agent on March 30, 2015 (together with any updates or modifications thereto reasonably agreed between the Borrower and the Administrative Agent and/or necessary to reflect any exercise of “market flex” pursuant to the Fee Letter).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, hypothecation, assignment of leases and rents, leasehold mortgage, debenture, legal charge or other security document granting a Lien on any Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Creditors to secure the Obligations, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower. For the avoidance of doubt, no Mortgage shall be required with respect to any Excluded Real Property.

“Mortgaged Property” means each parcel of real property with respect to which a Mortgage is granted pursuant to the Collateral and Guarantee Requirement, Section 6.11, Section 6.12 or Section 6.14 (if any).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by the Borrower and its Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by the Borrower and its Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of the Borrower or its Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrower or any Restricted Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable), the amount of Tax Distributions, dividends and other restricted payments that the Borrower and/or the Restricted Subsidiaries may make pursuant to Section 7.07(a)(vii)(A) or (B) as a result of such event, and the amount of any reserves established by the Borrower and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.

“Net Orderly Liquidation Value” means, with respect to the Inventory of any Person, the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) that is estimated to be recoverable in an orderly liquidation of such Inventory expressed as a percentage of the Cost thereof, such percentage to be as determined from time to time by reference to the most recent Inventory appraisal completed and delivered to the Administrative Agent by a nationally-recognized third-party Inventory appraisal company or such other qualified third-party Inventory appraisal company as may be approved by the Administrative Agent in its Permitted Discretion.

“New Project” shall mean (a) each facility which is either a new facility, branch or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch or office owned by the Borrower or its Subsidiaries which in fact commences operations and (b) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, and the amortization of intangibles pursuant to GAAP (which, without limiting the foregoing, shall include any impairment charges resulting from the application of FASB Statements No. 142 and 144 and the amortization of intangibles arising pursuant to No. 141), (b) all losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of acquisition method accounting, (e) depreciation and amortization (including, without limitation, as they relate to acquisition accounting, amortization of deferred financing fees or costs, Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits) and (f) other non-cash charges (including non-cash charges related to deferred rent) (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning provided in Section 11.12(f).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Expiring Credit Commitment” has the meaning provided in Section 2.04(e).

“Non-Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person other than a Wholly Owned Subsidiary.

“Not Otherwise Applied” means, with reference to the Available Equity Amount, that such amount was not previously applied pursuant to Sections 7.04(m), 7.07(a)(viii) and 7.07(b)(iv).

“Note” means a Revolving Facility Note or a Swing Line Note, as applicable.

“Notice of Borrowing” has the meaning provided in Section 2.08(b).

“Notice of Continuation or Conversion” has the meaning provided in Section 2.12(b).

“Notice of Swing Loan Refunding” has the meaning provided in Section 2.04(b).

“Notice Office” means the office of the Administrative Agent at the address set forth in Schedule 11.05 or such other office as the Administrative Agent may designate in writing to the Borrower from time to time.

“Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing (a) by a Borrower or any other Loan Party to any Agent, any Lender, the Swing Line Lender or any LC Issuer pursuant to the terms of this Agreement or any other Loan Document or otherwise relating to the Credit Facility (including, but not limited to, interest, expenses, fees and other monetary obligations that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Code or corresponding provision under other applicable Debtor Relief Laws) and (b) by the Borrower or any Restricted Subsidiary to any Cash Management Bank or Designated Hedge Creditor under any Cash Management Agreement or Designated Hedge Agreement, respectively; it being understood that the Borrower shall be liable in respect of indemnities and reimbursement obligations under Existing Cash Management Services, regardless of whether or not such Existing Cash Managements Services are provided to Persons that are not the Borrower or any of its Restricted Subsidiaries. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, legal fees, indemnities and other amounts to the extent payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. Notwithstanding the foregoing, (i) unless otherwise agreed to by the Borrower and any Cash Management Bank or Designated Hedge Creditor, the obligations of the Borrower or any Restricted Subsidiary under any applicable Cash Management Agreement and under any Designated Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and any other Loan Document shall not require the consent of any Cash Management Bank or Designated Hedge Creditor. Notwithstanding the foregoing, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” has the meaning provided in Section 5.19.

“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Overadvance” means at any time the amount by which the outstanding Aggregate Revolving Facility Exposure exceeds the Borrowing Base.

“Overadvance Condition” means and is deemed to exist any time the outstanding Aggregate Revolving Facility Exposure exceeds the Borrowing Base.

“Overadvance Loan” means a Base Rate Revolving Loan made at a time an Overadvance Condition exists or which results in an Overadvance Condition.

“Participant” has the meaning provided in Section 11.06(b).

“Participant Register” has the meaning provided in Section 11.06(b).

“Payment Conditions” means, at any time of determination with respect to any Specified Covenant Event:

(a) Excess Availability (after giving Pro Forma Effect to such Specified Covenant Event as of such date and Average Excess Availability during the thirty (30) consecutive day period immediately preceding the making of such Specified Covenant Event) shall be not less than (I) in the case of a Specified Investment, Specified Restricted Debt Payment or Specified Debt Incurrence, the greater of (x) 10.00% of the Maximum Borrowing Amount and (y) $80,000,000, or (II) in the case of a Specified Restricted Payment, the greater of (x) 12.50% of the Maximum Borrowing Amount and (y) $100,000,000, in each case, as of such date,

(b) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period prior to the making of such Specified Covenant Event, calculated on a Pro Forma Basis, shall be equal to or greater than 1.00 to 1.00; provided that, the Fixed Charge Coverage Ratio test described in this clause (b) shall not apply unless the Excess Availability (calculated in order to give Pro Forma Effect to such Specified Covenant Event as of such date and Average Excess Availability during the thirty (30) consecutive day period immediately preceding the making of such Specified Covenant Event) is less than (I) in the case of a Specified Investment, Specified Restricted Debt Payment or Specified Debt Incurrence, the greater of (x) 15.00% of the Maximum Borrowing Amount and (y) $120,000,000 or (II) in the case of a Specified Restricted Payment, the greater of (x) 17.50% of the Maximum Borrowing Amount and (y) $140,000,000, in each case, as of such date, and

(c) no Specified Covenant Event of Default has occurred and is continuing.

“Payment Office” means the office of the Administrative Agent at SunTrust Bank, 303 Peachtree St., Atlanta, GA 30326; Attn: Doug Weltz; Phone: 404-813-5156. Fax: 404-724-3879. E-mail: ~~agency.services@suntrust.com~~agency.services@suntrust.com , or such other office as the Administrative Agent may designate in writing to the Borrower from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit C.

“Permitted Acquisition” means the purchase or other acquisition, by merger, consolidation or otherwise, by the Borrower or any Subsidiary of any Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, (i) such Person, upon the consummation of such purchase or acquisition, will be a Subsidiary (including as a result of a merger, amalgamation or consolidation between any Subsidiary and such Person), or (ii) such Person is merged or amalgamated into or consolidated with a Subsidiary and such Subsidiary is the surviving entity of such merger, amalgamation or consolidation, (b) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 6.16, (c) with respect to each such purchase or other acquisition, all actions required to be taken with respect to such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made that are reasonably satisfactory to the Administrative Agent) (unless such newly created or acquired Subsidiary is designated as an Unrestricted Subsidiary pursuant to Section 6.13 or is otherwise an Excluded Subsidiary) and (d) after giving Pro Forma Effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing (except this clause (d) shall not apply with respect to any Limited Condition Acquisition).

“Permitted Discretion” means the Administrative Agent’s reasonable credit judgment exercised in good faith in accordance with customary business practices for similar asset based lending facilities, based upon its consideration of any factor (or with respect to Reserves as set forth in Section 2.22) that it reasonably believes (i) will or could reasonably be expected to adversely affect in any material respect the value of the Eligible Billings, Eligible Credit Card Receivables, Eligible In-Transit Inventory, Eligible Inventory, Eligible Letter of Credit Inventory, Eligible Receivables or Eligible Unbilled Receivables, the enforceability or priority of the Administrative Agent’s Liens thereon or the amount that the Administrative Agent, the Lenders or any LC Issuer would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Eligible Billings, Eligible Credit Card Receivables, Eligible In-Transit Inventory, Eligible Inventory, Eligible Letter of Credit Inventory, Eligible Receivables or Eligible Unbilled Receivables or (ii) is evidence that any collateral report or financial information delivered to the Administrative Agent by any Person on behalf of the applicable Borrower is incomplete, inaccurate or misleading in any material respect. In exercising such judgment the Administrative Agent may consider, without duplication, such factors already included in or tested by the definition of Eligible Billings, Eligible Credit Card Receivables, Eligible In-Transit Inventory, Eligible Inventory, Eligible Letter of Credit Inventory, Eligible Receivables or Eligible Unbilled Receivables as well as any of the following: (i) changes after the Closing Date in any material respect in any concentration of risk with respect to Accounts; and (ii) any other factors arising after the Closing Date that change in any material respect the credit risk of lending to the Borrower on the security of the Eligible Billings, Eligible Credit Card Receivables, Eligible In-Transit Inventory, Eligible Inventory, Eligible Letter of Credit Inventory, Eligible Receivables or Eligible Unbilled Receivables.

“Permitted Encumbrances” means:

(a) Liens for Taxes, assessments or governmental charges that are (i) not overdue for a period of the greater of (x) 30 days and (y) any applicable grace period related thereto, or otherwise not at such time required to be paid pursuant to Section 5.05 or (ii) being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP (or other applicable accounting principles);(b) Liens with respect to outstanding motor vehicle fines and Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(b) [reserved];

(c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instrument for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i), whether pursuant to statutory requirements, common law or consensual arrangements;

(d) Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, return-of-money bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practice, whether pursuant to statutory requirements, common law or consensual arrangements;

(e) (i) survey exceptions, encumbrances, charges, easements, rights-of-way, restrictions, encroachments, protrusions, by-law, regulation or zoning restrictions, reservations of or rights of other Persons and other similar encumbrances and title defects or irregularities affecting real property, that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (ii) any exception on the title policies issued in connection with any Mortgaged Property;

(f) Liens securing, or otherwise arising from, judgments, decrees or attachments not constituting an Event of Default under Section 8.01(j);

(g) Liens on (i) goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01 and (ii) specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(h) Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries;

(i) rights of recapture of unused real property (other than any Mortgaged Property) in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any Governmental Authority;

(j) Liens in favor of deposit banks or securities intermediaries securing customary fees, expenses or charges in connection with the establishment, operation or maintenance of deposit accounts or securities accounts;

(k) Liens in favor of obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(l) Liens arising from grants of non-exclusive licenses or sublicenses of Intellectual Property made in the ordinary course of business;

(m) rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;

(n) Liens arising from the right of distress enjoyed by landlords or Liens otherwise granted to landlords, in either case, to secure the payment of arrears of rent or performance of other obligations in respect of leased properties, so long as such Liens are not exercised or except where the exercise of such Liens would not reasonably be expected to have a Material Adverse Effect;

(o) Liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to the Borrower and any other Restricted Subsidiaries;

(p) servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the assets of the Person, provided the same do not result in (i) a substantial and prolonged interruption or disruption of the business activities of the Borrower and its Restricted Subsidiaries, taken as a whole, or (ii) a Material Adverse Effect;

(q) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement;

(r) the rights reserved to or vested in any Person or Governmental Authority by the terms of any lease, license, franchise, grant or permit held by the Borrower or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(s) restrictive covenants affecting the use to which real property may be put;

(t) operating leases of vehicles or equipment which are entered into in the ordinary course of business;

(u) Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(v) statutory Liens incurred or pledges or deposits made, in each case in the ordinary course of business, in favor of a Governmental Authority to secure the performance of obligations of the Borrower or any Restricted Subsidiary under Environmental Laws to which any such Person is subject;

(w) Liens on cash collateral that are required to be granted by the Borrower or any Restricted Subsidiary in connection with swap arrangements for gas or electricity used in the business of such Person;

(x) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof; and

(y) Liens securing Priority Obligations;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money other than Liens referred to in clauses (d) and (k) above securing obligations under letters of credit or bank guarantees or similar instruments related thereto and in clause (g) above, in each case to the extent any such Lien would constitute a Lien securing Indebtedness for borrowed money.

“Permitted Holders” means (a) the Investors, (b) the Management Investors and (c) any other holder of a direct or indirect equity interest in the Borrower (or any direct or indirect parent thereof) that becomes a holder of such interest prior to the ninetieth (90th) day after the Closing Date that was identified in writing to the Joint Lead Arrangers prior to the Closing Date.

“Permitted Investments” means any of the following, to the extent owned by the Borrower or any Restricted Subsidiary:

(a) Dollars, euro, Canadian dollars, or such other currencies held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) the United Kingdom, (iii) Canada, (iv) Switzerland or (v) any member nation of the European Union, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of such country or such member nation of the European Union is pledged in support thereof;

(c) time deposits and Eurodollar time deposits with, or certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least $250,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any commercial paper and variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e) repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer covering securities described in clauses (b) and (c) above;

(f) marketable short-term money market and similar highly liquid funds substantially all of the assets of which are comprised of securities of the types described in clauses (b) through (e) above;

(g) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, Switzerland, a member of the European Union or by any political subdivision or taxing authority of any such state, member, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h) investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(j) investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000 or its equivalent, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;

(k) with respect to any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia: (i) obligations of the national government of the country in which such Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(l) investments in money market funds access to which is provided as part of “sweep” accounts maintained with an Approved Bank;

(m) investments in industrial development revenue bonds that (i) “re-set” interest rates not less frequently than quarterly, (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer and (iii) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by an Approved Bank;

(n) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (m);

(o) Sterling bills of exchange eligible for rediscount at the Bank of England (or their dematerialized equivalent); and

(p) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (k) above.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.01(a)(ii),the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.01(a)(v), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 7.01(a)(xviii) or (a)(xix), such Indebtedness complies with the Required Additional Debt Terms, (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 7.01(a)(ii), (i) the other terms and conditions of any such Permitted Refinancing shall be as agreed between the Borrower and the lenders providing any such Permitted Refinancing, (ii) the primary obligor in respect of, and/or the Persons (if any) that Guarantee, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is the primary obligor in respect of, and/or Persons (if any) that Guaranteed the Indebtedness being modified, refinanced, refunded, renewed or extended and (iii) the principal amount (or accreted value, if applicable) of the Indebtedness being modified, refinanced, refunded, renewed or extended does not exceed the original principal amount (or accreted value, if applicable) of such Indebtedness, except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder and (f) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 7.01(a)(vii) or (a)(viii), the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is (x) unsecured if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured or (y) not secured on a more favorable basis than the Indebtedness being modified, refinanced, refunded, renewed or extended if such Indebtedness being modified, refinanced, refunded, renewed or extended is secured. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 7.01. For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.

“Permitted Term Debt” means (a) the Term Loan Facilities and (b) any Term Loan Incremental Equivalent Debt, in each case, permitted to be incurred pursuant to the terms of the Term Credit Agreement as in effect on the Closing Date and any Permitted Refinancing thereof. For the avoidance of doubt, the aggregate principal amount of Term Loan Facilities on the Closing Date shall not exceed $600,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in the last paragraph of Section 6.01.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Priority Obligation” means any obligation that is secured by a Lien on any Collateral in favor of a Governmental Authority, which Lien ranks or is capable of ranking prior to or pari passu with the Liens created thereon by the applicable Security Documents, including any such Lien securing amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, other Taxes, workers compensation, governmental royalties and stumpage or pension fund obligations.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken, prior to or during such Post-Transaction Period, for the purposes of realizing reasonably identifiable and quantifiable cost savings, or (b) any additional costs incurred prior to or during such Post-Transaction Period in connection with the combination of the operations of such Pro Forma Entity with the operations of the Borrower and its Restricted Subsidiaries; provided that (A) so long as such actions are taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs will be incurred during the entirety of such Test Period, (B) any Pro Forma Adjustment to Consolidated EBITDA shall be certified by a Financial Officer, the chief executive officer or president of the Borrower and (C) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test, financial ratio or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis or after giving Pro Forma Effect thereto, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement in such test, financial ratio or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination and interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to operating expense reductions that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower or any of its Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment.”

“Pro Forma Disposal Adjustment” means, for any Test Period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Borrower in good faith as a result of contractual arrangements between the Borrower or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within the Post-Transaction Period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent Test Period prior to its disposal.

“Pro Forma Entity” has the meaning provided in the definition of the term “Acquired EBITDA.”

“Pro Forma Financial Statements” has the meaning provided in Section 5.04(c).

“Proposed Change” has the meaning provided in Section 11.12(f).

“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange.

“Protective Advance” has the meaning provided in Section 2.03(a).

“Public Lender” has the meaning assigned to such term in the last paragraph of Section 6.01.

“Purchase Date” has the meaning provided in Section 2.04(c).

“Qualified Cash” has the meaning set forth in the definition of Borrowing Base.

“Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests.

“Qualified Securitization Facility” means any Securitization Facility that meets the following conditions: (a) the Borrower shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the applicable Securitization Subsidiary and (b) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower).

“Receivables” means Accounts.

“Refinancing” means (i) the refinancing, repayment, redemption, satisfaction and discharge, or defeasance of all the existing third party Indebtedness for borrowed money of the Acquired Company and its Restricted Subsidiaries under (x) that certain amended and restated credit agreement dated as of March 12, 2012, among, inter alios, the Acquired Company, as borrower, the lenders and issuing bank from time to time party thereto and Wells Fargo as administrative agent and (y) those certain unsecured subordinated notes, due January 27, 2017 and (ii) the payment of all loans outstanding under the Borrower’s Existing Credit Agreement immediately prior to the Closing Date, together with accrued and unpaid interest and Fees (as defined in the Existing Credit Agreement) that are due and payable thereunder immediately prior to the Closing Date.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates and permitted successors and assigns of each of the foregoing.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including the environment within any building or any occupied structure, facility or fixture.

“Removal Effective Date” has the meaning provided in Section 9.11.

“Rent Reserve” means an amount equal to 1 month rent or such lesser amount as may be established by the Administrative Agent in its Permitted Discretion for all of the Borrower’s or its Subsidiaries’ Leaseholds where Eligible Inventory is located in a Landlord Lien State; provided that, (i) for purposes of clauses (k) and (l) of the definition of “Eligible Inventory,” Administrative Agent shall implement a Rent Reserve if indicated by the Borrower in the applicable Borrowing Base Certificate, (ii) the establishment of Rent Reserve shall be subject to the limitations set forth in clauses (k) and (l) of the definition of “Eligible Inventory,” and (iii) no Rent Reserve may be established where a Collateral Access Agreement has been provided for the relevant premises or book value of the Inventory stored on the relevant premises is less than $2,500,000; provided, further, that “1 months’ rent” with respect to any Leasehold for which a Rent Reserve has been established shall be calculated net of any deposits (whether in the form of cash, Permitted Investments or Letters of Credit issued in accordance herewith) made in respect of such rent.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Loan Parties’ assets from information furnished by or on behalf of the Loan Parties, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent, subject to the provisions of Section 11.15.

“Representation Cure Period” has the meaning assigned to such term in Section 8.01(c).

“Required Additional Debt Terms” means with respect to any Indebtedness, (a) such Indebtedness does not mature earlier than the Latest Maturity Date (except in the case of customary bridge loans which subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature earlier than the Latest Maturity Date), (b) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default or, if term loans, excess cash flow prepayments applicable to periods before the Latest Maturity Date) that would result in redemptions of such Indebtedness prior to the Latest Maturity Date, (c) such Indebtedness is not guaranteed by any entity that is not a Loan Party, (d) if secured, such Indebtedness that (i) is not secured by any assets not securing the Obligations and (ii) is subject to a Customary Intercreditor Agreement(s) and (e) the other terms and conditions of such Indebtedness shall be as agreed between the Borrower and the lenders providing any such Indebtedness.

“Required Lenders” means Revolving Lenders (other than any Defaulting Lender) whose Credit Facility Exposure and Unused Revolving Commitments attributable to its Revolving Commitments constitute more than 50% of the sum of the Aggregate Credit Facility Exposure and the Unused Total Revolving Commitment attributable to all of the Revolving Commitments (in each case, held by Revolving Lenders which are not Defaulting Lenders).

“Required Reserve Notice” means a notice delivered to the Borrower by the Administrative Agent in accordance with Section 2.22, which notice shall describe the amount and type of each Reserve that is the subject of such notice and shall describe in reasonable detail the circumstances, conditions, events or contingencies that are the basis of any such Reserve.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means all Availability Reserves, Dilution Reserves, Rent Reserves and Designated Hedge Reserves.

“Resignation Effective Date” has the meaning provided in Section 9.11.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager or a member of the Board of Directors of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Closing Date or thereafter pursuant to paragraph (a)(i) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Borrowing” means the incurrence of Revolving Loans consisting of one Type of Revolving Loan by a Borrower from all of the Lenders having Revolving Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date) having in the case of any Eurodollar Loans, the same Interest Period.

“Revolving Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule 1 hereto as its “Revolving Commitment” or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such commitment may be reduced from time to time pursuant to Section 2.14(c) or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.06 and any Revolving Commitment Increase. For the avoidance of doubt, “Revolving Commitment” shall also include any Revolving Commitment Increase or Extended Revolving Credit Commitment of any Class or tranche.

“Revolving Commitment Increase” has the meaning given to such term in Section 2.18(a).

“Revolving Facility” means the credit facility established under Section 2.02 pursuant to the Revolving Commitment of each Lender, as the same may be increased from time to time pursuant to Section 2.18 and extended pursuant to Section 2.19. For the avoidance of doubt, “Revolving Facility” shall also include any Credit Facility established pursuant to any Revolving Commitment Increase, Extended Revolving Credit Commitment or Extended Revolving Credit Facility, in each case, of any Class or tranche.

“Revolving Facility Availability Period” means the period from the Closing Date until the Revolving Facility Termination Date applicable to each Class of Revolving Commitments.

“Revolving Facility Exposure” means, for any Lender at any time, the sum of (i) the principal amount of Revolving Loans made by such Lender and outstanding at such time, and (ii) such Lender’s share of the LC Outstandings at such time.

“Revolving Facility Note” means a promissory note substantially in the form of Exhibit I-1 hereto.

“Revolving Facility Percentage” means, at any time for any Lender, the percentage obtained by dividing such Lender’s Revolving Commitment by the Total Revolving Commitment; provided, however, that if the Total Revolving Commitment has been terminated, the Revolving Facility Percentage for each Lender shall be determined by dividing such Lender’s Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

“Revolving Facility Termination Date” means, as applicable, (a) with respect to the Revolving Commitments in effect on the ~~Closing~~Amendment No. 1 Effective Date, the earlier of (i) the fifth (5th) anniversary of the ~~Closing~~Amendment No. 1 Effective Date or (ii) the date that the Commitments have been terminated pursuant to Section 8.02 and (b) (i) with respect to any tranche of Extended Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Extension Notice accepted by the respective Lender or Lenders, and (ii) with respect to any Revolving Commitment Increase, the final maturity date applicable thereto as specified in the applicable Incremental Revolving Credit Assumption Agreement.

“Revolving Lender” means a Lender holding a Revolving Commitment or, if the Revolving Commitments have terminated, Revolving Facility Exposure.

“Revolving Loan” means, with respect to each Lender, any loan made by such Lender pursuant to Section 2.02 and, for the avoidance of doubt, shall also include each Protective Advance, each Overadvance, each Incremental Revolving Loan, each Extended Revolving Loan and each Refinancing Revolving Loan.

“Sanctioned Entity” has the meaning provided in Section 5.19.

“Sanctioned Persons” has the meaning provided in Section 5.19.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“SEC Regulation D” means Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

“Secured Creditors” has the meaning assigned to such term in the Collateral Agreement.

“Secured Notes” means those 7.625% Senior Secured Notes due 2021 issued by the Borrower pursuant to the Secured Notes Indenture.

“Secured Notes Indenture” means the Indenture, dated as of May 29, 2013, among the Borrower, the subsidiary guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee, governing the Secured Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Secured Hedge Designation Agreement” means a written instrument pursuant to which the Borrower designates certain Hedge Agreements as “Designated Hedge Agreement,” substantially in the form of Exhibit Q (or such other form as the Borrower and the Administrative Agent shall mutually agree).

“Securitization Assets” means the accounts receivable, royalty and other similar rights to payment and any other assets related thereto originating from, or arising from the sale of goods or services by, Restricted Subsidiaries that are not Loan Parties subject to a Qualified Securitization Facility that are customarily sold or pledged in connection with securitization transactions and the proceeds thereof.

“Securitization Facility” means any of one or more receivables securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties and indemnities made in connection with such facilities) to the Borrower or any Restricted Subsidiary (other than a Securitization Subsidiary) pursuant to which any Restricted Subsidiary that is not a Subsidiary Loan Party sells or grants a security interest in its accounts receivable or assets related thereto that are customarily sold or pledged in connection with securitization transactions to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary that is not Subsidiary Loan Party formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 6.11, 6.12 or 6.14 to secure any of the Obligations.

“Settlement” means the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

“Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

“Settlement Indebtedness” means any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Lien” means any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

“Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.

“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“SPC” has the meaning provided in Section 11.06(f).

“Specified Acquisition Agreement Representations” means such of the representations and warranties in the Acquisition Agreement made by the Acquired Company with respect to the Acquired Company and its subsidiaries as are material to the interests of the Lenders, but only to the extent that the Borrower (and/or its applicable Affiliate) has the right to terminate its and/or such Affiliate’s obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement.

“Specified Contribution Period” has the meaning provided in Section 8.01(d).

“Specified Covenant Event” means any Specified Investment, Specified Disposition, Specified Restricted Payment, Specified Restricted Debt Payment and/or Specified Debt Incurrence.

“Specified Covenant Event of Default” means any Specified Event of Default and any Event of Default under Section 8.01(d) (solely with respect to Section 2.21), or Section 8.01(e) (solely with respect to Section 6.01(j)).

“Specified Debt Incurrence” means any Indebtedness incurred pursuant to Section 7.01(a)(xvi).

“Specified Disposition” means any Disposition made pursuant to Section 7.05(m).

“Specified Equity Contributions” has the meaning provided in Section 7.12.

“Specified Event of Default” means any Event of Default under Section 8.01(a), Section 8.01(b), Section 8.01(h) or Section 8.01(i).

“Specified Investment” means any Investment made pursuant to Section 7.04(t).

“Specified Representations” means the representations and warranties of the Borrower, and to the extent applicable, the other Subsidiary Loan Parties (other than any Subsidiary Loan Party that is an Insignificant Subsidiary), set forth in (i) Section 5.01, Section 5.02, Section 5.03(b)(i) (with respect to the entering into and performance of the Loan Documents), Section 5.08, Section 5.14 and Section 5.16 (only with respect to the second sentence thereof) and (ii) Sections 2.03(f) and 3.02(c) of the Collateral Agreement.

“Specified Restricted Debt Payment” means Restricted Payments made pursuant to Section 7.07(b)(vii).

“Specified Restricted Payment” means any Restricted Payment pursuant to Section 7.07(a)(vi).

“Specified Transaction” means, with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation, New Project or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis or after giving Pro Forma Effect thereto.

“Standby Letter of Credit” means any standby letter of credit issued for the purpose of supporting workers compensation, liability insurance, releases of contract retention obligations, security deposits, contract performance guarantee requirements and other bonding obligations or for other lawful purposes.

“Stated Amount” of each Letter of Credit means the maximum amount available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held (unless parent does not Control such entity), or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower (unless otherwise specified).

“Subsidiary Loan Party” means each Subsidiary of the Borrower that is a party to the ABL Guarantee Agreement.

“Successor Borrower” has the meaning assigned to such term in Section 7.03(a)(iv).

“Super-Majority Lenders” means Revolving Lenders (other than any Defaulting Lender) whose Credit Facility Exposure and Unused Revolving Commitments attributable to its Revolving Commitments constitute more than 66  2⁄3% of the sum of the Aggregate Credit Facility Exposure and the Unused Total Revolving Commitment attributable to all of the Revolving Commitments (in each case, held by Revolving Lenders which are not Defaulting Lenders).

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Commitment” means the aggregate amount of loans available to the Borrower under the Swing Line Facility, not to exceed $65,000,000; provided that such amount may be increased as set forth in any applicable Incremental Revolving Credit Assumption Agreement (or similar applicable agreement) in accordance with Section 2.18(a).

“Swing Line Facility” means the credit facility established under Section 2.04 pursuant to the Swing Line Commitment of the Swing Line Lender.

“Swing Line Lender” means SunTrust Bank or any replacement or successor thereto.

“Swing Line Note” means a promissory note substantially in the form of Exhibit I-2 hereto.

“Swing Loan” means any loan made by the Swing Line Lender under the Swing Line Facility pursuant to Section 2.04.

“Swing Loan Maturity Date” means, with respect to any Swing Loan, the date that is five (5) Business Days prior to the Revolving Facility Termination Date applicable to each Class of Revolving Commitments.

“Swing Loan Participation” has the meaning provided in Section 2.04(c).

“Swing Loan Participation Amount” has the meaning provided in Section 2.04(c).

“Tax Distributions” has the meaning assigned to such term in Section 7.07(a)(vii)(A).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date on which all Commitments have expired or been terminated and the Loans, together with interest, Fees and all other Obligations (other than (x) Obligations not yet due and payable under any Designated Hedge Agreement or Cash Management Agreement, (y) contingent indemnification obligations not yet accrued and payable and (z) obligations in respect of Letters of Credit that have been Cash Collateralized (or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable LC Issuer have been made)) incurred hereunder and the other Loan Documents, have been paid in full.

“Term Administrative Agent” means Deutsche Bank AG New York Branch, in its capacity as administrative agent under the Term Credit Agreement and the other Term Loan Documents, and its successors in such capacity as provided in the Term Credit Agreement.

“Term Credit Agreement” means the Term Credit Agreement dated as of the Closing Date, by and among the Borrower, each lender party thereto and the Term Loan Administrative Agent.

“Term Loan Documents” means “Term Loan Documents” as defined in the Term Credit Agreement.

“Term Loan Facilities” means (a) the loans made pursuant to the Term Credit Agreement on the Closing Date, (b) any term loan incremental facilities permitted to be incurred in accordance with the terms of the Term Credit Agreement as in effect on the Closing Date, and (c) any Indebtedness incurred under Section 2.21 of the Term Credit Agreement.

“Term Loan Financing Transactions” means the “Term Loan Financing Transactions” as such term is defined in the Term Credit Agreement.

“Term Loan Incremental Equivalent Debt” means the “Incremental Equivalent Debt” as such term is defined in the Term Credit Agreement.

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Borrower then last ended as of such time for which financial statements have been delivered pursuant to Section 6.01(a) or (b); provided that for any date of determination before the delivery of the first financial statements pursuant to Section 6.01(a) or (b), the Test Period shall be the period of four consecutive fiscal quarters of the Borrower then last ended as of such time.

“Title Policy” has the meaning provided in Section 6.2(b).

“Total Funded Debt” means as of any date of determination, the aggregate principal amount of Indebtedness of Borrower and its Restricted Subsidiaries outstanding on such date on the consolidated balance sheet of Borrower, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition or other Investment permitted hereunder) consisting only of (a) Indebtedness for borrowed money, (b) the principal component of all Capitalized Lease Obligations and (c) debt obligations evidenced by bonds, promissory notes, debentures or debt securities.

“Total Revolving Commitment” means the sum of the Revolving Commitments of the Lenders as in effect at such time. As of the ~~Closing~~Amendment No. 1 Effective Date, the amount of the Total Revolving Commitment is $~~800,000,000.~~900,000,000.

“Transaction Costs” means all fees, costs and expenses incurred or payable by the Borrower or any other Subsidiary in connection with the Transactions.

“Transactions” means (a) the Term Loan Financing Transactions, (b) the ABL Financing Transactions, (c) the issuance of the Unsecured Notes, (d) the Acquisition and the other transactions contemplated by the Acquisition Documents, (e) the Refinancing, (f) the consummation of the Equity Issuance and (g) the payment of the Transaction Costs.

“Trigger Event” means, at any time, that Excess Availability is, for three consecutive business days, less than the greater of (a) $80,000,000 and (b) 10.00% of the Maximum Borrowing Amount. Upon the occurrence of any Trigger Event, such Trigger Event shall be deemed to be continuing notwithstanding that Excess Availability may thereafter exceed the amount set forth in the preceding sentence unless and until Excess Availability exceeds such amount for twenty-five (25) consecutive days, in which event a Trigger Event shall no longer be deemed to be continuing.

“Type” means any type of Loan determined with respect to the interest option and currency denomination applicable thereto.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” and “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unaudited Financial Statements” means (a) the unaudited consolidated balance sheet of the Acquired Company dated March 31, 2015, and the related consolidated statements of income and cash flows of the Acquired Company for the fiscal quarter ended on that date and (b) the unaudited consolidated balance sheet of the Borrower dated March 31, 2015, and the related consolidated statements of income and cash flows of the Borrower for the fiscal quarter ended on that date.

“United States” or “U.S.” means United States of America.

“United States Tax Compliance Certificate” has the meaning assigned to such term in Section 3.02(e)(ii)(c).

“Unpaid Drawing” means, with respect to any Letter of Credit, the aggregate Dollar amount of the draws made on such Letter of Credit that have not been reimbursed by the applicable Borrower or the applicable LC Obligor or converted to a Revolving Loan pursuant to Section 2.05(f)(i), and, in each case, all interest that accrues thereon pursuant to this Agreement.

“Unrestricted Subsidiary” means (i) as of the Closing Date, Dixieline Builders Fund Control, Inc. and (ii) thereafter, any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.13.

“Unsecured Notes” means the Borrower’s $700,000,000 10.75% Senior Notes due 2023 issued pursuant to the Unsecured Notes Indenture dated as of July 31, 2015.

“Unsecured Notes Indenture” means the indenture, dated as of July 31, 2015, by and among the Borrower and ~~Wilmington Trust, National Association~~, as trustee.

“Unused Revolving Commitment” means, for any Lender at any time, the excess of (i) such Lender’s Revolving Commitment at such time over (ii) such Lender’s Revolving Facility Exposure at such time.

“Unused Total Revolving Commitment” means, at any time, the excess of (i) the Total Revolving Commitment at such time over (ii) the Aggregate Revolving Facility Exposure at such time.

“USA Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Value” means with reference to (a) Eligible Inventory, Eligible In-Transit Inventory or Eligible Letter of Credit Inventory, on any date, the Net Orderly Liquidation Value thereof, and (b) Eligible Credit Card Receivables, Eligible Billings, Eligible Receivables or Eligible Unbilled Receivables, the book value thereof determined in accordance with GAAP.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Accounting Terms; GAAP.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement, the Fixed Charge Coverage Ratio and any other financial ratio or test shall be calculated on a Pro Forma Basis, including to give effect to all Specified Transactions that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made, and in making any determination on a Pro Forma Basis, such calculations shall be made in good faith by a Financial Officer and shall be conclusive absent manifest error.

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or other modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 [Reserved].

Section 1.05 Limited Condition Acquisitions. Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or any basket based on Consolidated EBITDA or total assets, or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom, but excluding Section 4.02 to the extent set forth therein) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Acquisition, the date of determination of such ratio or any basket based on Consolidated EBITDA or total assets, and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable Test Period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with; provided that no such acquisition shall constitute a Limited Condition Acquisition unless the Payment Conditions are satisfied on a Pro Forma Basis on the applicable LCA Test Date. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Borrower and its Subsidiaries) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

Section 1.06 Certain Determinations.

(a) For purposes of determining compliance with any of the covenants set forth in Article V or Article VI (including in connection with any Incremental Facility) at any time (whether at the time of incurrence or thereafter), any Lien, Investment, Indebtedness, Disposition, Restricted Payment or Affiliate transaction meets the criteria of one, or more than one, of the categories permitted pursuant to Article V or Article VI (including in connection with any Incremental Facility), the Borrower (i) shall in its sole discretion determine under which category such Lien (other than Liens with respect to the Initial Term Loans), Investment, Indebtedness (other than Indebtedness consisting of the Initial Term Loans), Disposition, Restricted Payment or Affiliate transaction (or, in each case, any portion thereof) is permitted and (ii) shall be permitted, in its sole discretion, to make any redetermination and/or to divide, classify or reclassify under which category or categories such Lien, Investment, Indebtedness, Disposition, Restricted Payment or Affiliate transaction is permitted from time to time as it may determine and without notice to the Administrative Agent or any Lender. For the avoidance of doubt, if the applicable date for meeting any requirement hereunder or under any other Loan Document falls on a day that is not a Business Day, compliance with such requirement shall not be required until noon on the first Business Day following such applicable date.

(b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Total Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, Consolidated Senior Secured First Lien Net Leverage Ratio and/or Interest Coverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts other than Incurrence Based Amounts contained in Section 7.01 or Section 7.02.

(c) Notwithstanding anything to the contrary herein, the ABL/Bond Intercreditor Agreement shall be deemed to be reasonable and acceptable to the Administrative Agent and the Lenders, and the Administrative Agent and the Lenders shall be deemed to have consented to the use of any such ABL/Bond Intercreditor Agreement (and to the Administrative Agent’s execution thereof) in connection with any Indebtedness permitted to be incurred, issued and/or assumed by the Borrower or any of its Subsidiaries pursuant to Section 7.01.

ARTICLE II

THE TERMS OF THE CREDIT FACILITY

Section 2.01 Establishment of the Credit Facility. On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Loan Documents, the Administrative Agent, the Lenders, the Swing Line Lender and each LC Issuer agree to establish the Initial Revolving Facility for the benefit of the Borrower.

Section 2.02 Revolving Facility. During the Revolving Facility Availability Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Revolving Loan or Revolving Loans to the Borrower from time to time pursuant to such Lender’s Revolving Commitment, which Revolving Loans may, except as set forth herein (and subject to Section 2.12), at the option of the Borrower, be incurred and maintained as, or Converted into, Revolving Loans that are Base Rate Loans or Eurodollar Loans, in each case denominated in U.S. Dollars; provided that all Revolving Loans (i) made as part of the same Revolving Borrowing shall consist of Revolving Loans of the same Type, (ii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof and (iii) shall not be made if, after giving effect to any such Revolving Loan, (A) the Revolving Facility Exposure of any Lender plus the principal amount of Swing Loans of any Lender would exceed such Lender’s Revolving Commitment, (B) the Aggregate Credit Facility Exposure would exceed (x) the Total Revolving Commitment or (y) the Maximum Borrowing Amount or (C) the Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.05(c) (in each case, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.03). The Revolving Loans to be made by each Lender will be made by such Lender on a pro rata basis based upon such Lender’s Revolving Facility Percentage of each Revolving Borrowing, in each case in accordance with Section 2.09 hereof. Each Lender having a Revolving Commitment Increase or Extended Revolving Credit Commitment hereby severally, and not jointly, agrees on the terms and subject to the conditions set forth herein and in the applicable Incremental Revolving Credit Assumption Agreement or Extension Amendment to make Incremental Revolving Loans or Extended Revolving Credit Loans, as applicable, to the Borrower, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Incremental Revolving Credit Exposure or Extended Revolving Credit Exposure, as applicable, exceeding such Lender’s Revolving Commitment Increase or Extended Revolving Credit Commitment, as applicable. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and re-borrow Initial Revolving Loans, Incremental Revolving Loans or Extended Revolving Credit Loans, as applicable.

Each Lender may at its option make any Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 3.01 shall apply).

Section 2.03 Protective Advances and Overadvances.

(a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Revolving Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation), to make Loans to the Borrower, on behalf of all Lenders regardless of whether any condition precedent set forth in Section 4.02 has been satisfied or waived, including any failure by the Borrower to comply with the requirements set forth in Section 2.02, which the Administrative Agent deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement (each such Loan, a “Protective Advance”). Any Protective Advance may be made in a principal amount that would cause the Aggregate Credit Facility Exposure to exceed the Borrowing Base; provided that no Protective Advance may be made to the extent that, after giving effect to such Protective Advance (together with the outstanding principal amount of any outstanding Protective Advances), the aggregate principal amount of Protective Advances outstanding hereunder would exceed, as determined on the date of such proposed Protective Advance, and is not known by the Administrative Agent to exceed, together with Overadvances described in Section 2.03(c), 10.0% of the Maximum Borrowing Amount, at such time; provided, further, that, (i) the aggregate amount of outstanding Protective Advances plus any Overadvances described in Section 2.03(c) plus the aggregate of all other Revolving Facility Exposure shall not exceed the aggregate Total Revolving Commitments and (ii) the Revolving Exposure of any Lender shall not exceed the Revolving Commitment of such Lender. The Administrative Agent agrees to use reasonable efforts to deliver prompt notice to the Lenders of any Protective Advance or Overadvance. Each Protective Advance shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. The Administrative

Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time, the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.03(b).

(b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default or Event of Default), each Revolving Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its pro rata share. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Revolving Lender, such Revolving Lender’s pro rata share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

(c) Notwithstanding anything to the contrary contained elsewhere in this Section 2.03 or this Agreement or the other Loan Documents and whether or not a Default or Event of Default exists at the time, the Administrative Agent may require all Revolving Lenders to honor requests or deemed requests by the Borrower for Revolving Loans at a time that an Overadvance Condition exists or which would result in an Overadvance Condition and each Lender shall be obligated to continue to make its pro rata share of any such Overadvance Loan up to a maximum amount outstanding equal to its Revolving Commitment at such time, so long as such Overadvance is not known by the Administrative Agent to exceed 10.0% of the Maximum Borrowing Amount, at such time, but in no event shall such Overadvance exist for more than forty-five (45) consecutive days; provided that (i) the aggregate amount of outstanding Overadvances plus any Protective Advances described in Section 2.03(a) plus the aggregate of all other Revolving Facility Exposure shall not exceed the aggregate Total Revolving Commitments and (ii) the Revolving Facility Exposure of any Lender shall not exceed the Revolving Commitment of such Lender. The Administrative Agent’s authorization to require Revolving Lenders to honor requests or deemed requests for Overadvance Loans may be revoked at any time by the Required Lenders.

Section 2.04 Swing Line Facility.

(a) Swing Loans. During the Revolving Facility Availability Period, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make a Swing Loan or Swing Loans to the Borrower from time to time, which Swing Loans: (i) shall be payable on the Swing Loan Maturity Date applicable to each such Swing Loan; (ii) shall be made in U.S. Dollars and shall be Base Rate Loans; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto (A) the aggregate principal amount of Swing Loans outstanding does not exceed the Swing Line Commitment, and (B) the Aggregate Credit Facility Exposure would not exceed (x) the Total Revolving Commitment or (y) the Maximum Borrowing Amount; (v) shall not be made if, after giving effect thereto, the Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.05(c) hereof; and (vi) shall not be made if the proceeds thereof would be used to repay, in whole or in part, any outstanding Swing Loan.

(b) Swing Loan Refunding. At least once each calendar week (or more frequently at Swing Line Lender’s election), the Swing Line Lender shall direct that the Swing Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a “Notice of Swing Loan Refunding”). Promptly upon receipt of a Notice of Swing Loan Refunding, the Administrative Agent shall give notice of the contents thereof to the Lenders with Revolving Commitments and, unless an Event of Default specified in Section 8.01(h) or Section 8.01(i) in respect of a Borrower has occurred, the applicable Borrower. Each such Notice of Swing Loan Refunding shall be deemed to constitute delivery by the Borrower of a Notice of Borrowing requesting Revolving Loans consisting of Base Rate Loans in the amount of the Swing Loans to which it relates notwithstanding (i) that the Notice of Swing Loan Refunding may not comply with the requirements specified in Section 2.08, (ii) whether any conditions specified in Section 4.02 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Notice of Swing Loan Refunding or (v) any reduction in the Total Revolving Commitment after any such Swing Loans were made. Each Lender with a Revolving

Commitment (including the Swing Line Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in Section 4.02 or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (d) below) to make a Revolving Loan to the designated Borrower in the amount of such Lender’s Revolving Facility Percentage of the aggregate amount of the Swing Loans to which such Notice of Swing Loan Refunding relates. Each such Lender shall make the amount of such Revolving Loan available to the Administrative Agent in immediately available funds at the Payment Office not later than 3:00 p.m. (local time at the Payment Office), if such notice is received by such Lender prior to 12:00 p.m. (local time at its Notice Office), or not later than 3:00 p.m. (Local Time at the Payment Office) on the next Business Day, if such notice is received by such Lender after such time). The proceeds of such Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Loans to which such Notice of Swing Loan Refunding relates.

(c) Swing Loan Participation. If prior to the time a Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Loan Refunding, any of the events specified in Section 8.01(h) or Section 8.01(i) shall have occurred in respect of the Borrower or one or more of the Lenders with Revolving Commitments shall determine that it is legally prohibited from making a Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender), or each Lender (other than such Swing Line Lender) so prohibited, as the case may be, shall, on the date such Revolving Loan would have been made by it (the “Purchase Date”), subject to the provisions of Section 2.04(d), purchase an undivided participating interest (a “Swing Loan Participation”) in the outstanding Swing Loans to which such Notice of Swing Loan Refunding relates, in an amount (the “Swing Loan Participation Amount”) equal to such Lender’s Revolving Facility Percentage of such outstanding Swing Loans. On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender’s Swing Loan Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender’s receipt of the funds from, and evidencing such Lender’s Swing Loan Participation in, such Swing Loans and its Swing Loan Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Loan Participation is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full. Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender’s Swing Loan Participation Amount, the Swing Line Lender receives any payment from or on behalf of a Borrower on account of the related Swing Loans, the Swing Line Lender will promptly distribute to such Lender its ratable share of such amount based on its Revolving Facility Percentage of such amount on such date on account of its Swing Loan Participation (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that if such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(d) Obligations Unconditional. Each Lender’s obligation to make Revolving Loans pursuant to Section 2.04(b) and/or to purchase Swing Loan Participations in connection with a Notice of Swing Loan Refunding shall be subject to the conditions that (i) such Lender shall have received a Notice of Swing Loan Refunding complying with the provisions hereof and (ii) at the time the Swing Loans that are the subject of such Notice of Swing Loan Refunding were made, the Swing Line Lender making the same had no actual written notice from another Lender or the Administrative Agent that a Default or Event of Default had occurred and was continuing (or any other applicable funding condition under Section 4.02 was not satisfied), but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender that gives such Notice of Swing Loan Refunding, and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against any other Lender, any Loan Party, or any other Person, or any Loan Party may have against any Lender or other Person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect; (D) any breach of any Loan Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

(e) Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Commitments is or are in effect with a longer maturity date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Loan, if consented to by the applicable Swing Line Lender, on the earliest occurring maturity date such Swing Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation the amount of Swing Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized. Upon the maturity date of any tranche of Revolving Commitments, the sublimit for Swing Loans may be reduced as agreed between the Swing Line Lender and the Borrower, without the consent of any other Person.

Section 2.05 Letters of Credit.

(a) LC Issuances. During the Revolving Facility Availability Period, the Borrower may request, for itself or on behalf of any Restricted Subsidiary, an LC Issuer at any time and from time to time to issue, for the account of the Borrower or any Restricted Subsidiary, and subject to and upon the terms and conditions herein set forth, each LC Issuer agrees to issue from time to time Letters of Credit denominated and payable in U.S. Dollars in such form as may be approved by such LC Issuer and such Borrower; provided, however, that notwithstanding the foregoing, no LC Issuance shall be made if, after giving effect thereto, (i) the LC Outstandings would exceed the LC Commitment Amount, (ii) the Revolving Facility Exposure of any Lender plus any Lender’s Applicable Percentage of the principal amount of Swing Loans outstanding would exceed such Lender’s Revolving Commitment, (iii) the Aggregate Credit Facility Exposure would exceed (x) the Total Revolving Commitment or (y) the Maximum Borrowing Amount, (iv) the Borrower would be required to prepay Loans or Cash Collateralize Letters of Credit pursuant to Section 2.05(c) hereof, (v) the applicable LC Issuer has been notified in writing by the Administrative Agent that a Default or Event of Default exists (or any other applicable condition under Section 4.02 cannot be satisfied); provided that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Restricted Subsidiary that is not a Borrower. Subject to Section 2.05(c) below, each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (y) one year from the date of issuance thereof (except as otherwise permitted under Section 2.05(c)), or (z) five (5) Business Days prior to the Revolving Facility Termination Date (the “Letter of Credit Expiration Date”); provided that any Letter of Credit may extend beyond the date referred to in clause (z) above to the extent such Letter of Credit is Cash Collateralized or back-stopped in a manner and in an amount reasonably satisfactory to the relevant LC Issuer. The Existing Letters of Credit will be deemed Letters of Credit issued hereunder for the account of the Borrower and will be subject to the terms hereof, regardless of whether or not the applicant under any Existing Letter of Credit is an LC Obligor; provided further that in any event the Revolving Lenders’ LC Participation Obligations under this Section 2.05 shall terminate on the Revolving Facility Termination Date.

(b) LC Requests. Whenever a Borrower desires that a Letter of Credit be issued for its account or the account of any eligible LC Obligor, Borrower shall give the Administrative Agent and the applicable LC Issuer written notice which shall be substantially in the form of Exhibit M (each such request, an “LC Request”), or transmit by electronic communication (if arrangements for doing so have been approved by the applicable LC Issuer), at least two (2) Business Days (or such shorter period as may be acceptable to the relevant LC Issuer) prior to the proposed date of issuance (which shall be a Business Day), which LC Request shall include such supporting documents that such LC Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than a Borrower, an application for, such Letter of Credit). In the event of any inconsistency between any of the terms or provisions of any LC Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control.

(c) Auto-Renewal Letters of Credit. If Borrower so requests in any applicable LC Request, each LC Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions; provided, however, that any Letter of Credit that has automatic renewal provisions must permit such LC Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Once any such Letter of Credit that has automatic renewal provisions has been issued, the Lenders shall be deemed to have authorized (but may not require) such LC Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than five (5) Business Days prior to the Revolving Facility Termination Date applicable to each Class of Revolving Commitments; provided, however, that such LC Issuer shall not permit any such renewal if (i) such LC Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is two (2) Business Days before the date that such LC Issuer is permitted to send a notice of non-renewal from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(d) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable LC Issuer and the Borrower, when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (including the International Chamber of Commerce’s decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Commercial Letter of Credit.

(e) Notice of LC Issuance. Each LC Issuer shall, on the date of each LC Issuance by it, give the Administrative Agent, and the Borrower written notice of such LC Issuance, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each LC Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Letter of Credit issued by such LC Issuer and then outstanding and an identification for the relevant period of the daily aggregate LC Outstandings represented by Letters of Credit issued by such LC Issuer.

(f) Reimbursement Obligations.

(i) The Borrower hereby agrees to reimburse (or cause any LC Obligor for whose account a Letter of Credit was issued to reimburse) each LC Issuer, by making payment directly to such LC Issuer in immediately available funds at the payment office of such LC Issuer, for any Unpaid Drawing with respect to any Letter of Credit within one Business Day after such LC Issuer notifies the Borrower (or any such other LC Obligor for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to the Borrower (or such other LC Obligor) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in U.S. Dollars, with interest on the amount so paid or disbursed by such LC Issuer, to the extent not reimbursed prior to 1:00 P.M. (Local Time at the payment office of the applicable LC Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such LC Issuer is reimbursed therefor at a rate per annum that shall be the rate then applicable to Revolving Loans pursuant to Section 2.11(a) that are Eurodollar Loans or, if not reimbursed within one Business Day after such notice, at the Default Rate, any such interest also to be payable on demand. If by 12:00 noon Local Time on the Business Day immediately following notice to it of its obligation to make reimbursement in respect of an Unpaid Drawing, the Borrower has not made such reimbursement out of their available cash on hand or a contemporaneous Borrowing hereunder (if such Borrowing is otherwise available to the Borrower), (x) the Borrower will be deemed to have given a Notice of Borrowing for Revolving Loans that are Base Rate Loans in an aggregate principal amount sufficient to reimburse such Unpaid Drawing (and the Administrative Agent shall promptly give notice to the Lenders of such deemed Notice of Borrowing, and such deemed Notice of Borrowing is not required to comply with the requirements specified in Section 2.08), (y) the Lenders shall make the Revolving Loans contemplated by such deemed Notice of Borrowing (which Revolving Loans shall be considered made under Section 2.02), and (z) the proceeds of such Revolving Loans shall be disbursed directly to the applicable LC Issuer to the extent necessary to effect such reimbursement and repayment of the Unpaid Drawing, with any excess proceeds to be made available to the applicable Borrower in accordance with the applicable provisions of this Agreement.

(ii) Obligations Absolute. The Borrower’s obligation under this Section 2.05 to reimburse each LC Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower or other LC Obligor may have or have had against such LC Issuer, the Administrative Agent or any Lender, including any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that no LC Obligor shall be obligated to reimburse an LC Issuer for any wrongful payment made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence as determined by a final non-appealable judgment of a court of competent jurisdiction on the part of such LC Issuer.

(g) LC Participations.

(i) Immediately upon each LC Issuance, the LC Issuer of such Letter of Credit shall be deemed to have sold and transferred to each Lender with a Revolving Commitment, and each such Lender (each an “LC Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation (an “LC Participation”), to the extent of such Lender’s Revolving Facility Percentage of the Stated Amount of such Letter of Credit in effect at such time of issuance, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder, the obligations of any LC Obligor under this Agreement with respect thereto (although LC Fees relating thereto shall be payable directly to the Administrative Agent for the account of the Lenders as provided in Section 2.13 and the LC Participants shall have no right to receive any portion of any fees of the nature contemplated by Section 2.13(c)), the obligations of any LC Obligor under any LC Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing.

(ii) In determining whether to pay under any Letter of Credit, an LC Issuer shall not have any obligation relative to the LC Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an LC Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct negligence as determined by a final non-appealable or a court of competent jurisdiction, shall not create for such LC Issuer any resulting liability.

(iii) If an LC Issuer makes any payment under any Letter of Credit and the applicable LC Obligor shall not have reimbursed such amount in full to such LC Issuer pursuant to Section 2.05(f), such LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each LC Participant of such failure, and each LC Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such LC Issuer, the amount of such LC Participant’s Revolving Facility Percentage of such payment in same-day funds; provided, however, that no LC Participant shall be obligated to pay to the Administrative Agent its Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence is determined by a final, non-appealable judgment of a court of competent jurisdiction on the part of such LC Issuer. If the Administrative Agent so notifies any LC Participant required to fund a payment under a Letter of Credit prior to 12:00 p.m. (Local Time) on any Business Day, such LC Participant shall make available to the Administrative Agent for the account of the relevant LC Issuer such LC Participant’s Revolving Facility Percentage of the amount of such payment on such Business Day in same-day funds. If and to the extent such LC Participant shall not have so made its Revolving Facility Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant LC Issuer, such LC Participant agrees to pay to the Administrative Agent for the account of such LC Issuer, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such LC Issuer at the Federal Funds Effective Rate. The failure of any LC Participant to make available to the Administrative Agent for the account of the relevant LC Issuer its Revolving Facility Percentage of any payment under any Letter of Credit shall not relieve any other LC Participant of its obligation hereunder to make available to the Administrative Agent for the account of such LC Issuer its Revolving Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no LC Participant shall be responsible for the failure of any other LC Participant to make available to the Administrative Agent for the account of such LC Issuer such other LC Participant’s Revolving Facility Percentage of any such payment.

(iv) Whenever an LC Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such LC Issuer any payments from the LC Participants pursuant to subsection (iii) above, such LC Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each LC Participant that has paid its Revolving Facility Percentage thereof, in same-day funds, an amount equal to such LC Participant’s Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective LC Participations, as and to the extent so received.

(v) The obligations of the LC Participants to make payments to the Administrative Agent for the account of each LC Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

(A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B) the existence of any claim, set-off defense or other right that any LC Obligor may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any LC Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the applicable LC Obligor and the beneficiary named in any such Letter of Credit), other than any claim that the applicable LC Obligor may have against any applicable LC Issuer for gross negligence or willful misconduct; as determined by a final non-appealable judgment of a court of competent jurisdiction of such LC Issuer in making payment under any applicable Letter of Credit;

(C) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(E) the occurrence of any Default or Event of Default.

(vi) To the extent any LC Issuer is not reimbursed by the Borrower, the LC Participants will reimburse and indemnify such LC Issuer, in proportion to their respective Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred by such LC Issuer in performing its respective duties in any way related to or arising out of LC Issuances by it; provided, however, that no LC Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from such LC Issuer’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(h) Provisions Related to Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the LC Issuer which issued such Letter of Credit, if one or more other tranches of Revolving Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.05(f) and (g)) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.05(a). Upon the maturity date of any tranche of Revolving Commitments, the sublimit for Letters of Credit may be reduced as agreed between the LC Issuers and the Borrower, without the consent of any other Person.

(i) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable LC Issuer hereunder for any and all drawings under such Letter of Credit if not otherwise timely reimbursed by such Restricted Subsidiary. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

Section 2.06 [Reserved].

Section 2.07 [Reserved].

Section 2.08 Notice of Borrowing.

(a) Time of Notice. Each Borrowing of a Loan (other than a Continuation or Conversion shall be made upon notice in the form provided for below which shall be provided by the Borrower to the Administrative Agent at its Notice Office not later than (i) in the case of each Borrowing of a Eurodollar Loan, 12:00 p.m. (Local Time) at least three (3) Business Days’ prior to the date of such Borrowing and (ii) in the case of each Borrowing of a Base Rate Loan, prior to 12:00 p.m. (Local Time) on the proposed date of such Borrowing.

(b) Notice of Borrowing. Each request for a Borrowing (other than a Continuation or Conversion, which will be subject to Section 2.12) shall be made by a Responsible Officer of the Borrower by delivering written notice of such request substantially in the form of Exhibit J hereto (each such notice, a “Notice of Borrowing”) or by telephone (to be confirmed immediately in writing by delivery by an Responsible Officer of the Borrower of a Notice of Borrowing), and in any event each such request shall be irrevocable and shall specify (i) the identity of the Borrower on whose behalf such Borrowing is being requested, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of the Borrowing (which shall be a Business Day), (iv) the Type of Loans such Borrowing will consist of, and (iv) if applicable, the initial Interest Period or the Swing Loan Maturity Date (which shall be less than 30 days after the date of such Borrowing but at least five (5) Business Days after the date of such Borrowing). Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Responsible Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.

(c) Minimum Borrowing Amount. The aggregate principal amount of each Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount.

(d) Maximum Borrowings. More than one Borrowing may be incurred by the Borrower on any day; provided, however, that at no time shall there be more than ten (10) Borrowings of Eurodollar Loans outstanding under this Agreement.

Section 2.09 Funding Obligations; Disbursement of Funds.

(a) Several Nature of Funding Obligations. The Commitments of each Lender hereunder and the obligation of each Lender to make Loans, acquire and fund Swing Loan Participations, and LC Participations, as the case may be, are several and not joint obligations. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans or fund any participation hereunder and each Lender shall be obligated to make the Loans provided to be made by it and fund its participations required to be funded by it hereunder, regardless of the failure of any other Lender to fulfill any of its Commitments hereunder. Nothing herein and no subsequent termination of the Commitments pursuant to Section 2.14 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b) Borrowings Pro Rata. Except with respect to the making of Swing Loans by the Swing Line Lender, all Loans hereunder shall be made as follows: all Revolving Loans made, and LC Participations acquired by each Lender, shall be made or acquired, as the case may be, on a pro rata basis based upon each Lender’s Revolving Facility Percentage of the amount of such Revolving Borrowing or Letter of Credit in effect on the date the applicable Revolving Borrowing is to be made or the Letter of Credit is to be issued.

(c) Notice to Lenders. The Administrative Agent shall promptly give each Lender, as applicable, written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, or Conversion or Continuation thereof, and LC Issuance, and of such Lender’s proportionate share thereof or participation therein and of the other matters covered by the Notice of Borrowing, Notice of Continuation or Conversion, or LC Request, as the case may be, relating thereto.

(d) Funding of Loans.

(i) Loans Generally. No later than 2:00 p.m. (Local Time) on the date specified in each Notice of Borrowing, each Lender will make available its amount, if any, of each Borrowing requested to be made on such date to the Administrative Agent at the Payment Office in U.S. Dollars and in immediately available funds and the Administrative Agent promptly will make available to the applicable Borrower by depositing to its account at the Payment Office (or such other account as the applicable Borrower shall specify) the aggregate of the amounts so made available in the type of funds received.

(ii) Swing Loans. No later than 3:00 p.m. (Local Time), on the date specified in each Notice of Borrowing, the Swing Line Lender will make available to the applicable Borrower by depositing to its account at the Payment Office (or such other account as the applicable Borrower shall specify) the aggregate of Swing Loans requested in such Notice of Borrowing.

(e) Advance Funding. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable time in accordance with Section 2.08(a) on the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the same available to the applicable Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a rate per annum equal to (i) if paid by such Lender, the overnight Federal Funds Effective Rate or (ii) if paid by the applicable Borrower, the then applicable rate of interest, calculated in accordance with Section 2.11, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to Section 3.04). If the Borrower and such Lender shall each pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.10 Evidence of Obligations.

(a) Loan Accounts of Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) Loan Accounts of Administrative Agent; Lender Register. The Administrative Agent shall maintain accounts in which it shall record: (i) the amount of each Loan and Borrowing made hereunder, the Type thereof, the Interest Period and applicable interest rate and, in the case of a Swing Loan, the Swing Loan Maturity Date applicable thereto; (ii) the amount and other details with respect to each Letter of Credit issued hereunder; (iii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder; (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof; and (v) the other details relating to the Loans, Letters of Credit and other Obligations.

In addition, the Administrative Agent shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register (the “Lender Register”) for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal, premium, interest and fees amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. The Administrative Agent will make the Lender Register available to any Lender (solely with respect to its own Loans or Commitments) or the Borrower upon its reasonable request. The entries in the Lender Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, and each Lender shall treat each Person whose name is recorded in the Lender Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, absent manifest error or actual notice to the contrary.

(c) Effect of Loan Accounts, etc. The entries made in the accounts maintained pursuant to Section 2.10(b) shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided that the failure of the Administrative Agent to maintain such accounts or any error (other than manifest error) therein shall not in any manner affect the obligation of any Loan Party to repay or prepay the Loans or the other Obligations in accordance with the terms of this Agreement.

(d) Notes. Promptly following the request of any Lender or the Swing Line Lender, the Borrower will execute and deliver to such Lender or the Swing Line Lender, as the case may be, (i) a Revolving Facility Note with blanks appropriately completed in conformity herewith to evidence the Borrower’s joint and several obligation to pay the principal of, and interest on, the Revolving Loans made to them by such Lender and (ii) a Swing Line Note with blanks appropriately completed in conformity herewith to evidence the Borrower’s obligation to pay the principal of, and interest on, the Swing Loans made to them by the Swing Line Lender; provided, however, that the decision of any Lender or the Swing Line Lender to not request a Note shall in no way detract from the Borrower’s joint and several obligation to repay the Loans and other amounts owing by the Borrower to such Lender or the Swing Line Lender.

Section 2.11 Interest; Default Rate.

(a) Interest on Revolving Loans. The outstanding principal amount of each Revolving Loan made by each Lender shall bear interest at a fluctuating rate per annum and shall be payable in U.S. Dollars and shall at all times be equal to (i) during such periods as such Revolving Loan is a Base Rate Loan, the Base Rate plus the Applicable Revolving Loan Margin in effect from time to time and (ii) during such periods as such Revolving Loan is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Revolving Loan Margin in effect from time to time.

(b) Interest on Swing Loans. The outstanding principal amount of each Swing Loan shall bear interest from the date of the Borrowing at a rate equal to the Base Rate plus the Applicable Revolving Loan Margin for Base Rate Loans in effect from time to time.

(c) Default Interest. Notwithstanding the above provisions, if a Specified Event of Default has occurred and is continuing, upon written notice by the Administrative Agent (which notice the Administrative Agent may give in its discretion and shall give at the direction of the Required Lenders), the overdue principal amount of any Loans and, to the extent permitted by applicable law, all overdue interest in respect of each Loan, and all overdue fees or other overdue amounts owed in respect of the Obligations hereunder shall thereafter bear interest (including post-petition interest in any proceeding under the Code or other applicable Debtor Relief Law) payable on demand, at a rate per annum equal to the Default Rate.

(d) Accrual and Payment of Interest. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable by the Borrower on a joint and several basis: (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates that are successively three months after the commencement of such Interest Period; (iii) in respect of any Swing Loan, on the Swing Loan Maturity Date applicable thereto; and (iv) in respect of all Loans, other than Revolving Loans accruing interest at the Base Rate, on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise), and, after such maturity or, in the case of any interest payable pursuant to Section 2.11(c), on demand.

(e) Computations of Interest. Except as provided in the next succeeding sentence, all computations of interest on any Loans hereunder shall be made on the actual number of days elapsed over a year of 360 days. All computations of interest on Base Rate Loans and Unpaid Drawings hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable.

(f) Information as to Interest Rates. The Administrative Agent, upon determining the interest rate for any Borrowing, shall promptly notify the Borrower and the Lenders thereof. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.

Section 2.12 Conversion and Continuation of Loans.

(a) Conversion and Continuation of Revolving Loans. The Borrower shall have the right, subject to the terms and conditions of this Agreement, to (i) Convert all or a portion of the outstanding principal amount of Borrowings of one Type made to it into a Borrowing or Borrowings of another Type that can be made to it pursuant to this Agreement and (ii) Continue a Borrowing of Eurodollar Loans at the end of the applicable Interest Period as a new Borrowing of Eurodollar Loans with a new Interest Period; provided, however, that if any Conversion of Eurodollar Loans into Base Rate Loans shall be made on a day other than the last day of an Interest Period for such Eurodollar Loans, the applicable Borrower shall compensate each Lender for any breakage costs, if applicable, in accordance with the provisions of Section 3.04 hereof.

(b) Notice of Continuation and Conversion. Each Continuation or Conversion of a Loan shall be made upon notice in the form provided for below provided by the Borrower to the Administrative Agent at its Notice Office not later than (i) in the case of each Continuation or Conversion of a Eurodollar Loan, 11:00 a.m. (Local Time) at least three (3) Business Days’ prior to the date of such Continuation or Conversion and (ii) in the case of each Continuation or Conversion of a Base Rate Loan, prior to 11:00 a.m. (Local Time) on the proposed date of such Continuation or Conversion. Each such request shall be made by an Responsible Officer of the Borrower delivering written notice of such request substantially in the form of Exhibit L hereto (each such notice, a “Notice of Continuation or Conversion”) or by telephone (to be confirmed immediately in writing by delivery by an Responsible Officer of the Borrower of a Notice of Continuation or Conversion), and in any event each such request shall be irrevocable and shall specify (A) the Borrowings to be Continued or Converted, (B) the date of the Continuation or Conversion (which shall be a Business Day), and (C) the Interest Period or, in the case of a Continuation, the new Interest Period. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Responsible Officer of the applicable Borrower entitled to give telephonic notices under this Agreement on behalf of the applicable Borrower. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.

(c) Base Rate Loans may only be converted into Eurodollar Loans having an Interest Period of one (1) month if an Event of Default is in existence on the date of the conversion and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit a conversion to any longer Interest Period.

(d) No partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount.

(e) Eurodollar Loans may only be continued as Eurodollar Loans having an Interest Period of one (1) month if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit a continuation having a longer Interest Period.

(f) Borrowings resulting from conversions pursuant to this Section 2.12 shall be limited in number as provided in Section 2.08.

(g) If upon the expiration of any Interest Period in respect of Eurodollar Loans the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in Section 2.08, the Borrower shall be deemed to have elected to convert such Borrowing of Eurodollar Loans into a Borrowing of Eurodollar Loans with an Interest Period of one (1) month, effective as of the expiration date of such current Interest Period.

Section 2.13 Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of each Lender based upon each such Lender’s Revolving Facility Percentage, as consideration for the Revolving Commitments of the Lenders, commitment fees in Dollars (the “Commitment Fees”) for the period from the Closing Date to, but not including, the Revolving Facility Termination Date applicable to each Class of Revolving Commitments, computed for each day at a rate per annum equal to (i) the Applicable Commitment Fee Rate times (ii) the Unused Total Revolving Commitment in effect on such day; provided that, for the purposes of this provision, the Revolving Commitment of any Lender shall be deemed to be zero if such Lender would be a Defaulting Lender pursuant to clause (b) of the definition thereof, and the Required Lenders have not confirmed such determination in writing. Accrued Commitment Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date applicable to each Class of Revolving Commitments.

(b) LC Fees. ~~(i)~~

(i) Standby Letters of Credit. The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of each Lender with a Revolving Commitment based upon each such Lender’s Revolving Facility Percentage, a fee in respect of each Letter of Credit issued hereunder that is a Standby Letter of Credit, to be paid in U.S. Dollars, for the period from the date of issuance of such Letter of Credit until the expiration date thereof (including any extensions of such expiration date that may be made at the election of the account party or the LC Issuer), computed for each day at a rate per annum equal to (A) the Applicable Revolving Loan Margin for Revolving Loans that are Eurodollar Loans in effect on such day times (B) the Stated Amount of such Letter of Credit on such day. The foregoing fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date applicable to each Class of Revolving Commitments.

~~(ii)~~ (ii) Commercial Letters of Credit. The Borrower agrees to pay to the Administrative Agent for the ratable benefit of each Lender based upon each such Lender’s Revolving Facility Percentage, a fee in respect of each Letter of Credit issued hereunder that is a Commercial Letter of Credit to be paid in U.S. Dollars in an amount equal to (A) the Applicable Revolving Loan Margin for Revolving Loans that are Eurodollar Loans in effect on the date of issuance times (B) the Stated Amount of such Letter of Credit. The foregoing fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date applicable to each Class of Revolving Commitments.

(c) Fronting Fees. The Borrower agrees to pay quarterly in arrears directly to each LC Issuer, for its own account, a fee in respect of each Standby Letter of Credit issued by such LC Issuer, to be paid in U.S. Dollars, at a rate of 0.125% per annum, on the Stated Amount thereof for the period from the date of issuance (or increase, renewal or extension) to the expiration date thereof (including any extensions of such expiration date which may be made at the election of the beneficiary thereof).

(d) Additional Charges of LC Issuer. The Borrower agrees to pay in Dollars directly to each LC Issuer upon each LC Issuance, drawing under, or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such LC Issuance, drawing under, amendment, extension, renewal or transfer be the processing charge that such LC Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

(e) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, on the Closing Date and thereafter, for its own account, the fees payable to the Administrative Agent set forth in the Fee Letter.

(f) Computations and Determination of Fees. All computations of Commitment Fees, LC Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

Section 2.14 Termination and Reduction of Revolving Commitments.

(a) Mandatory Termination of Revolving Commitments. Each applicable Class of Revolving Commitments shall terminate on the Revolving Facility Termination Date applicable to such Class of Revolving Commitments.

(b) Voluntary Termination of the Total Revolving Commitment. Upon at least two (2) Business Days’ (or such shorter period as the Administrative Agent may in its discretion agree) prior written notice (or telephonic notice confirmed in writing within one (1) Business Day) to the Administrative Agent at its Notice Office (which notice may be conditioned upon the occurrence of any other event and which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right to terminate in whole the Total Revolving Commitment; provided that (i) all outstanding Revolving Loans and Unpaid Drawings are contemporaneously prepaid in accordance with Section 2.15 and (ii) either (A) there are no outstanding Letters of Credit or (B) the Borrower shall contemporaneously cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions (which are not LC Issuers under this Agreement) acceptable to each LC Issuer and the Revolving Lenders) or shall Cash Collateralize all LC Outstandings.

(c) Partial Reduction of Total Revolving Commitment. Upon at least two (2) Business Days’ (or such shorter period as the Administrative Agent may in its discretion agree) prior written notice (or telephonic notice confirmed in writing within one (1) Business Day) to the Administrative Agent at its Notice Office (which notice may be conditioned upon the closing of any other event which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right to partially and permanently reduce the Unused Total Revolving Commitment of any Class; provided, however, that (i) any such reduction shall apply to proportionately (based on each Lender’s Revolving Facility Percentage within each applicable Class) and permanently reduce the Revolving Commitment of each Lender with respect to each applicable Class, (ii) such reduction shall apply to proportionately and permanently reduce the LC Commitment Amount, but only to the extent that the Unused Total Revolving Commitment would be reduced below any such limits, (iii) no such reduction shall be permitted if the Borrower would be required to make a mandatory prepayment of Loans pursuant to Section 2.15(c)(ii) or (iii) unless, substantially concurrently with such reduction the Borrower makes such mandatory prepayment and (iv) any partial reduction pursuant to this Section 2.14 shall be in the amount of at least $500,000 (or, if greater, in integral multiples of $250,000).

Section 2.15 Voluntary and Mandatory Prepayments of Loans.

(a) Voluntary Prepayments. The Borrower shall have the right to prepay any of the Loans of any Class, in whole or in part, without premium or penalty, except as specified in subsection (e) below, from time to time. The Borrower shall give the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) at the Notice Office of its intent to prepay the Loans of any Class, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which the prepayment is to be made, which notice shall be received by the Administrative Agent by (y) noon (Local Time) two (2) Business Days prior to the date of such prepayment with respect to prepayments of Eurodollar Loans or (z) noon (Local Time) on the date of such prepayment, in the case of any prepayment of Base Rate Loans, and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders; provided that:

(i) each partial prepayment shall be in an aggregate principal amount of at least (A) in the case of any prepayment of a Eurodollar Loan, $500,000 (or, if less, the full amount of such Borrowing), or an integral multiple of $250,000 (B) in the case of any prepayment of a Base Rate Loan, $250,000 (or, if less, the full amount of such Borrowing), or an integral multiple of $100,000 and (C) in the case of any prepayment of a Swing Loan, in the full amount thereof;

(ii) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; and

(iii) the Borrower may designate that any Class be repaid.

(b) [Reserved].

(c) Mandatory Payments. The Loans shall be subject to mandatory repayment or prepayment (in the case of any partial prepayment conforming to the requirements as to the amounts of partial prepayments set forth in Section 2.15(a) above) and the LC Outstandings shall be subject to cash collateralization requirements in accordance with the following provisions:

(i) Revolving Facility Termination Date. The entire principal amount of all outstanding Revolving Loans in respect of any Class of Revolving Commitments shall be repaid in full on the Revolving Facility Termination Date applicable to such Class of Revolving Commitments.

(ii) Loans Exceed the Commitments. Except for Protective Advances and Overadvance Loans permitted under Section 2.03, if on any date (after giving effect to any other payments on such date) the Aggregate Credit Facility Exposure exceeds the Maximum Borrowing Amount, then, in the case of each of the foregoing, the Borrower shall, before noon on the second Business Day following such date, prepay the principal amount of Loans and, after Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess.

(iii) LC Outstandings Exceed LC Commitment. If on any date the LC Outstandings exceed the LC Commitment Amount, then the Borrower shall, before noon on the second Business Day following such date, Cash Collateralize any LC Outstandings that have not previously been Cash Collateralized, to the extent of such excess.

(d) Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans made or required by this Section 2.15, the Borrower shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made. In the absence of a designation by the applicable Borrower as described in the preceding sentence, the Administrative Agent shall make such designation in its sole discretion in order to minimize breakage costs owing under Article III.

(e) Breakage and Other Compensation. Any prepayment made pursuant to this Section 2.15 shall be accompanied by any amounts payable in respect thereof under Section 3.04 hereof.

Section 2.16 Method and Place of Payment.

(a) Generally. All payments made by the Borrower hereunder under any Note or any other Loan Document shall be made without setoff, counterclaim or other defense.

(b) Application of Payments. Except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, (i) all payments and prepayments of any Class of Revolving Loans and Unpaid Drawings with respect to Letters of Credit shall be applied by the Administrative Agent on a pro rata basis based upon each Lender’s Revolving Facility Percentage with respect to any applicable Class of the amount of such prepayment and (ii) all payments or prepayments of Swing Loans shall be applied by the Administrative Agent to pay or prepay such Swing Loans.

(c) Payment of Obligations. Except as specifically set forth elsewhere in this Agreement, all payments under this Agreement with respect to any of the Obligations shall be made to the Administrative Agent on the date when due and shall be made at the Payment Office in immediately available funds and shall be made in U.S. Dollars.

(d) Timing of Payments. Any payments under this Agreement that are made later than 3:00 p.m. (New York City time), or, in the case of any payments made in connection with the termination of any Class of Commitments hereunder, 5:00 p.m. (New York City time), shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

(e) Distribution to Lenders. Upon the Administrative Agent’s receipt of payments hereunder, the Administrative Agent shall immediately distribute to each Lender or the applicable LC Issuer, as the case may be, its ratable share, if any, of the amount of principal, interest, and Fees received by it for the account of such Lender. Payments received by the Administrative Agent shall be delivered to the Lenders or the applicable LC Issuer, as the case may be, in Dollars in immediately available funds; provided, however, that if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Unpaid Drawings, interest and Fees then due hereunder then, except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, such funds shall be applied, first, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and second, towards payment of principal and Unpaid Drawings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unpaid Drawings then due to such parties.

Section 2.17 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders.”

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.17 or 11.03 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the LC Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17(a)(iv); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so reasonably determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the LC Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17(a)(iv); sixth, to the payment of any amounts owing to the Lenders, the LC Issuers or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuers or Swing Line Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower or any Restricted Subsidiaries thereof pursuant to any Hedge Agreement with such Defaulting Lender or any Affiliate thereof as certified to the Administrative Agent (with a copy to such Defaulting Lender) by an Responsible Officer prior to the date of such payment; eighth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Outstandings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Outstandings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Outstandings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Outstandings and Swing Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.17(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(A) Certain Fees. No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17(a)(iv).

(C) With respect to any Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Outstandings or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each LC Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iii) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Outstandings and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Facility Exposure of any Non-Defaulting Lender plus such Non-Defaulting Lender’s Applicable Percentage of the principal amount of Swing Loans outstanding to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iv) Cash Collateral, Repayment of Swing Loans. If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swing Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the LC Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17(a)(iv).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Swing Line Lender and LC Issuer reasonably agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include reasonable arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.17(a)(iii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swing Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Loans unless it is reasonably satisfied that it will have no Fronting Exposure after giving effect to such Swing Loan and (ii) no LC Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is reasonably satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.18 Revolving Commitment Increases.

(a) Borrower shall have the right, but not the obligation, after the Closing Date, upon notice to the Administrative Agent (an “Commitment Increase Notice”), to request an increase in the aggregate commitments under the Initial Revolving Facility (which may, at the election of Borrower, include a proportionate increase to the LC Commitment Amount and, with the consent of the Swing Line Lender, the Swing Line Commitment) (each, a “Revolving Commitment Increase”, and the loans thereunder, “Incremental Revolving Loans;” the facility in connection therewith a “Incremental Revolving Facility”) by an aggregate amount of up to $500,000,000; provided that (i) no commitment of any Lender may be increased without the consent of such Lender, (ii) no Event of Default then exists or would result immediately after giving effect thereto (other than in connection with a Limited Condition Acquisition), (iii) the Incremental Revolving Loans (A) shall be guaranteed by the Guarantors and shall rank pari passu in right of (1) priority with respect to the Collateral and (2) payment with respect to the Obligations in respect of the Commitments in effect prior to the Revolving Commitment Increase and (B) shall be on terms and pursuant to the documentation applicable to the existing Commitments or otherwise acceptable to the Administrative Agent (it being understood that terms not substantially identical to the Revolving Facility which are applicable only after the then-existing Revolving Facility Termination Date are acceptable); provided that the Applicable Revolving Loan Margin relating to the Incremental Revolving Loans may exceed the Applicable Revolving Loan Margin relating to the Commitments in effect prior to the Closing Date of the Revolving Commitment Increase so long as, in the event that the Effective Yield for such Incremental Revolving Loans is greater than the Effective Yield applicable to all Revolving Loans immediately prior to the effective date of the Revolving Commitment Increase by more than 0.50% per annum, then the Effective Yield for such Revolving Loans shall be increased to the extent necessary so that the Effective Yield for such Revolving Loans is equal to the Effective Yield for such Incremental Revolving Loans minus 0.50% per annum, and (iv) the Revolving Commitment Increase shall be requested in minimum amounts of $15,000,000 or a higher multiple of $1,000,000. The proceeds of each Revolving Commitment Increase may be used for any transaction permitted under this Agreement. Any Revolving Commitment Increase may be denominated in U.S. Dollars. Each Commitment Increase Notice shall set forth (i) the amount of the Revolving Commitment Increase being requested and (ii) the date on which such Revolving Commitment Increase is requested to become effective.

(b) The Borrower may seek a Revolving Commitment Increase from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Incremental Revolving Credit Lenders, as applicable, in connection therewith. The Borrower, each Incremental Revolving Credit Lender and the Administrative Agent and, the Swing Line Lender and each LC Issuer, to the extent their consent would be required under Section 11.12(b) for an assignment of Loans or Commitments, as applicable, to such Additional Lender, shall execute and deliver an Incremental Revolving Credit Assumption Agreement having terms and conditions consistent with the terms of this Section 2.18. Each Incremental Revolving Credit Assumption Agreement shall specify the terms of the Incremental Revolving Loans to be made thereunder, consistent with the provisions set forth in Section 2.18(a). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Revolving Credit Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Revolving Credit Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Revolving Commitment Increase, as applicable, or otherwise to effect the provisions of this Section 2.18, notwithstanding any requirements of Section 11.12. Any such deemed amendment may be memorialized in writing by the Administrative Agent and the Borrower and furnished to the other parties hereto.

(c) Upon the effectiveness of any Revolving Commitment Increase entered into pursuant to this Section 2.18, each Lender with a Revolving Commitment of such Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Facility (each, an “Incremental Revolving Facility Lender”) in respect of such increase, and each such Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swing Loans held by each Lender with a Revolving Commitment of such Class (including each such Incremental Revolving Facility Lender) will equal the percentage of the aggregate Revolving Commitments of such Class of all Lenders represented by such Lender’s Revolving Commitment of such Class. If, on the date of such increase, there are any Revolving Loans of such Class outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Facility be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Commitments of such Class), which prepayment shall be accompanied by accrued interest on the Revolving Loans of such Class being prepaid and any costs incurred by any Lender in accordance with Section 3.04. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(d) Upon the effectiveness of any Revolving Commitments Increase entered into pursuant to this Section 2.18, each Lender with a Revolving Commitment immediately prior to the providing of such Incremental Revolving Facility will automatically and without further act be deemed to have assigned to each Lender providing a portion of such Incremental Revolving Facility in respect of such provision, and each such Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swing Loans such that, after giving effect to such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (x) participations hereunder in Letters of Credit and (y) participations hereunder in Swing Loans held by each Lender with a Revolving Commitment and each Lender with an Incremental Revolving Facility will equal the percentage of the aggregate Revolving Commitments and aggregate commitments under the Incremental Revolving Facilities of all Lenders represented by such Lender’s Revolving Commitment and such Lender’s commitment under the Incremental Revolving Facility, as applicable. If, on the date of the providing of such Incremental Revolving Facility, there are any Revolving Loans outstanding, such Revolving Loans shall, on or prior to the effectiveness of such Incremental Revolving Facility, be prepaid from the proceeds of the Incremental Revolving Loans made hereunder (reflecting such commitments under the Incremental Revolving Facility), which prepayment shall be accompanied by accrued and unpaid interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.04. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(e) Notwithstanding the foregoing, the effectiveness of any Revolving Commitment Increase under this Section 2.18 shall be subject to the satisfaction of the conditions, including the terms of Section 11.31, as agreed between the lenders providing such Revolving Commitment Increase and the Borrower and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officer’s certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion utilized generally in connection with similar credit facilities).

(f) Notwithstanding anything to the contrary in this Section 2.18, the Revolving Commitment Increase may be in the form of a separate “first-in, last out” tranche (the “FILO Tranche”) with a separate borrowing base against the Borrowing Base Assets and interest rate margins in each case to be agreed upon (which, for the avoidance of doubt, shall not require any adjustment to the Applicable Margin of other Loans pursuant to clause (a) above) among the Borrower, the Administrative Agent and the Lenders providing the FILO Tranche so long as (1) any loans under the FILO Tranche may not be guaranteed by any Subsidiaries of the Borrower other than the Guarantors; (2) if the FILO Tranche availability exceeds $0, any Revolving Borrowing thereafter requested shall be made under the FILO Tranche until the FILO Tranche availability no longer exceeds $0; (3) the Borrower may not prepay Revolving Credit Loans under the FILO Tranche or terminate or reduce the commitments in respect thereof at any time that other Loans and/or Reimbursement Obligations (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent) are outstanding; (4) the Required Lenders (calculated as including Lenders under any Revolving Commitment Increase) shall, subject to the terms of the ABL/Bond Intercreditor Agreement, control exercise of remedies in respect of the Collateral and (5) no changes affecting the priority status of the Loans (other than the FILO Tranche), on the one hand, and the FILO Tranche, on the other hand, may be made without the consent of the Required Lenders (calculated as including Lenders under any Revolving Commitment Increase), other than such changes which affect only the FILO Tranche.

(g) This Section 2.18 shall supersede any provisions in this Agreement to the contrary, including Sections 2.16 or 11.12. For the avoidance of doubt, any of the provisions of this Section 2.18 may be amended with the consent of the Required Lenders, the Administrative Agent and the Borrower.

Section 2.19 Amend and Extend Transactions.

(a) At any time after the Closing Date, the Borrower and any Lender (any such Lender, an “Extending Lender”) may agree, by notice to the Administrative Agent for further distribution to the Lenders (each such notice, an “Extension Notice”), to extend (an “Extension”) the maturity date of such Lender’s Revolving Commitments of a Class (which term, for purposes of this provision, shall also include any Class of Revolving Commitments outstanding hereunder pursuant to a previous amend and extend transaction pursuant to the terms of this Section 2.19, any Class of Incremental Revolving Loans or any commitments under any Incremental Revolving Facility (the “Existing Revolving Commitment Class,” the Revolving Loans thereunder, the “Existing Revolving Loans” and the Revolving Commitments thereunder, the “Existing Revolving Commitments”) to the extended maturity date specified in such Extension Notice and Extension Amendment (each tranche of Revolving Commitments so extended, in each case as well as the original Revolving Commitments not so extended, being deemed a separate Class; any Extended Revolving Credit Commitments shall constitute a separate Class of Revolving Commitments from the Class of Revolving Commitments from which they were converted and any Class of Revolving Commitments the maturity of which shall have been extended pursuant to this Section 2.19, “Extended Revolving Credit Commitments”); provided, that (i) the Borrower shall have offered to all Lenders under the applicable Credit Facility that is the subject of the proposed Extension the opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions to each such Lender (each such offer, an “Extension Offer”), (ii) except as to interest rates, rate floors, fees, original issue discounts, premiums, final maturity date (subject to the following clause (v), which shall be determined by the Borrower and set forth in the applicable Extension Offer), the Extended Revolving Credit Commitments shall have the same terms as the Class or Class of Revolving Commitments that was the subject of the Extension Notice; provided that the Extension Offer and/or Extension Amendment may provide for other covenants and terms that apply to any period after the Latest Maturity Date then in effect, (iii) if the aggregate Revolving Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments offered to be extended by the Borrower pursuant to such Extension Offer, then the Revolving Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (iv) all documentation in respect of such Extension Offer (including any Extension Notice any amendment to this Agreement implementing the terms of such Extension Offer (each such amendment, an “Extension Amendment”)) shall be consistent with the foregoing, (v) the interest rates, rate floors, fees, original issue discounts, premiums, final maturity date and optional and mandatory prepayments (subject to the limitations set forth in clause (ii) of this Section 2.19) applicable to any Extended Revolving Credit Commitments shall be determined by the Borrower and the lenders providing such Extended Revolving Credit Commitments, as applicable and (vi) all Borrowings under the applicable Revolving Commitments (i.e., the Existing Revolving Commitment Class and the Extended Revolving Credit Commitments of the applicable Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments required upon the

Maturity Date of the non-extending Revolving Commitments). In connection with any such Extension, the Borrower and the Administrative Agent, with the approval of the Extending Lenders of the applicable Extension Series, may effect such amendments (including any Extension Amendment) to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Extension Offer, including any amendments necessary to establish new Classes, tranches or sub-tranches in respect of the Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches (including to preserve the pro rata treatment of the extended and non-extended tranches and to provide for the reallocation of LC Outstandings, Swing Loans and Swing Loan Participations upon the expiration or termination of the commitments under any tranche or sub-tranche), in each case on terms not inconsistent with this Section 2.19. Any Extension of the Revolving Commitments shall require the consent of any LC Issuer and any Swing Line Lender to the extent that such Extension provides for issuance of Letters of Credit by such LC Issuer or the Borrowing of Swing Loans from such Swing Lender at any time during such extended period. Notwithstanding the conversion of any Existing Revolving Commitment Class into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to the Existing Revolving Commitment Class of the applicable Extension Series for purposes of the obligations of a Revolving Lender in respect of Swing Loans under Section 2.04(a) and Letters of Credit under Section 2.05, except that the applicable Extension Amendment may provide that the Swing Line Maturity Date and/or the last day for issuing Letters of Credit may be extended and the related obligations to make Swing Loans and issue Letters of Credit may be continued (pursuant to mechanics to be specified in the applicable Extension Amendment) so long as the applicable Swing Line Lender and/or the applicable LC Issuer, as applicable, have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(b) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Revolving Commitment Class is converted to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), the Existing Revolving Commitments of each Extending Lender under the applicable Extension Series, the aggregate principal amount of such Existing Revolving Commitment Class shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted by such Lender on such date, and the aggregate principal amount of such Extended Revolving Credit Commitments shall be established as a separate Class of Revolving Commitments from the Existing Revolving Commitment Class of the applicable Extension Series and from any other Existing Revolving Commitment Classes (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Existing Revolving Loans of any Extending Lender are outstanding under the Existing Revolving Commitment Class of the applicable Extension Series, such Existing Revolving Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s commitment under the Existing Revolving Commitment Class of the applicable Extension Series to Extended Revolving Credit Commitments.

(c) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.19, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement, including Section 2.15 and (ii) any Extension Offer is required to be in a minimum amount of $5,000,000. The Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Revolving Commitments of any or all applicable tranches accept the applicable Extension Offer.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purposes of this Section 2.19.

(e) Notwithstanding the foregoing, no Extension Amendment shall become effective under this Section 2.19 unless the Administrative Agent shall have received (i) a customary legal opinion covering the enforceability of the Extension Amendment and other customary matters, (ii) customary reaffirmations and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the applicable Extended Revolving Credit Commitments are provided with the benefit of the applicable Loan Documents and (iii) board resolutions and other closing certificates and documentation to the extent reasonably requested by the Administrative Agent.

(f) In the event that the Administrative Agent determines in its sole discretion that the allocation of the Extended Revolving Credit Commitments of a given Extension Series, in each case to a given Lender was incorrectly determined as a result of manifest administrative error, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of the applicable Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion and extension of Existing Revolving Commitments (and related Revolving Facility Exposure), as the case may be, in such amount as is required to cause such Lender to hold Extended Revolving Credit Commitments (and related Revolving Facility Exposure) of the applicable Extension Series into which such other Revolving Commitments were initially converted, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (ii) be subject to the satisfaction of such conditions, including the terms of Section 11.31, as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.19(a)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.19(a).

(g) This Section 2.19 shall supersede any provisions in this Agreement to the contrary, including Sections 2.16 or 11.12. For the avoidance of doubt, any of the provisions of this Section 2.19 may be amended with the consent of the Required Lenders, the Administrative Agent and the Borrower.

Section 2.20 [Reserved].

Section 2.21 Cash Receipts.

(a) Each Loan Party shall enter into a control agreement (each, a “Blocked Account Agreement”) within 90 days after the Closing Date (or such later date approved by the Administrative Agent in its reasonable discretion), in form reasonably satisfactory to the Administrative Agent, with the Administrative Agent and/or Collateral Agent and any bank with which such Loan Party maintains a primary domestic concentration DDA (other than an Excluded Account) (collectively, the “Blocked Accounts”).

(b) The Borrower agrees that it will cause all proceeds of the ABL Collateral (other than the amounts and accounts identified in clauses (ii), (iii), (iv) and (v) of Section 2.21(d) below or proceeds in any Excluded Accounts) to be deposited into a Blocked Account, which deposits may be made through a remote scanning process for purposes of depositing payment items into the Blocked Accounts from time to time. The Borrower agrees that it will promptly cause all such payment items to be scanned and/or deposited into Blocked Accounts.

(c) Each Blocked Account Agreement shall require, after the occurrence and during the continuance of a Liquidity Event (and delivery of notice thereof from the Administrative Agent to the Borrower and the other parties to such instrument or agreement), the ACH or wire transfer no less frequently than once per Business Day (unless the Termination Date shall have actually occurred), of all collected and available funds, including any collected and available funds in each Blocked Account (net of such minimum balance, not to exceed $50,000 in any one Blocked Account or $250,000 in the aggregate, as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained), to one or more accounts maintained by the Administrative Agent at SunTrust Bank (the “Payment Accounts”) or such other account as directed by the Administrative Agent; provided that once such Liquidity Event shall no longer be continuing, the Administrative Agent shall promptly instruct the depository institutions at which such Blocked Accounts are held to allow the Loan Parties to resume direct and sole control over such Blocked Accounts. Subject to the terms of the ABL/Bond Intercreditor Agreement, all amounts received in a Payment Account or such other account shall be applied (and allocated) by the Administrative Agent in accordance with Section 8.03.

(d) If, at any time after the occurrence and during the continuance of a Liquidity Event, any cash or Permitted Investments owned by any Loan Party (other than (i) an amount not to exceed $5,000,000 in the aggregate that is on deposit in a segregated DDA which the Borrower designates in writing to the Administrative Agent as being the “designated account,” (each such account, a “Designated Account” and collectively, the “Designated Accounts”), (ii) de minimis cash or Permitted Investments from time to time inadvertently misapplied by any Loan Party, (iii) deposit accounts the balance of which consists exclusively of (x) withheld income taxes and federal, state or local employment taxes, (y) amounts required to be paid over to an employee benefit plan; (iv) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside for the purpose of managing) disbursement, tax accounts, payroll accounts, and trust accounts, (v) local store accounts that are swept at least weekly to Blocked Accounts and (vi) other accounts that are not swept at least weekly to a Blocked Account in which the aggregate amount on deposit in all such other accounts at any time may not exceed $5,000,000 (such accounts referred to in clauses (i) through (vi) above, collectively, the “Excluded Accounts”)) are held in any account, otherwise than in a Blocked Account subject to a Blocked Account Agreement, the Administrative Agent shall be entitled to require the applicable Loan Party to close such account and have all funds therein transferred to a Blocked Account, and to cause all future deposits to be made to a Blocked Account.

(e) The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts without the Administrative Agent’s consent, subject to the applicable Loan Party’s prompt execution and delivery to the Administrative Agent of a Blocked Account Control Agreement with respect to any such DDA (other than any Excluded Account) established or acquired after the Closing Date consistent with the provisions of this Section 2.21 and so long as all deposits pursuant to Section 2.21(b) are at all times only made into accounts subject to a valid Blocked Account Agreement. The Administrative Agent shall execute any requested notice of termination to the Bank at which such closed Blocked Account has been maintained; provided that the Loan Parties provide to the Administrative Agent a Blocked Account Agreement for a replacement Blocked Account consistent with the provisions of this Section 2.21. For the avoidance of doubt, the Loan Parties may open or close Excluded Accounts at any time, without requirement of delivery of a Blocked Account Agreement.

(f) So long as no Liquidity Event as to which the Administrative Agent has notified the Borrower has occurred and is continuing, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts. For the avoidance of doubt, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in any Excluded Account or Designated Account.

(g) Any amounts (x) received in the Payment Accounts (including all interest and other earnings with respect thereto, if any) at any time after the Termination Date or (y) that continue to be swept to the Payment Accounts after all Liquidity Events have been cured, if any, shall (subject, in the case of clause (x), to the provisions of the ABL/Bond Intercreditor Agreement), be remitted to the operating account of the Borrower as specified by the Borrower.

Section 2.22 Reserves; Change in Reserves; Decisions by Agent. The Administrative Agent may at any time and from time to time establish and increase or decrease Reserves; provided that, as a condition to the establishment of any new category of Reserves, or any increase in Reserves resulting from a change in the manner of determination thereof, a Required Reserve Notice shall have been given to the Borrower not later than five (5) Business Days prior to such establishment or increase; provided, further, that circumstances, conditions, events or contingencies arising prior to the Closing Date of which the Administrative Agent had knowledge prior to the Closing Date shall not be the basis for any such establishment or modification after the Closing Date. The amount of any Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for the Reserve. Upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed Reserve or increase, and the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or increase no longer exists. In no event shall such notice and opportunity limit the right of the Administrative Agent to establish or change such Reserve. Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of “Eligible Credit Card Receivable”, “Eligible In-Transit Inventory”, “Eligible Inventory”, “Eligible Letter of Credit Inventory”, “Eligible Receivable”, “Eligible Billings” or “Eligible Unbilled Receivables” and vice versa, or reserves or criteria deducted in computing the cost or market value or Value of any Eligible Receivable, any Eligible Inventory, any Eligible Credit Card Receivable, Eligible In-Transit Inventory, Eligible Letter of Credit Inventory, Eligible Billings, Eligible Unbilled Receivables or the Net Orderly Liquidation Value of any Eligible Inventory and vice versa.

ARTICLE III

INCREASED COSTS, ILLEGALITY AND TAXES

Section 3.01 Increased Costs.

(a) If any Change in Law shall:

(A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any LC Issuer (except any such reserve requirement reflected in the Adjusted Eurodollar Rate); or

(B) impose on any Lender or any LC Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or LC Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or LC Issuer hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or LC Issuer, the Borrower will pay to such Lender or LC Issuer such additional amount or amounts as will compensate such Lender or LC Issuer for such increased costs actually incurred or reduction actually suffered.

(b) If any Lender or LC Issuer determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender’s or LC Issuer’s capital or on the capital of such Lender’s or LC Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender or the Letters of Credit issued by such LC Issuer to a level below that which such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or LC Issuer’s policies and the policies of such Lender’s or LC Issuer’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or LC Issuer, the Borrower will pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company for any such reduction actually suffered.

(c) A certificate of a Lender or an LC Issuer setting forth the amount or amounts necessary to compensate such Lender or LC Issuer or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section 3.01 delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or LC Issuer, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d) Failure or delay on the part of any Lender or LC Issuer to demand compensation pursuant to this Section 3.01 shall not constitute a waiver of such Lender’s or LC Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or LC Issuer pursuant to this Section 3.01 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or LC Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or LC Issuer’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.02 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If the applicable withholding agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Taxes from such payments, then the applicable withholding agent shall make such deductions and shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law, and if such Taxes are Indemnified Taxes or Other Taxes, then the amount payable by the applicable Loan Party shall be increased as necessary so that after all such required deductions have been made (including such deductions applicable to additional amounts payable under this Section 3.02), each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made.

(b) Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document and any Other Taxes paid by the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.02) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of any Taxes by a Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any properly completed and executed documentation prescribed by any Requirement of Law, or reasonably requested by Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation expired, obsolete or inaccurate in any respect (including any specific documentation required below in this Section 3.02(e)), deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to Tax at a rate reduced by an applicable tax treaty, the Borrower, the Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable law from such payments at the applicable statutory rate.

Without limiting the generality of the foregoing:

(i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B) two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates, substantially in the form of Exhibit Q (any such certificate a “United States Tax Compliance Certificate”), and (y) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms),

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two properly completed and duly signed copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner that would be required under this Section 3.02 if such beneficial owner were a Lender, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E) two properly completed and duly signed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(f) If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the Administrative Agent or the relevant Lender, as applicable, shall use commercially reasonable efforts to cooperate with the Borrower in a reasonable challenge of such Taxes if so requested by the Borrower, provided that (a) the Administrative Agent or such Lender determines in its reasonable discretion that it would not be subject to any unreimbursed third-party cost or expense or otherwise be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of the Administrative Agent or such Lender, as applicable and (c) the Borrower indemnifies the Administrative Agent or such Lender, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. If the Administrative Agent or a Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.02, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.02 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential). Notwithstanding anything to the contrary, this Section 3.02(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential) to any Loan Party or any other person).

(g) The agreements in this Section 3.02 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(h) For purposes of this Section 3.02, the term “Lender” shall include any LC Issuer and the Swing Line Lender and the term “applicable Requirements of Law” includes FATCA.

Section 3.03 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 3.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.02 or any event gives rise to the operation of Section 3.05, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.02 or mitigate the applicability of Section 3.05, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b) If (i) any Lender requests compensation under Section 3.01 or gives notice under Section 3.05, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 3.02 or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.06), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, each LC Issuer and each Swing Line Lender to the extent such consent would be required under Section 11.06 for an assignment of Loans or Commitments, as applicable, which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in Letters of Credit and Swing Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 11.06 and (D) in the case of any such assignment resulting from a claim for compensation under Section 3.01, or payments required to be made pursuant to Section 3.02 or a notice given under Section 3.05, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment Agreement executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

Section 3.04 Breakage Compensation. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.15 and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 3.03 or Section 11.12, then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the loss, cost and expense (excluding loss of profit) actually incurred by it as a result of such event. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.04, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Adjusted Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.04 and the reasons therefor delivered to the Borrower shall be prima facie evidence of such amounts. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand. Notwithstanding the foregoing, this Section 3.04 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 3.02 shall govern. Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 3.04 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

Section 3.05 Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Adjusted Eurodollar Rate, or to determine or charge interest rates based upon the Adjusted Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Loans denominated in dollars or to convert Base Rate Loans denominated in dollars to Eurodollar Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurodollar Rate component of the Base Rate, the interest rate on such Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon three Business Days’ notice from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans denominated in dollars of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Rate applicable to such Lender without reference to the Adjusted Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Eurodollar Rate. Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent at Closing Date. The obligation of the Lenders to make Loans, and of any LC Issuer to issue Letters of Credit, on the Closing Date is subject to the satisfaction (or waiver thereof in accordance with Section 11.12) of each of the following conditions on or prior to the Closing Date:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) otherwise, written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders and the LC Issuers and dated the Closing Date) of each of (i) Kirkland & Ellis LLP, Delaware, New York and Texas counsel for the Loan Parties and (ii) Davis Wright Tremaine LLP, Alaska and Washington counsel for the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests counsel to deliver such opinions.

(c) The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit E with appropriate insertions, or otherwise in form and substance reasonably satisfactory to the Administrative Agent, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section 4.01.

(d) The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) copies of resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Closing Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(e) The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Joint Lead Arrangers and the Borrower to be due and payable on or prior to the Closing Date, including, to the extent invoiced at least three (3) Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

(f) The Collateral and Guarantee Requirement (other than in accordance with Section 6.14) shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby; provided that if, notwithstanding the use by the Borrower of commercially reasonable efforts without undue burden or expense to cause the Collateral and Guarantee Requirement to be satisfied on the Closing Date, the requirements thereof (other than (a) the execution and delivery of the ABL Guarantee Agreement and the Collateral Agreement by the Loan Parties, (b) creation of and perfection of security interests in the Equity Interests of wholly-owned Domestic Subsidiaries that are Restricted Subsidiaries of the Borrower (provided that such Equity Interests are not Excluded Assets or owned or held by an Excluded Subsidiary), to the extent received from the Acquired Company and (c) delivery of Uniform Commercial Code financing statements with respect to perfection of security interests in the assets of the Loan Parties that may be perfected by the filing of a financing statement under the Uniform Commercial Code) are not satisfied as of the Closing Date, the satisfaction of such requirements shall not be a condition to the availability of the initial Loans on the Closing Date (but shall be required to be satisfied as promptly as practicable after the Closing Date and in any event within the period specified therefor in Schedule 6.14 or such later date as the Administrative Agent may otherwise reasonably agree).

~~(g)~~(g) Since April 13, 2015, there shall not have occurred a Material Adverse Effect (as defined in the Acquisition Agreement) with respect to the Acquired Companies.

~~(h)~~(h) The Joint Lead Arrangers shall have received the Audited Financial Statements, the Unaudited Financial Statements and the Pro Forma Financial Statements.

~~(i)~~(i) (A) The Specified Acquisition Agreement Representations shall be true and correct in all material respects and as of the Closing Date and (B) the Specified Representations shall be true and correct in all material respects on and as of the Closing Date.

~~(j)~~(j) The Acquisition shall have been consummated, or substantially simultaneously with the initial funding of Loans on the Closing Date, shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments, consents or waivers by the Acquired Company to or of the Acquisition Agreement that are materially adverse to the Joint Lead Arrangers without the consent of each Joint Lead Arranger (such consent not to be unreasonably withheld, delayed or conditioned and provided that the Joint Lead Arrangers shall be deemed to have consented to such amendment, waiver or consent unless they shall object thereto within 48 hours after notice of such proposed amendment, waiver or consent) (it being understood that (x) any substantive modification, amendment, consent or waiver to the definition of Material Adverse Effect (as defined in the Acquisition Agreement as in effect on April 13, 2015) shall be deemed to be materially adverse to the interest of the Lenders and the Joint Lead Arrangers, (y) any increase in the purchase price of the Acquisition will be deemed not to be materially adverse to the Joint Lead Arrangers so long as such increase is funded by an increase in the Equity Issuance, and (z) any reduction in the purchase price of the Acquisition shall not be deemed to be material and adverse to the interests of the Joint Lead Arrangers but shall have been allocated to reduce the Term Loans and the Unsecured Notes pro rata).

~~(k)~~(k) The Refinancing shall have been consummated, or substantially concurrently with the initial funding of Loans on the Closing Date, shall be consummated.

~~(l)~~(l) The Lenders shall have received a certificate from the chief financial officer of the Borrower certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions, substantially the form of Exhibit N.

~~(m)~~(m) The Administrative Agent and the Joint Lead Arrangers shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Administrative Agent or the Joint Lead Arrangers that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

~~(n)~~ (n) The Equity Issuance shall have been consummated, or substantially concurrently with, or prior to, the initial funding of Loans on the Closing Date, shall be consummated.

~~(o)~~(o) The Loan Documents shall have been executed and delivered by all of the Term Loan Parties stated to be party thereto and the Borrower shall have received no less than (x) $700,000,000 of gross proceeds from the issuance of the Unsecured Notes in accordance with the Unsecured Notes Indenture and (y) $600,000,000 aggregate principal amount of loans under the Term Loan Facility.

~~(p)~~(p) The Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate dated as of July 29, 2015.

~~(q)~~(q) The Grantor Intercreditor Agreement Joinder to the ABL/Bond Intercreditor Agreement shall have been duly executed and delivered by the Acquired Company and each other Loan Party that is a Subsidiary thereof.

Notwithstanding the foregoing, other than in the proviso in Section 4.01(f), the obligations of the Lenders to make Loans and the LC Issuers to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on the Closing Date (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

For purposes of determining whether the conditions set forth in this Section 4.01 have been satisfied, by releasing its signature page hereto or to an Assignment and Agreement the Administrative Agent and each Lender party hereto shall be deemed to have consented to, approved, accepted or be satisfied with each document or other matter required hereunder to be consented to or approved by, or acceptable or satisfactory to, the Administrative Agent or such Lender, as the case may be.

Section 4.02 Conditions Precedent to All Credit Events. The obligations of the Lenders, the Swing Line Lender and each LC Issuer to make or participate in each Credit Event is subject, at the time thereof, to the satisfaction of the following conditions:

(a) Notice. The Administrative Agent (and in the case of subsection (ii) below, the applicable LC Issuer) shall have received, as applicable, (i) a Notice of Borrowing meeting the requirements of Section 2.08(b) with respect to any Borrowing (other than a Continuation or Conversion) and (ii) an LC Request meeting the requirements of Section 2.05(b) with respect to each LC Issuance.

(b) No Default; Representations and Warranties; Covenant Compliance. At the time of each Credit Event (other than to the extent that proceeds of any Incremental Revolving Loan are being used to finance a Limited Conditionality Transaction) and immediately after giving effect thereto, (i) there shall exist no Default or Event of Default; (ii) all representations and warranties of the Loan Parties contained herein or in the other Loan Documents shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date or period, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made or for the respective period, as the case may be; and (iii) on a Pro Forma Basis, either (i) Excess Availability shall not be less than the greater of (A) 10% of the Maximum Borrowing Amount and (B) $80 million or (ii) the Fixed Charge Coverage Ratio shall be at least 1.00:1.00.

Notwithstanding the foregoing, Loans and Letters of Credit shall not be available during (x) any Specified Contribution Period unless and until such time as a Specified Equity Contribution has been made and (y) any Representation Cure Period unless and until the applicable curable representation and warranty Default has been cured within the 30 day grace period set forth in Section 8.01(c).

Each Notice of Borrowing submitted by a Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(b) have been satisfied on and as of the date of the applicable Credit Event.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that as of the Closing Date; provided that on the Closing Date, such Person’s representations and warranties shall be limited to the Specified Representations:

Section 5.01 Organization; Powers. Each of the Borrower and its Restricted Subsidiaries is (a) duly organized or incorporated, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.02 Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 5.03 Governmental Approvals; No Conflicts. Except as set forth on Schedule 5.03, the Financing Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents or permitted by Section 7.02, except to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, or imposition of Lien, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.04 Financial Condition; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Acquired Company and its Subsidiaries as of the respective dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The Unaudited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Acquired Company and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) The Borrower has heretofore furnished to the Joint Lead Arrangers the consolidated pro forma balance sheet of the Borrower and its Subsidiaries as of March 31, 2015, and the related consolidated pro forma statement of operations of the Borrower as of and for the twelve-month period then ended (such pro forma balance sheet and statement of operations, the “Pro Forma Financial Statements”), which have been prepared giving effect to the Transactions (excluding the impact of purchase accounting effects required by GAAP) as if such Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of operations). The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis and in accordance with GAAP the estimated financial position of the Borrower and its Subsidiaries as of March 31, 2015, and their estimated results of operations for the periods covered thereby, assuming that the Transactions had actually occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of operations).

(d) Since the Closing Date, there has been no Material Adverse Effect.

Section 5.05 Properties. Each of the Borrower and its Restricted Subsidiaries has good title to, or valid interests in, all its real and personal property material to its business, if any (including all of the Mortgaged Properties), (i) free and clear of all Liens except for Liens permitted by Section 7.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.06 Litigation and Environmental Matters.

(a) Except as set forth on Schedule 5.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except as set forth on Schedule 5.06, and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of the Borrower, become subject to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability.

Section 5.07 Compliance with Laws. Each of the Borrower and its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.08 Investment Company Status. None of the Loan Parties is required to register as an “investment company” under the Investment Company Act of 1940, as amended from time to time.

Section 5.09 Taxes. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) have paid or caused to be paid all Taxes levied or imposed on their properties, income or assets (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes that are being contested in good faith by appropriate proceedings, provided that the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP and applicable local standards. There is no proposed Tax assessment, deficiency or other claim against the Borrower or any Restricted Subsidiary that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 5.10 ERISA.

(a) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the six year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur, and (ii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

(c) Except as would not reasonably be expected, individually or in the aggregate to result in a Material Adverse Effect: (i) each employee benefit plan (as defined in Section 3(2) of ERISA) that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue

Service to the effect that the form of such plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service, (ii) to the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status, and (iii) there are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any such plan.

Section 5.11 Disclosure. (a) As of the Closing Date (to the Borrower’s knowledge), all written factual information and written factual data (other than projections and information of a general economic or industry specific nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished), when taken as a whole when furnished, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information, when taken as a whole, was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered, it being understood that (i) any such projected financial information is merely a prediction as to future events and its not to be viewed as fact, (ii) such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower or any of its Subsidiaries and (iii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material and (b) the information set forth in each Borrowing Base Certificate is true and correct in all material respects and has been prepared in all material respects in accordance with the requirements of this Agreement.

Section 5.12 Subsidiaries. As of the Closing Date, Schedule 5.12 sets forth the name of, and the ownership interest of the Borrower and each of its subsidiaries in, each subsidiary of the Borrower.

Section 5.13 Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Restricted Subsidiaries owns, licenses or possesses the right to use all Intellectual Property that is reasonably necessary for the operation of its business substantially as currently conducted. To the knowledge of the Borrower, no Intellectual Property used by the Borrower or any Restricted Subsidiary in the operation of its business as currently conducted infringes upon the Intellectual Property of any Person except for such infringements that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property is pending or, to the knowledge of the Borrower, threatened against the Borrower or any Restricted Subsidiary, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.14 Solvency. Immediately after the consummation of each of the Transactions to occur on the Closing Date, after taking into account all applicable rights of indemnity and contribution, (a) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Borrower and its Subsidiaries, on a consolidated basis, (b) the capital of the Borrower and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof, (c) the Borrower and its Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations, beyond their ability to pay such debts as they become due (whether at maturity or otherwise) and (d) the Borrower and its Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this Section 5.14, the amount of any contingent liability at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual pursuant to Financial Accounting Standards Board Statement No. 5).

Section 5.15 Senior Indebtedness. The Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any other Junior Financing.

Section 5.16 Federal Reserve Regulations. None of the Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

Section 5.17 Use of Proceeds. The Borrower will use the proceeds of the Loans made on the Closing Date to directly or indirectly finance the Transactions and otherwise for general corporate purposes.

Section 5.18 [Reserved].

Section 5.19 OFAC and PATRIOT Act. No Loan Party or any of its Restricted Subsidiaries, and, to the knowledge of the Loan Parties and their Responsible Officers, no officer, director or employee of any Loan Party or any of its Restricted Subsidiaries, appears on the Specially Designated Nationals and Blocked Persons List (“Sanctioned Persons”) published by the Office of Foreign Assets Control (“OFAC”), or is otherwise a person with which any U.S. person is prohibited from dealing under the laws of the United States, unless authorized by OFAC. No Loan Party or any of its Restricted Subsidiaries does business or conducts any transactions with the governments of, or persons within, any country under economic sanctions administered and enforced by OFAC (“Sanctioned Entity”). No Loan Parties or any of their Restricted Subsidiaries will directly or indirectly use the proceeds from this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person to fund any activities of or business with any person that, at the time of such funding, is the subject of economic sanctions administered or enforced by OFAC, or is in any country or territory that, at the time of such funding or facilitation, is the subject of economic sanctions administered or enforced by OFAC. Except as would not reasonably be expected to have a Material Adverse Effect, no Loan Party nor any of its Restricted Subsidiaries is in violation of Executive Order No. 13224 or the Patriot Act.

Section 5.20 Foreign Corrupt Practices Act. No Loan Party or any of its Restricted Subsidiaries, and, to the knowledge of the Loan Parties and their Responsible Officers, no officer, director or employee of any Loan Party or any of its Restricted Subsidiaries, has used any of the proceeds of the Revolving Loans made on the Closing Date (i) for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) to make any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) to violate any provision of the U.S. Foreign Corrupt Practices Act of 1977 or similar law of a jurisdiction in which the Borrower or any of the Restricted Subsidiaries conduct their business and to which they are lawfully subject or (iv) to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

ARTICLE VI

AFFIRMATIVE COVENANTS

From and after the Closing Date and until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 6.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, on behalf of each Lender:

(a) on or before the date that is one hundred and twenty-five (125) days after the end of each fiscal year of the Borrower (or, in the case of financial statements for the fiscal year ending December 31, 2015, on or before the date that is one hundred and fifty (150) days after the end of such fiscal year), audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or another independent public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than with respect to, or resulting from, (A) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (B) any actual failure to satisfy a financial maintenance covenant or any potential inability to satisfy a financial maintenance covenant on a future date or in a future period)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) commencing with the financial statements for the fiscal quarter ended June 30, 2015, on or before the date that is sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, in the case of financial statements for the fiscal quarters ended June 30, 2015 and ending September 30, 2015, on or before the date that is ninety (90) days after the end of such fiscal quarter), unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related unaudited consolidating financial information reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(d) not later than five days after any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer certifying as to whether a Default then exists and, if a Default does then exist, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(e) [Reserved];

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by the Borrower or any Restricted Subsidiary with the SEC or with any national securities exchange; and

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing.

(h) Officer’s Compliance Certificates. Within five (5) Business Days after the required date of delivery of the financial statements provided for in subsections (a) and (b) above (or such other date as specified in this Section 6.01(h)), a certificate (a “Compliance Certificate”), substantially in the form of Exhibit O, signed by a Financial Officer and including: the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the provisions of Section 7.12, if applicable, as at the end of such fiscal year or quarter.

~~(i)~~ (i) Budgets. Within 90 days after the close of each fiscal year of the Borrower, a consolidated budget for the fiscal year immediately succeeding such fiscal year in reasonable detail for each of the four fiscal quarters of such fiscal year, setting forth a forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Borrower and its Restricted Subsidiaries for the period covered thereby, and the principal assumptions upon which such budget is based (including a description of any material change in accounting policies from the previous fiscal year); provided that, for the avoidance of doubt, the first such budget required to be delivered pursuant to this Section 6.01(i) shall be in respect of the fiscal year of the Borrower ending December 31, 2016.

~~(j)~~(j) Borrowing Base Certificate. As soon as available but in any event on or prior to the twentieth (20th) day of each calendar month, a Borrowing Base Certificate as of the close of business on the last day of the immediately preceding calendar month, together with such supporting information in connection therewith as described in clause (j) below; provided that the Borrower may elect to deliver the Borrowing Base Certificate on a more frequent basis but if such election is exercised, it must be continued until the date that is 60 days after the date of such election; provided, further, that, during the continuance of a Liquidity Event, the Borrower shall deliver a Borrowing Base Certificate and such supporting documentation more frequently as requested by the Administrative Agent but in any event no more frequently than weekly.

~~(k)~~(k)  Collateral Information. Concurrently with the delivery of the Borrowing Base Certificates pursuant to Section 6.01(j) above, deliver to the Administrative Agent (w) a schedule of Inventory as of the last day of the immediately preceding month or week, as applicable, of the Borrower, itemizing and describing the kind, type and quantity of Inventory, the Borrower’s Cost thereof and the location thereof, (x) a schedule of Receivables which (i) shall be as of the last day of the immediately preceding month or week, as applicable, (ii) shall be reconciled to the Borrowing Base Certificates as of such last day, and (iii) shall set forth a detailed aged trial balance of all of the Borrower’s then existing Receivables, specifying the names and the balance due for each Account Debtor obligated on any Receivable so listed, (y) a reasonably detailed calculation of Eligible Inventory, Eligible Receivables, Eligible Credit Card Receivables, Eligible Billings and Eligible Unbilled Receivables and the Value of Inventory and (z) a schedule of Qualified Cash which shall be as of the last day of the immediately preceding month or week, as applicable which shall set forth detailed accounting of all Qualified Cash held by the Loan Parties as of such date; provided that, if any Qualified Cash is not deposited in a deposit account maintained with the Administrative Agent, the Administrative Agent shall receive a daily report of the cash balances under such account if requested by the Administrative Agent during the continuance of a Liquidity Event and shall be notified prior to or concurrently with any withdrawals therefrom during the continuance of a Liquidity Event.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing the Form 10-K or 10-Q (or the equivalent), as applicable, of the Borrower (or a parent company thereof) filed with the SEC within the applicable time periods required by applicable law and regulations; provided that (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than with respect to, or resulting from, (i) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (ii) any actual failure to satisfy a financial maintenance covenant or any potential inability to satisfy a financial maintenance covenant on a future date or in a future period).

Documents required to be delivered pursuant to Section 6.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.05 (or otherwise notified pursuant to Section 9.01(d)); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent

shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Notwithstanding anything to the contrary herein, neither the Borrower nor any Subsidiary shall be required to deliver, disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product; (iv) with respect to which any Loan Party owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s Obligations under this Section 6.01) to any third party or (v) that relates to any investigation by any Governmental Authority to the extent (x) such information is identifiable to a particular individual and the Borrower in good faith determines such information should remain confidential or (y) the information requested is not factual in nature.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to the Borrower’s or its Affiliates’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, and the Lenders to treat such Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information” ; provided that the Borrower’s failure to comply with this sentence shall not constitute a Default or an Event of Default under this Agreement or the Loan Documents. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials as “PUBLIC.” Each Loan Party hereby acknowledges and agrees that, unless the Borrower notifies the Administrative Agent in advance, all financial statements and certificates furnished pursuant to Sections 6.01(a), (b), (c) and (d) above are hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by the Administrative Agent and the Lenders as not containing any Material Non-Public Information.

Section 6.02 Notices of Material Events. Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a) the occurrence of any Default;

(b) to the extent permissible by Requirements of Law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of the Borrower or any Subsidiary, affecting the Borrower or any Subsidiary or the receipt of a written notice of an Environmental Liability, in each case that would reasonably be expected to result in a Material Adverse Effect; and

(c) the occurrence of any ERISA Event that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Each notice delivered under this Section 6.02 shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 6.03 Information Regarding Collateral.

(a) The Borrower will furnish to the Administrative Agent prompt (and in any event within thirty (30) days or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number to the extent that such Loan Party is organized or owns Mortgaged Property in a jurisdiction where an organizational identification number is required to be included in a UCC financing statement for such jurisdiction.

(b) Not later than five days after delivery of financial statements pursuant to Section 6.01(a), the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower (i) setting forth the information required pursuant to Paragraphs 1, 6, 7, 8, 9, and 10 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 6.03, (ii) identifying any Wholly Owned Restricted Subsidiary that has become, or ceased to be, a Material Subsidiary or an Excluded Subsidiary during the most recently ended fiscal quarter and (iii) certifying that all notices required to be given prior to the date of such certificate by Section 6.03 have been given.

Section 6.04 Existence; Conduct of Business. The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, Intellectual Property and Governmental Approvals material to the conduct of its business, except to the extent (other than with respect to the preservation of the existence of the Borrower) that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03 or any Disposition permitted by Section 7.05.

Section 6.05 Payment of Taxes, etc. The Borrower will, and will cause each Restricted Subsidiary to, pay all Taxes (whether or not shown on a Tax return) imposed upon it or its income or properties or in respect of its property or assets, before the same shall become delinquent or in default, except where (a) the same are being contested in good faith by an appropriate proceeding diligently conducted by the Borrower or any of its Subsidiaries or (b) the failure to make payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 6.06 Maintenance of Properties. The Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all tangible property material to the conduct of its business in good working order and condition (subject to casualty, condemnation and ordinary wear and tear), except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.07 Insurance.

(a) The Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment or the management of the Borrower) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Lenders, upon written request from the Collateral Agent, information presented in reasonable detail as to the insurance so carried. The Borrower shall cause (i) each such general liability policy of insurance (other than directors and officers policies, workers compensation policies and business interruption insurance) to name the Collateral Agent, on behalf of the Secured Creditors, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or mortgagee endorsement that names the Collateral Agent, on behalf of the Secured Creditors as the loss payee or mortgagee thereunder.

(b) If any portion of any Mortgaged Property is a Flood Hazard Property with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) furnish to the Lenders, upon written request from the Collateral Agent, information presented in reasonable detail as to the flood insurance so carried.

Section 6.08 Books and Records; Inspection and Audit Rights; Appraisals; Field Examinations.

(a) The Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or its Restricted Subsidiary, as the case may be. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts (other than the corporate board records of the Borrower and any Subsidiaries thereof) from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (subject to such accountants’ customary policies and procedures), all at such reasonable times during normal business hours and as often as reasonably requested upon reasonable advance notice (which shall, in any event, be at least 24 hours’ notice unless the Borrower consents to any such shorter notice period) other to the Borrower; provided that, (i) such representatives shall use commercially reasonable efforts to avoid interruption of the normal business operations of the Borrower and its Subsidiaries and (ii) excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 6.08 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default and such time shall be at the Borrower’s expense; provided, further, that (a) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants (subject to such accountants’ customary policies and procedures).

(b) At reasonable times during normal business hours and upon reasonable prior notice that the Administrative Agent requests, independently of or in connection with the visits and inspections provided for in clause (a) above, (x) grant access to the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to the Borrower’s books, records and Accounts so that the Administrative Agent or an appraiser retained by the Administrative Agent may conduct an Inventory appraisal and (y) the Administrative Agent may conduct (or engage third parties to conduct) such field examinations, verifications and evaluations as the Administrative Agent may deem necessary or appropriate; provided that the Borrower shall only be required to permit:

(i) two field examinations and one appraisal per annum, such Collateral Reviews to be at the Borrower’s expense;

(ii) if Excess Availability is less than the greater of (x) $80,000,000 and (y) 10.00% of the Maximum Borrowing Amount, one additional field examination and audit and/or one additional appraisal per annum, such Collateral Reviews to be at the Borrower’s expense; and

(iii) notwithstanding the foregoing to the contrary, at any time after the occurrence and during the continuation of an Event of Default, as many Collateral Reviews per annum as the Administrative Agent may reasonably request, such Collateral Reviews to be at the Borrower’s expense.

(iv) The Administrative Agent shall provide the Borrower with a reasonably detailed accounting of all such expenses payable by the Borrower.

(c) The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders, subject to the provisions of Section 11.15 hereof.

Section 6.09 Compliance with Laws. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law (including ERISA and other applicable pension laws, Environmental Laws and the USA PATRIOT Act) with respect to it, its property and operations, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 6.10 Use of Proceeds. The Borrower will use the proceeds of the Revolving Loans borrowed on the Closing Date, together with cash on hand, proceeds of the Term Loans, proceeds of the Unsecured Notes and proceeds of the Equity Issuance, to directly or indirectly finance the Transactions and to fund any working capital needs in excess of average working capital. The Borrower will use the proceeds of the Revolving Loans borrowed after the Closing Date to finance working capital from time to time of the Borrower and its Subsidiaries and for other general corporate purposes.

Section 6.11 Additional Subsidiaries.

(a) If (i) any additional Restricted Subsidiary is formed or acquired after the Closing Date, (ii) any Restricted Subsidiary ceases to be an Excluded Subsidiary or (iii) the Borrower, at its option, elects to cause a Domestic Subsidiary, or to the extent reasonably acceptable to the Administrative Agent, a Foreign Subsidiary that is not a Wholly Owned Subsidiary (including any consolidated Affiliate in which the Borrower and its Subsidiaries own no Equity Interest) to become a Subsidiary Loan Party, then the Borrower will, within 30 days (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion) after such newly formed or acquired Restricted Subsidiary is formed or acquired or such Restricted Subsidiary ceases to be an Excluded Subsidiary or the Borrower has made such election, notify the Administrative Agent thereof, and will cause such Restricted Subsidiary (unless such Restricted Subsidiary is an Excluded Subsidiary) to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of any Loan Party within 30 days after such notice (or such longer period as the Administrative Agent shall reasonably agree) and the Administrative Agent shall have received a completed Perfection Certificate (or supplement thereto) with respect to such Restricted Subsidiary signed by a Responsible Officer, together with all attachments contemplated thereby.

(b) Within 45 days (or such longer period as otherwise provided in this Agreement or as the Administrative Agent may reasonably agree) after the Borrower identifies any new Material Subsidiary pursuant to Section 6.03(b), all actions (if any) required to be taken with respect to such Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary, to the extent not already satisfied pursuant to Section 6.11(a).

(c) Notwithstanding the foregoing, in the event any real property would be required to be mortgaged pursuant to this Section 6.11, the Borrower shall be required to comply with the “Collateral and Guarantee Requirement” as it relates to such real property within 90 days, following the formation or acquisition of such real property or such Restricted Subsidiary or the identification of such new Material Subsidiary, or such longer time period as agreed by the Administrative Agent in its reasonable discretion.

Section 6.12 Further Assurances.

(a) Subject to (i) the proviso to Section 4.01(f) solely with respect to the Closing Date and (ii) the last paragraph of the definition of “Collateral and Guarantee Requirement”, the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b) If, after the Closing Date, any material assets (other than Excluded Assets), including any owned (but not leased or ground-leased) Material Real Property or improvements thereto or any interest therein, are acquired by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 6.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section and as required pursuant to the “Collateral and Guarantee Requirement,” all at the expense of the Loan Parties and subject to the last paragraph of the definition of the term “Collateral and Guarantee Requirement.” In the event any Material Real Property is mortgaged pursuant to this Section 6.12(b), the Borrower or such other Loan Party, as applicable, shall be required to comply with the “Collateral and Guarantee Requirement” and paragraph (a) of this Section 6.12 within 90 days following the acquisition of such Material Real Property or such longer time period as agreed by the Administrative Agent in its reasonable discretion.

Section 6.13 Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately after such designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing and (ii) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any other Material Indebtedness of the Borrower. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

Section 6.14 Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Closing Date specified in Schedule 6.14 or such later date as the Administrative Agent agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Closing Date, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 6.14 that would have been required to be delivered or taken on the Closing Date, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”

Section 6.15 Maintenance of Rating of the Borrower and the Facilities. The Loan Parties shall use commercially reasonable efforts to maintain a public corporate credit rating (but not any particular rating) from S&P and a public corporate family rating (but not any particular rating) from Moody’s, in each case in respect of the Borrower.

Section 6.16 Lines of Business. The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Closing Date and other business activities which are extensions thereof or otherwise incidental, reasonably related or ancillary to any of the foregoing.

Section 6.17 Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) (A) (x) transactions between or among the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction and (y) any merger; amalgamation or consolidation with any direct or indirect parent of the Borrower; provided that such parent entity shall have no material liabilities and no material assets other than cash, Permitted Investments and the Equity Interests of the Borrower and such merger, amalgamation or consolidation is otherwise consummated in compliance with this Agreement and (B) transactions involving aggregate payment or consideration of less than $75,000,000, (ii) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (iii) the payment of fees and expenses related to the Transactions, (iv) the payment of management, consulting, advisory and monitoring fees to the Investors (or management companies of the Investors) in an aggregate amount in any fiscal year not to exceed 2.5 % of Consolidated EBITDA for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), (v) issuances of Equity Interests of the Borrower to the extent otherwise permitted by this Agreement, (vi) employment and severance arrangements between the Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to Sections 7.04(b) and 7.04(n), (vii) payments by the Borrower and its Restricted Subsidiaries pursuant to tax sharing agreements among the Borrower (and any such parent thereof) and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, to the extent such payments are permitted by Section 7.07, (viii) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the Board of Directors, officers and employees of the Borrower (or any direct or indirect parent thereof) and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, (ix) transactions pursuant to permitted agreements in existence or contemplated on the Closing Date and set forth on Schedule 6.17 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (x) [reserved], (xi) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto), (xii) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and which are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (xiii) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with or any Qualified Securitization Facility, (xiv) payments made in connection with the Transactions, (xv) customary payments by the Borrower and any Restricted Subsidiaries to the Investors made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or financings), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of the Borrower and any other Restricted Subsidiary in good faith and (xvi) any other (A) Indebtedness permitted under Section 7.01 and Liens permitted under Section 7.02; provided that such Indebtedness and Liens are on terms which are fair and reasonable to the Borrower and its Subsidiaries as determined by the majority of disinterested members of the board of directors of the Borrower and (B) transactions permitted under Section 7.04, Investments permitted under Section 7.03 and Restricted Payments permitted under Section 7.07.

ARTICLE VII

NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that on the Closing Date and thereafter until the Termination Date, as follows:

Section 7.01 Indebtedness; Certain Equity Securities.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness of the Borrower and any of the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.18;

(ii) Indebtedness outstanding on the Closing Date and listed on Schedule 7.01 and any Permitted Refinancing thereof and (y) intercompany Indebtedness outstanding on the Closing Date and any Permitted Refinancing thereof; provided that any such intercompany Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be subordinated in right of payment to the Secured Obligations;

(iii) Guarantees by the Borrower and its Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such Guarantee is otherwise permitted by Section 7.04, (B) no Guarantee by any Restricted Subsidiary of any Junior Financing or the Term Loan Facilities, the Secured Notes or the Unsecured Notes shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations pursuant to the ABL Guarantee Agreement and (C) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(iv) Indebtedness of the Borrower owing to any Restricted Subsidiary or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Borrower, to the extent permitted by Section 7.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Obligations (to the extent any such Indebtedness is outstanding at any time after the date that is thirty (30) days after the Closing Date or such later date as the Administrative Agent may reasonably agree) (but only to the extent permitted by applicable law and not giving rise to adverse tax consequences) on terms (i) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit F or (ii) otherwise reasonably satisfactory to the Administrative Agent;

(v) (A) Indebtedness (including Capitalized Lease Obligations and purchase money indebtedness) incurred, issued or assumed by the Borrower or any Restricted Subsidiary to finance the acquisition, purchase, lease, construction, repair, replacement or improvement of fixed or capital property, equipment or other assets; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, purchase, lease, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A) (or successive Permitted Refinancings thereof); provided, further, that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed the greater of (A) $75,000,000 and (B) 20.0% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(vi) Indebtedness in respect of Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(vii) (A) Indebtedness of the Borrower, any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary) either (a) incurred or issued and/or (b) assumed after the Closing Date in connection with any Permitted Acquisition or any other Investment not prohibited by Section 7.04; provided that, with respect to clause (a) above, (i) to the extent such obligor or guarantor is a Loan Party, such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Secured Obligations (as defined in the Term Credit Agreement) and is subject to the terms of a Customary Intercreditor Agreement, (ii) after giving effect to each such incurrence and/or issuance of such Indebtedness on a Pro Forma Basis, the Consolidated Senior Secured First Lien Net Leverage Ratio (as defined in the Term Credit Agreement) as of such time is less than or equal to either (x) 3.75 to 1.00 or (y) the Consolidated Senior Secured First Lien Net Leverage Ratio (as defined in the Term Credit Agreement) immediately prior to such Permitted Acquisition or Investment (and related issuance and/or incurrence of Consolidated Senior Secured First Lien Indebtedness) and (iii) with respect to any such newly incurred Indebtedness, (1) such Indebtedness does not mature earlier than the Term Maturity Date (as defined in the Term Credit Agreement) as of the Closing Date (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature earlier than the Term Maturity Date as of the Closing Date), (2) such Indebtedness does not have a shorter Weighted Average Life to Maturity than the remaining Term Loans (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing Indebtedness which does not have a shorter Weighted Average Life to Maturity than such remaining Term Loans) and (3) the other terms and conditions of such Indebtedness shall be as determined by the Borrower and the lenders providing such Indebtedness (subject to the restrictions and exceptions set forth above); and with respect to clause (b) above, such Indebtedness is and remains the obligation of the Person and/or such Person’s subsidiaries that are acquired and such Indebtedness was not incurred in anticipation of such Permitted Acquisition or Investment; and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A); provided further that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (vii)(A)(a) or (vii)(B) (together with the aggregate principal amount of Indebtedness incurred in reliance Section 7.01(a)(viii) and outstanding of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $75,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(viii) (A) Indebtedness of the Borrower, any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary (or any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary) either (a) incurred or issued and/or (b) assumed after the Closing Date in connection with any Permitted Acquisition or any other Investment not prohibited by Section 7.04; provided that, with respect to clause (a) above, (i) such Indebtedness is either (1) to the extent such obligor or guarantor is a Loan Party, secured by the Collateral on a junior or subordinated basis to the Secured Obligations (as defined in the Term Credit Agreement) and the agent for such Indebtedness has become a party to a Customary Intercreditor Agreement or (2) unsecured, (ii) after giving effect to each such incurrence and/or issuance of such Indebtedness on a Pro Forma Basis, (1) if such Indebtedness is secured on a junior or subordinated basis to the Secured Obligations (as defined in the Term Credit Agreement), the Consolidated Senior Secured Net Leverage Ratio (as defined in the Term Credit Agreement) as of such time is either (x) less than or equal to 4.50 to 1.00 or (y) less than or equal to the Consolidated Senior Secured Net Leverage Ratio (as defined in the Term Credit Agreement) immediately prior to such Permitted Acquisition or Investment (and related incurrence and/or issuance of Indebtedness) and (2) if such Indebtedness is unsecured, either (x) the Total Net Leverage Ratio (as defined in the Term Credit Agreement) as of such time is either (I) less than or equal to 6.00 to 1.00 or (II) less than or equal to the Total Net Leverage Ratio (as defined in the Term Credit Agreement) immediately prior to such Permitted Acquisition or Investment (and related incurrence and/or issuance of Indebtedness) or (y) the Interest Coverage Ratio (as defined in the Term Credit Agreement) as of such time is either (I) not less than 2.00 to 1.00 or (II) not less than the Interest Coverage Ratio (as defined in the Term Credit Agreement) immediately prior to such Permitted Acquisition or Investment (and related incurrence and/or issuance of Indebtedness) and (iii) with respect to any such newly incurred Indebtedness, (1) such Indebtedness does not mature earlier than the Term Maturity Date (as defined in the Term Credit Agreement) as of the Closing Date (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature earlier than the Term Maturity Date (as defined in the Term Credit Agreement) as of the Closing Date), (2) such Indebtedness does not have a shorter Weighted Average Life to Maturity than the remaining Term Loans (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing Indebtedness which does not have a shorter Weighted Average Life to Maturity than such remaining Term Loans) and (3) the other terms and conditions of such Indebtedness shall be as determined by the Borrower and the lenders providing such Indebtedness (subject to the restrictions and exceptions set forth above); and with respect to clause (b) above, such Indebtedness is and remains the obligation of the Person and/or such Person’s subsidiaries that are acquired and such Indebtedness was not incurred in anticipation of such Permitted Acquisition or Investment; and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A); provided further that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (viii)(A)(a) or (viii)(B) (solely with respect to any Permitted Refinancing of any Indebtedness incurred pursuant to clause (viii)(A)(a)) (together with the aggregate principal amount of Indebtedness incurred in reliance Section 7.01(a)(vii) and outstanding of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $75,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(ix) (A) Indebtedness of the Borrower or any of the Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary after the Closing Date (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary) in an aggregate amount not to exceed (i) $75,000,000 plus (ii) unlimited additional Indebtedness; provided that, with respect to clause (ii), (I) (x) if such Indebtedness is secured by the Collateral on a pari passu basis with the Term Loan Facilities, after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Consolidated Senior Secured First Lien Net Leverage Ratio (as defined in the Term Credit Agreement) as of such time is less than or equal to 3.75 to 1.00, (y) if such Indebtedness is secured on a junior or subordinated basis to the Secured Obligations (as defined in the Term Credit Agreement), after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Consolidated Senior Secured Net Leverage Ratio (as defined in the Term Credit Agreement) as of such time is less than or equal to 4.50 to 1.00 and (z) if such Indebtedness is unsecured, after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, either (1) the Total Net Leverage Ratio (as defined in the Term Credit Agreement) as of such time is less than or equal to 6.00 to 1.00 or (2) the Interest Coverage Ratio (as defined in the Term Credit Agreement) as of such time is no less than 2.00 to 1.00 and (II) such Indebtedness complies with the Required Additional Debt Terms and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A); provided further that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (ix) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $75,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(x) [Reserved];

(xi) Settlement Indebtedness;

(xii) Indebtedness in respect of cash management obligations and other Indebtedness in respect of netting services, automated clearinghouse arrangements, overdraft protections and similar arrangements, in each case, in connection with deposit accounts or from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xiii) Indebtedness consisting of obligations under deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earn-outs, incentive non-competes and other contingent obligations) or other similar arrangements incurred or assumed in connection with the Acquisition, any Permitted Acquisition, any other Investment or any Disposition, in each case, permitted under this Agreement;

(xiv) Indebtedness of the Borrower or any of the Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary after the Closing Date (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary); provided that, at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed the sum of the greater of $190,000,000 and 50.0% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(xv) Indebtedness of the Borrower or any of the Restricted Subsidiaries in an aggregate principal amount not greater than the aggregate amount of cash contributions made to the capital of the Borrower or any other Restricted Subsidiary (to the extent Not Otherwise Applied) after the Closing Date; provided that (i) the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xv) (together with the aggregate principal amount of Indebtedness incurred in reliance on Section 7.01(a)(ix) and outstanding of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party) shall not exceed, at the time of incurrence thereof, the greater of $40,000,000 and 10.0% of Consolidated EBITDA for the most recently Test Period as of such time;

(xvi) unsecured Indebtedness of the Borrower or any Restricted Subsidiary incurred at any time when the Payment Conditions are met; provided that such Indebtedness does not mature, or require any principal amortization, until the date that is 180 days after the Latest Maturity Date;

(xvii) Indebtedness not in the form of an asset-based revolving credit facility of the type permitted by Section 6.01(a) (xix) of the Term Credit Agreement as in effect on the Closing Date;

(xviii) Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xix) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(xx) Indebtedness consisting of Permitted Term Debt and the Secured Notes, and any Permitted Refinancing thereof;

(xxi) Indebtedness of any Restricted Subsidiary that is not a Loan Party; provided that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance of this clause (xxi) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $40,000,000 and 10.0% of Consolidated EBITDA for the most recently ended Test Period;

(xxii) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, warehouse receipts, bankers’ acceptances or similar instruments issued or created in the ordinary course of business or consistent with past practice, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xxiii) Indebtedness and obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;

(xxiv) (x) Indebtedness representing deferred compensation or stock-based compensation owed to employees, consultants or independent contractors of the Borrower or its Restricted Subsidiaries incurred in the ordinary course of business or consistent with past practice and (y) Indebtedness consisting of obligations of the Borrower (or any direct or indirect parent thereof) or its Restricted Subsidiaries under deferred compensation to employees, consultants or independent contractors of the Borrower (or any direct or indirect parent thereof) or its Restricted Subsidiaries or other similar arrangements incurred by such Persons in connection with the Transactions and Permitted Acquisitions or any other Investment permitted by this Agreement;

(xxv) Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to future, current or former officers, directors, employees, managers and consultants or their respective estates, spouses or former spouses, successors, executors, administrators, heirs, legatees or distributees, in each case to finance the purchase or redemption of Equity Interests of the Borrower (or any direct or indirect parent thereof) to the extent permitted by Section 7.07(a);

(xxvi) Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties in connection with a Qualified Securitization Facility;

(xxvii) Indebtedness consisting of the Unsecured Notes and any Permitted Refinancing thereof;

(xxviii) [reserved];

(xxix) (x) Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (y) Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(xxx) Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the Closing Date, including that (x) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (y) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(xxxi) Indebtedness incurred in connection with any sale-leaseback transaction; and

(xxxii) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxxi) above.

(b) The Borrower will not, and will not permit any Restricted Subsidiary to, issue any preferred Equity Interests or any Disqualified Equity Interests, except (A) in the case of the Borrower, preferred Equity Interests that are Qualified Equity Interests and (B)(x) preferred Equity Interests issued to and held by the Borrower or any Restricted Subsidiary and (y) preferred Equity Interests issued to and held by joint venture partners after the Closing Date; provided that in the case of this clause (y) any such issuance of preferred Equity Interests shall be deemed to be incurred Indebtedness and subject to the provisions set forth in Section 7.01(a) and (b).

Section 7.02 Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned (but not leased) or hereafter acquired (but not leased) by it, except:

(a) Liens created under the Loan Documents;

(b) Permitted Encumbrances;

(c) Liens existing on the Closing Date; provided that any Lien securing Indebtedness or other obligations in excess of $5,000,000 individually shall only be permitted if set forth on Schedule 7.02 (unless such Lien is permitted by another clause in this Section 7.02) and any modifications, replacements, renewals or extensions thereof; provided, further, that such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.01 and (2) proceeds and products thereof;

(d) Liens securing Indebtedness permitted under Section 7.01(a)(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for replacements, additions, accessions and improvements to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and customary security deposits and (C) with respect to Capitalized Lease Obligations, such Liens do not at any time extend to or cover any assets (except for replacements, additions, accessions and improvements to or proceeds of such assets) other than the assets subject to such Capitalized Lease Obligations; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(e) (i) easements, leases, licenses, subleases or sublicenses granted to others (including licenses and sublicenses of Intellectual Property) that do not (A) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness and (ii) any interest or title of a lessor or licensee under any lease (including financing statements regarding property subject to lease) or license entered into by the Borrower or any Restricted Subsidiary not in violation of this Agreement; provided that with respect to this clause (ii), such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor);

(f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(g) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (B) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; or (C) in favor of a banking or other financial institution or entity, or electronic payment service provider, encumbering deposits (including the right of setoff);

(h) Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 7.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(i) Liens on property or other assets of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 7.01(a);

(j) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Restricted Subsidiary and Liens granted by a Loan Party in favor of any other Loan Party;

(k) Liens existing on property or other assets at the time of its acquisition or existing on the property or other assets of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the Closing Date and any modifications, replacements, renewals or extensions thereof; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (B) such Lien does not extend to or cover any other assets or property (other than any replacements of such property or assets and additions and accessions thereto, the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(l) rights of consignors of goods, whether or not perfected by the filing of a financing statement or other registration, recording or filing;

(m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by any of the Borrower or any Restricted Subsidiaries in the ordinary course of business;

(n) Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;

(o) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(p) Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(q) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located;

(r) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(s) Liens on Securitization Assets incurred in connection with a Qualified Securitization Facility;

(t) Liens on real property other than the Mortgaged Properties;

(u) Settlement Liens;

(v) Liens securing Indebtedness permitted under Section 7.01(a)(vii), (viii); (ix) or (xx); provided, that any Lien incurred pursuant to this clause (v) shall (x) rank junior to the Liens securing the Obligations in respect of ABL Collateral and (y) shall be subject to the ABL/Bond Intercreditor Agreement, or a Customary Intercreditor Agreement, as applicable;

(w) Liens securing Indebtedness permitted under Section 7.01(a)(xvii); provided, that any Lien incurred pursuant to this clause (w) shall (x) rank junior to the Liens securing the Obligations in respect of ABL Collateral and (y) shall be subject to the ABL/Bond Intercreditor Agreement, or a Customary Intercreditor Agreement, as applicable;

(x) Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(y) Receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(z) Liens on Equity Interests of any joint venture or Unrestricted Subsidiary (a) securing obligations of such joint venture or Unrestricted Subsidiary or (b) pursuant to the relevant joint venture agreement or arrangement;

(aa) Liens on cash or Permitted Investments securing Swap Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law; provided that aggregate outstanding amount of obligations secured by Liens existing in reliance on this clause (aa) shall not exceed $25,000,000;

(bb) other Liens; provided that at the time of the granting thereof and after giving Pro Forma Effect to any such Lien and the obligations secured thereby (including the use of proceeds thereof) the lesser of (x) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (bb) and (y) the fair market value of the assets securing such obligations shall not exceed the greater of $75,000,000 and 20.0% of Consolidated EBITDA for the Test Period then last ended; provided, that any Lien incurred pursuant to this clause (bb) shall (x) rank junior to the Liens securing the Obligations in respect of ABL Collateral and (y) shall be subject to the ABL/Bond Intercreditor Agreement, or a Customary Intercreditor Agreement, as applicable;

~~(cc)~~(cc) other Liens; provided that (x) after giving effect to the incurrence of such Lien the Payment Conditions are satisfied and (y) any Lien incurred pursuant to this clause (cc) shall (i) rank junior to the Liens securing the Obligations in respect of the ABL Collateral and (y) shall be subject to the ABL/Bond Intercreditor Agreement or a Customary Intercreditor Agreement, as applicable; and

~~(dd)~~(dd) Liens in connection with sale-leaseback transactions.

Section 7.03 Fundamental Changes. The Borrower will not, and will not permit any other Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve (which, for the avoidance of doubt, shall not restrict the Borrower or any Restricted Subsidiary from changing its organizational form), except that:

(i) any Restricted Subsidiary may merge or consolidate with (A) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (B) any one or more other Restricted Subsidiaries; provided that when any Subsidiary Loan Party is merging or consolidating with another Restricted Subsidiary (1) the continuing or surviving Person shall be a Subsidiary Loan Party or (2) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is otherwise permitted under Section 7.04;

(ii) (A) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (B) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

(iii) any Restricted Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 7.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair market value (as determined in good faith by the Borrower) and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 7.04;

(iv) the Borrower may merge or consolidate with (or Dispose of all or substantially all of its assets to) any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or

(B) if the Person formed by or surviving any such merger or consolidation is not the Borrower or is a Person into which the Borrower has been liquidated (or, in connection with a Disposition of all or substantially all of the Borrower’s assets, if the transferee of such assets) (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of a Covered Jurisdiction, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of and grant of any Liens as security for the Obligations shall apply to the Successor Borrower’s obligations under this Agreement and (4) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement; provided, further, that (y) if such Person is not a Loan Party, no Event of Default (or, to the extent related to a Permitted Acquisition or any Investment not prohibited by Section 7.04, no Specified Event of Default) shall exist after giving effect to such merger or consolidation and (z) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided, further, that the Borrower will use commercially reasonable efforts to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender or LC Issuer through the Administrative Agent that such Lender or LC Issuer shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act;

(v) any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.04; provided that the continuing or surviving Person shall be the Borrower or a Restricted Subsidiary, which together with each of the Restricted Subsidiaries, shall have complied with the requirements of Sections 6.11 and 6.12;

(vi) any Restricted Subsidiary may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 7.05; and

(vii) the Borrower and its Restricted Subsidiaries may consummate the Acquisition.

Section 7.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any Restricted Subsidiary to, make or hold any Investment, except:

(a) Permitted Investments at the time such Permitted Investment is made and purchases of assets in the ordinary course of business consistent with past practice;

(b) loans, advances and other credit extensions to officers, members of the Board of Directors and employees of the Borrower and its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation (including moving expenses and costs of replacement homes), business machines or supplies, automobiles and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Borrower in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding under this clause (iii) at any time not to exceed $40,000,000;

(c) Investments by the Borrower in any Restricted Subsidiary and Investments by any Restricted Subsidiary in any of the Borrower or any other Restricted Subsidiary; provided that, in the case of any Investment by a Loan Party in a Restricted Subsidiary that is not a Loan Party, no Event of Default shall have occurred and be continuing or would result therefrom;

(d) Investments consisting of (i) extensions of trade credit and accommodation guarantees in the ordinary course of business and (ii) loans and advances to customers; provided that the aggregate principal amount of such loans and advances outstanding under this clause (ii) at any time shall not exceed $10,000,000;

(e) Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 7.04(e) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the Closing Date by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 7.04(e) or as otherwise permitted by this Section 7.04;

(f) Investments in Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(g) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(h) Permitted Acquisitions;

(i) the Transactions;

(j) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers in the ordinary course of business;

(k) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(l) (i) loans and advances to the Borrower (or any direct or indirect parent thereof) (x) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to the Borrower (or such parent) in accordance with Section 7.07(a) and (y) to the extent the proceeds thereof are contributed or loaned or advanced to another Restricted Subsidiary and (ii) Investments or Guarantees with respect to any direct or indirect parent of the Borrower that could otherwise be made as a Restricted Payment under Section 7.07, so long as the amount of such Investment or Guarantee is deducted from the amount available to be made as a Restricted Payment under the applicable clause of Section 7.07;

(m) additional Investments and other acquisitions; provided that at the time any such Investment or other acquisition is made, the aggregate outstanding amount of such Investment or acquisition made in reliance on this clause (m), together with the aggregate amount of all consideration paid in connection with all other Investments and acquisitions made in reliance on this clause (m) (including the aggregate principal amount of all Indebtedness assumed in connection with any such other Investment or acquisition previously made under this clause (m)), shall not exceed the sum of (A) the greater of $190,000,000 and 50.0% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Investment or other acquisition, plus (B) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment;

(n) advances of payroll payments to employees in the ordinary course of business;

(o) Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests of the Borrower (or any direct or indirect parent thereof);

(p) Investments of a Subsidiary acquired after the Closing Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section 7.04 and Section 7.03 after the Closing Date or that otherwise becomes a Subsidiary (provided that if such Investment is made under Section 7.04(h), existing Investments in subsidiaries of such Subsidiary or Person shall comply with the requirements of Section 7.04(h)) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(q) receivables owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(r) Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (B) trade accounts created, or prepaid expenses accrued, in the ordinary course of business;

(s) non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(t) additional Investments so long as at the time of any such Investment and after giving effect thereto, the Payment Conditions are met;

(u) Investments consisting of Indebtedness, Liens, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 7.04(v)) under Sections 7.01, 7.02, 7.03, 7.05 and 7.07, respectively;

(v) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;

(w) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business;

(x) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(y) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”;

(z) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Borrower are necessary or advisable to effect any Qualified Securitization Facility or any repurchase obligation in connection therewith, including, without limitation, Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Facilities or any related Indebtedness;

~~(aa)~~ (aa) Investments in the ordinary course of business in connection with Settlements;

~~(bb)~~ (bb) Investments arising as a result of sale-leaseback transactions; and

~~(cc)~~ (cc) Investments in joint ventures and Unrestricted Subsidiaries in an aggregate principal amount outstanding at any time not to exceed the greater of $75,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period as of such time.

Section 7.05 Asset Sales. The Borrower will not, and will not permit any Restricted Subsidiary to, (i) voluntarily sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to the Borrower or a Restricted Subsidiary in compliance with Section 7.04(c)) (each, a “Disposition” and the term “Dispose” as a verb has the corresponding meaning), except:

(a) Dispositions of obsolete, damaged, used, surplus or worn out property, whether now owned or hereafter acquired, and Dispositions of non-core assets or property, including assets or property, no longer used or useful, or economically practicable to maintain, in the conduct of the core or principal business of the Borrower and its Restricted Subsidiaries (including allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, or be invalidated);

(b) Dispositions of inventory and other assets (including Settlement Assets) in the ordinary course of business or consistent with past practice or held for sale or no longer used in the ordinary course of business and immaterial assets (considered in the aggregate) in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 7.04 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair market value (as determined in good faith by the Borrower) and any promissory note or other non-cash consideration received in respect thereof is a permitted investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 7.04;

(e) Dispositions permitted by Section 7.03, Investments permitted by Section 7.04, Restricted Payments permitted by Section 7.07 and Liens permitted by Section 7.02;

(f) Dispositions of property acquired by the Borrower or any of the Restricted Subsidiaries after the Closing Date pursuant to sale-leaseback transactions;

(g) Dispositions of Permitted Investments;

(h) Dispositions or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof (including sales to factors or other third parties);

(i) leases, subleases, service agreements, product sales, licenses or sublicenses (including licenses and sublicenses of Intellectual Property), in each case that do not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(j) transfers of property subject to Casualty Events;

(k) so long as no Event of Default shall have occurred and be continuing or would result therefrom (at the time of execution of a binding agreement in respect of such Disposition), Dispositions of property to Persons other than Restricted Subsidiaries (including the sale or issuance of Equity Interests of a Restricted Subsidiary) for fair market value (as determined by a Responsible Officer of the Borrower in good faith) not otherwise permitted under this Section 7.05; provided that with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of $50,000,000, the Borrower or any Restricted

Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that solely for the purposes of this clause (k), (A) any liabilities (as shown on the most recent balance sheet of the Borrower or such Restricted Subsidiary or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within one hundred and eighty (180) days following the closing of the applicable Disposition, shall be deemed to be cash, (C) Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Disposition (other than intercompany debt owed to the Borrower or its Restricted Subsidiaries), to the extent that the Borrower and all of the Restricted Subsidiaries (to the extent previously liable thereunder) are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Disposition, shall be deemed to be cash and (D) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value (as determined by a Responsible Officer of the Borrower in good faith), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) that is at that time outstanding, not in excess of $50,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value (as determined in good faith by the Borrower) of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash; ~~provided, further, that if assets of a type that would comprise ABL Collateral are disposed of with an aggregate value of more than $40,000,000 million since the date of the most recent delivery of a Borrowing Base Certificate, to the extent and for so long as the Borrowing Base is an amount less than 120.0% of the Maximum Borrowing Amount, the Borrower shall provide an updated Borrowing Base Certificate pro forma for such Disposition within three (3) days of such Disposition.~~

~~(l)~~ (l) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m) other Dispositions so long as (i) such Dispositions do not constitute a sale of all or substantially all of the Borrower’s assets and (ii) the applicable Payment Conditions are satisfied on a Pro Forma Basis;

(n) Dispositions of any assets (including Equity Interests) (A) acquired in connection with any Permitted Acquisition or other Investment not prohibited hereunder, which assets are not used or useful to the core or principal business of the Borrower and its Restricted Subsidiaries and/or (B) made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition;

(o) any Disposition of Securitization Assets or any participations thereof by a Restricted Subsidiary that is not a Loan Party in connection with or any Qualified Securitization Facility;

(p) transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement; and

~~(q)~~(q) any Disposition of the Equity Interests of any Immaterial Subsidiary or Unrestricted Subsidiary.

Section 7.06 [Reserved].

Section 7.07 Restricted Payments; Certain Payments of Indebtedness.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(i) each Restricted Subsidiary may make Restricted Payments to the Borrower or any other Restricted Subsidiary; provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, such Restricted Payment is made to the Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(ii) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(iii) Restricted Payments made to consummate the Transactions;

(iv) repurchases of Equity Interests in the Borrower (or any direct or indirect parent of the Borrower) or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price or withholding taxes payable in connection with the exercise of such options or warrants or other incentive interests;

(v) Restricted Payments to the Borrower, which the Borrower may use to redeem, acquire, retire, repurchase or settle its Equity Interests (or any options, warrants, restricted stock or stock appreciation rights or similar securities issued with respect to any such Equity Interests) or Indebtedness or to service Indebtedness incurred by the Borrower or any direct or indirect parent companies of the Borrower to finance the redemption, acquisition, retirement, repurchase or settlement of such Equity Interest or Indebtedness (or make Restricted Payments to allow any of the Borrower’s direct or indirect parent companies to so redeem, retire, acquire or repurchase their Equity Interests or their Indebtedness or to service Indebtedness incurred by the Borrower to finance the redemption, acquisition, retirement, repurchase or settlement of such Equity Interests or Indebtedness or to service Indebtedness incurred to finance the redemption, retirement, acquisition or repurchase of such Equity Interests or Indebtedness), held directly or indirectly by current or former officers, managers, consultants, members of the Board of Directors, employees or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of the Borrower (or any direct or indirect parent thereof) and its Restricted Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement in an aggregate amount after the Closing Date together with the aggregate amount of loans and advances to the Borrower made pursuant to Section 7.04(m) in lieu of Restricted Payments permitted by this clause (v) not to exceed $75,000,000 in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $150,000,000 in any calendar year (without giving effect to the following proviso); provided that such amount in any calendar year may be increased by (1) an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower (or any direct or indirect parent thereof and contributed to the Borrower) or the Restricted Subsidiaries after the Closing Date, or (2) the amount of any bona fide cash bonuses otherwise payable to members of the Board of Directors, consultants, officers, employees, managers or independent contractors of the Borrower or any Restricted Subsidiary that are foregone in return for the receipt of Equity Interests, the fair market value of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent fiscal year; provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from members of the Board of Directors, consultants, officers, employees, managers or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of the Borrower or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Borrower (or any direct or indirect parent thereof) will not be deemed to constitute a Restricted Payment for purposes of this Section 7.07 or any other provisions of this Agreement.

(vi) additional Restricted Payments provided that the Payment Conditions are met;

(vii) the Borrower and its Restricted Subsidiaries may make Restricted Payments in cash to Borrower or any direct or indirect parent of Borrower:

(A) as distributions by the Borrower or any Restricted Subsidiary to Borrower (or any direct or indirect parent of the Borrower) in amounts required for the Borrower (or any direct or indirect parent of the Borrower) to pay with respect to any taxable period in which the Borrower and/or any of its Subsidiaries is a member of (or is a flow-through entity for U.S. federal income tax purposes owned directly or indirectly by one or more such members of) a consolidated, combined, unitary or similar tax group (a “Tax Group”) of which the Borrower or any other direct or indirect parent of the Borrower is the common parent, U.S. federal, state and local and foreign taxes that are attributable to the taxable income of the Borrower and/or its Subsidiaries; provided that for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount of such taxes that the Borrower and its Subsidiaries would have been required to pay if they were a stand-alone Tax Group with the Borrower as the corporate common parent of such stand-alone Tax Group (collectively, “Tax Distributions”);

(B) the proceeds of which shall be used by any direct or indirect parent of the Borrower to pay (or to make Restricted Payments to allow any direct or indirect parent of the Borrower to pay) (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business, (2) any reasonable and customary indemnification claims made by members of the Board of Directors or officers, employees, directors, managers, consultants or independent contractors of the Borrower (or any parent thereof) attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries, (3) fees and expenses (x) due and payable by any of the Borrower and its Restricted Subsidiaries and (y) otherwise permitted to be paid by the Borrower and its Restricted Subsidiaries under this Agreement, (4) to the extent constituting a Restricted Payment amounts due and payable pursuant to any investor management agreement entered into with the Investors after the Closing Date in an aggregate amount not to exceed the amount permitted to be paid pursuant to Section 6.17(iv) and (5) amounts that would otherwise be permitted to be paid pursuant to Section 6.17(iii) or (xi);

(C) the proceeds of which shall be used by any direct or indirect parent of the Borrower to pay franchise and similar Taxes, and other fees and expenses, required to maintain its corporate or other legal existence;

(D) to finance any Investment made by the Borrower (or any direct or indirect parent of the Borrower), that, if made by the Borrower, would be permitted to be made pursuant to Section 7.04; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) the Borrower (or any direct or indirect parent of the Borrower) shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to Section 7.04(b)) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the Person formed or acquired to merge into or consolidate with the Borrower or any of the Restricted Subsidiaries to the extent such merger or consolidation is permitted in Section 7.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 6.11 and 6.12;

(E) the proceeds of which shall be used to pay (or to make Restricted Payments to allow the Borrower or any direct or indirect parent thereof to pay) fees and expenses related to any equity or debt offering;

(F) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of the Borrower or any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; and

(G) the proceeds of which shall be used to make payments permitted by clause (b)(iv) and (b)(v) of Section 7.07;

(viii) in addition to the foregoing Restricted Payments, the Borrower may make additional Restricted Payments, in an aggregate amount, not to exceed the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Restricted Payment;

(ix) redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests;

(x) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options and the vesting of restricted stock and restricted stock units;

(xi) the Borrower may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment) and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(xii) payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or permitted transferees) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(xiii) the distribution, by dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to the Borrower (or any direct or indirect parent thereof) or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Permitted Investments);

(xiv) the declaration and payment of Restricted Payments on the Borrower’s common stock (or the payment of Restricted Payments to any direct or indirect parent company of the Borrower to fund a payment of dividends on such company’s common stock), following consummation of any public offering, of up to 6.0% per annum of the net cash proceeds of such public offering received by or contributed to the Borrower, other than public offerings registered on Form S-8;

(xv) additional Restricted Payments in an amount not to exceed the greater of $60,000,000 and 15.0% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Restricted Payment; and

(xvi) any distributions or payments of Securitization Fees.

(b) The Borrower will not, and will not permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing, except:

(i) payment of regularly scheduled interest and principal payments, mandatory offers to repay, repurchase or redeem, mandatory prepayments of principal premium and interest, and payment of fees, expenses and indemnification obligations, with respect to such Junior Financing, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;

(ii) refinancings of Indebtedness to the extent permitted by Section 7.01;

(iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower or any of its direct or indirect parent companies, and any payment that is intended to prevent any Junior Financing from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(iv) prepayments, redemptions, repurchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, not to exceed the sum of (A) an amount at the time of making any such prepayment, redemption, repurchase, defeasance or other payment and together with any other prepayments, redemptions, repurchases, defeasances and other payments made utilizing this subclause (A) not to exceed the greater of $60,000,000 and 15.0% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such prepayment, redemption, purchase, defeasance or other payment plus (B) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment;

(v) payments made in connection with the Transactions;

(vi) [reserved];

(vii) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financing prior to their scheduled maturity; provided that at the time of such payment the Payment Conditions are met; and

(viii) prepayment of Junior Financing owed to the Borrower or a Restricted Subsidiary or the prepayment of Permitted Refinancing of such Indebtedness with the proceeds of any other Junior Financing.

Section 7.08 [Reserved].

Section 7.09 Restrictive Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Creditors with respect to the Obligations or under the Loan Documents; provided that the foregoing shall not apply to:

(a) restrictions and conditions imposed by (1) Requirements of Law, (2) any Loan Document, the Term Loan Documents, the Secured Notes or the Unsecured Notes (3) any documentation governing Permitted Term Debt, (4) any documentation governing Indebtedness incurred pursuant to Section 7.01(a)(xx), (xxi) or (xxvi) and (5) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (1) through (4) above;

(b) customary restrictions and conditions existing on the Closing Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c) restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(d) customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(f) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any Restricted Subsidiary;

(g) restrictions or conditions in any Indebtedness permitted pursuant to Section 7.01 that is incurred or assumed by Restricted Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or, in the case of Junior Financing, are market terms at the time of issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries;

(h) restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);

(i) restrictions set forth on Schedule 7.09 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(j) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 7.04;

(k) customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;

(l) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary; and

(m) customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations.

Section 7.10 Amendment of Junior Financing. The Borrower will not, and will not permit any Restricted Subsidiary to, amend or modify the documentation governing any Junior Financing, in each case, if the effect of such amendment or modification is materially adverse to the Lenders; provided that such modification will not be deemed to be materially adverse if such Junior Financing could be otherwise incurred under this Agreement (including as Indebtedness that does not constitute a Junior Financing) with such terms as so modified at the time of such modification.

Section 7.11 Changes in Fiscal Periods. The Borrower will not make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.12 Fixed Charge Coverage Ratio. The Borrower will not permit its Fixed Charge Coverage Ratio for any Test Period following the Closing Date to be lower than 1.00 to 1.00; provided that such Fixed Charge Coverage Ratio will only be tested (a) upon the occurrence of a Trigger Event, as of the last day of the Test Period ending immediately prior to the date on which a Trigger Event shall have occurred and (b) as of the last day of each Test Period thereafter until such Trigger Event is no longer continuing. For the purpose of determining compliance with the covenant set forth in this Section 7.12, (i) all calculations shall be on a Pro Forma Basis and (ii) any cash equity contribution (which equity shall be common equity, Qualified Equity Interests or other equity (other than Disqualified Equity Interests) (such other equity to be on terms reasonably acceptable to the Administrative Agent) made to the Borrower, directly or indirectly, by one or more of its equityholders after the beginning of the relevant fiscal quarter and during the Specified Contribution Period, will, at the written direction of Borrower, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with the covenant set forth in this Section 7.12 at the end of such fiscal quarter where the Specified Equity Contribution is made, and applicable subsequent periods which includes such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that, (A) in each trailing four fiscal quarter period, there shall be at least one fiscal quarter in respect of which no Specified Equity Contribution is made, (B) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in compliance with the covenant set forth in this Section 7.12, (C) during any fiscal quarter in which a Specified Equity Contribution has been made, other than as set forth above in this paragraph, such Specified Equity Contributions shall be disregarded for all other purposes, including for purposes of determining any financial ratio-based conditions, pricing or any baskets with respect to any other covenants contained in this Agreement, (D) there shall be no Pro Forma Effect or other reduction in Indebtedness, including Total Funded Debt, with the proceeds of any Specified Equity Contribution for determining compliance with the Fixed Charge Coverage Ratio for the fiscal quarter in which such Specified Equity Contribution is made; provided that to the extent such proceeds are applied to prepay Total Funded Debt, such reduction may be given effect in determining compliance with the Fixed Charge Coverage Ratio on subsequent Compliance Dates and (E) no more than five (5) Specified Equity Contributions shall be made during the term of the Initial Revolving Facility.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01 Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:

(a) any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section 8.01) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of the Restricted Subsidiaries in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made, and such incorrect representation or warranty (if curable) shall remain incorrect for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (such period, the “Representation Cure Period”); provided that this clause (c) shall be limited on the Closing Date to the Specified Representations and the Specified Acquisition Agreement Representations.

(d) the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 2.21(c) and (d), 6.02, 6.04 (with respect to the existence of the Borrower or such Restricted Subsidiaries), 6.10, 6.14 or in Article VII; provided that, notwithstanding anything to the contrary contained herein, with respect to Section 7.12, if applicable, an Event of Default shall not occur until the start of the 11th day (such 11 day period, the “Specified Contribution Period”) subsequent to the occurrence of a Trigger Event or the date the certificate calculating compliance with Section 7.12 as of the last day of any fiscal quarter is required to be delivered pursuant Section 6.01 with respect to such fiscal quarter or fiscal year, as applicable;

(e) the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section 8.01), and such failure shall continue unremedied for a period of (x) five (5) Business Days in the case of a failure to deliver the documentation required pursuant to Section 6.01(j) (except when a Liquidity Event has occurred and is continuing, in which case no grace period shall apply), and (y) thirty (30) days after written notice thereof from the Administrative Agent to the Borrower in all other cases; provided that any Default or Event of Default which may occur as a result of the failure to timely meet any delivery requirements under the Loan Documents shall cease to exist upon any delivery otherwise in compliance with such requirement.

(f) the Borrower or any of the Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section 8.01 will apply to any failure to make any payment required as a result of any such termination or similar event);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 8.01, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j) one or more enforceable judgments for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) shall be rendered against the Borrower and any of the

Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 90 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of the Borrower and its Restricted Subsidiaries, taken as a whole, to enforce any such judgment;

(k) an ERISA Event occurs that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Documents, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code continuation statements or (iii) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) as a result of acts or omissions of the Administrative Agent or any Lender;

(m) any material provision of any Loan Document or any Guarantee of the Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(n) any Guarantees of the Obligations by any Loan Party pursuant to the Guaranty Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents); or

(o) a Change of Control shall occur.

For the avoidance of doubt, (i) any “going concern” or like qualification or exception in connection with an upcoming maturity date of any Indebtedness or any actual failure to satisfy a financial maintenance covenant or any potential inability to satisfy a financial maintenance covenant on a future date or in a future period or any projected Default or Event of Default in connection with financial statements delivered pursuant to Section 6.01(a) shall not be a Default or Event of Default, (ii) any Default or Event of Default which may have occurred shall cease to exist upon compliance with such requirement, including with respect to an Event of Default pursuant to (x) Section 8.01(a) or Section 8.01(b) upon payment of any overdue amounts and (y) the failure to timely meet any delivery requirements under the Loan Documents, upon any delivery otherwise in compliance with such requirement, and (iii) the failure of any representation or warranty (other than the Specified Representations and the Specified Acquisition Agreement Representations) to be true and correct on the Closing Date will not constitute a Default or Event of Default hereunder.

Section 8.02 Remedies. If any Event of Default shall then be continuing, the Administrative Agent (i) may, in its discretion, or (ii) shall, upon the written request of the Required Lenders, by written notice to the Borrower and the other Lenders, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, the Collateral Agent or any Lender to enforce its claims against the Borrower or any other Loan Party in any manner permitted under applicable law:

(a) declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

(b) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all other Obligations (other than any Obligations under any Designated Hedge Agreement) owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

(c) (i) terminate any Letter of Credit that may be terminated in accordance with its terms and/or (ii) require the Borrower to Cash Collateralize all or any portion of the LC Outstandings; or

(d) exercise any other right or remedy available under any of the Loan Documents or applicable law;

provided that, if an Event of Default specified in Section 8.01(h) or Section 8.01(i) shall occur, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a), (b) and/or (c)(ii) above shall occur automatically without the giving of any such notice.

Section 8.03 Application of Certain Payments and Proceeds. All payments and other amounts received by the Administrative Agent, the Collateral Agent or any Lender after the Obligations have been accelerated (or have matured) or through the exercise of remedies hereunder or under the other Loan Documents shall, unless otherwise required by applicable law, be applied as follows (in each case subject to the terms of the ABL/Bond Intercreditor Agreement):

(a) first, to the payment of that portion of the Obligations constituting Overadvance Loans payable to the Administrative Agent or the Collateral Agent;

(b) second, to the payment of that portion of the Obligations constituting fees, indemnities and expenses and other amounts (including attorneys’ fees and amounts due under Article III) payable to the Administrative Agent or to the Collateral Agent in each case in its capacity as such;

(c) third, to the payment of that portion of the Obligations constituting fees, indemnities and expenses (including attorneys’ fees payable under Section 11.01 and amounts due under Article III, but other than fees owed to any Lender with respect to any FILO Tranche of Loans) payable to each Lender or each LC Issuer, ratably among them in proportion to the aggregate of all such amounts;

(d) fourth, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans (including any Protective Advances other than any Loans under a FILO Tranche) ratably among the Lenders in proportion to the aggregate of all such amounts;

(e) fifth, pro rata to the payment of that portion of the Obligations constituting unpaid principal of the Loans (including any Protective Advances other than any Loans under a FILO Tranche), Unpaid Drawings and the amounts due to Designated Hedge Creditors under Designated Hedge Agreements (with respect to any Designated Hedge Agreements, solely to the extent that the applicable Designated Hedge Creditor and the Borrower have specified Designated Hedge Reserves with respect thereto in a Borrowing Base Certificate or otherwise in accordance with the definition thereof) subject to confirmation by the Administrative Agent that any calculations of termination or other payment obligations are being made in accordance with normal industry practice ratably among the Lenders, each LC Issuer and the Designated Hedge Creditors in proportion to the aggregate of all such amounts;

(f) sixth, to the Administrative Agent for the benefit of each LC Issuer to cash collateralize the Stated Amount of outstanding Letters of Credit;

(g) seventh, ratably among the Cash Management Banks, to the payment of that portion of the Obligations constituting amounts due to Cash Management Banks under Cash Management Agreements, subject to confirmation by the Administrative Agent that any calculations of termination or other payment obligations are being made in accordance with normal industry practice;

(h) eighth, to the payment of all other Obligations (other than with respect to any FILO Tranche) of the Loan Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent, the Collateral Agent, each LC Issuer, the Swing Line Lender, the Lenders, the Designated Hedge Creditors and the Cash Management Banks, ratably based upon the respective aggregate amounts of all such Obligations owing to them on such date;

~~(i)~~ (i) ninth, to the payment of all Obligations of the Loan Parties with respect to any FILO Tranche that are then due and payable to the Administrative Agent, the Collateral Agent, each LC Issuer, the Swing Line Lender, the Lenders, the Designated Hedge Creditors and the Cash Management Banks, ratably based upon the respective aggregate amounts of all such Obligations owing to them on such date;

~~(j)~~(j) finally , any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

ARTICLE IX

THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Section 9.01 Appointment.

(a) Each Lender and LC Issuer hereby irrevocably designates and appoints SunTrust Bank to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes SunTrust Bank as the Administrative Agent and Collateral Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby expressly authorizes the Administrative Agent and/or the Collateral Agent to, without the consent of any Lender, to enter into the ABL/Bond Intercreditor Agreement to give effect to the provisions of this Agreement, which ABL/Bond Intercreditor Agreement shall be binding on the Lender. The Administrative Agent and/or the Collateral Agent agrees or agree to act as such upon the express conditions contained in this Article IX. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent and/or the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor any fiduciary relationship with any Lender or LC Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or Collateral Agent. In performing its functions and duties under this Agreement, the Administrative Agent and Collateral Agent shall each act solely as agent of the Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Loan Parties or any of their respective Subsidiaries.

(b) Each Lender and the LC Issuer hereby further irrevocably authorizes the Administrative Agent and/or the Collateral Agent on behalf of and for the benefit of the Lenders and the LC Issuer, to be the agent for and representative of the Lenders and the LC Issuer with respect to the Guaranty, the Security Documents, the Collateral and any other Loan Document. Subject to Section 11.12, without further written consent or authorization from Lenders or the LC Issuer, the Administrative Agent and/or the Collateral Agent may execute any documents or instruments necessary to (i) release any Lien or Guaranty encumbering or relating to any item of Collateral or Guarantor that is the subject of a sale or other disposition (or, in the case of any Guarantor, to the extent such Guarantor is no longer required to be a Guarantor pursuant to the terms hereof) to a Person that is not a Loan Party permitted hereby or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.12) have otherwise consented, (ii) release any Guarantor from the Guaranty with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.12) have otherwise consented, (iii) to release any Lien on any Collateral granted to or held by the Administrative Agent and/or the Collateral Agent under any Security Document (x) upon the Termination Date, or (y) that constitutes Excluded Asset, (iv) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent and/or the Collateral Agent under any Security Document to the holder of any Lien on such property that is permitted by Sections 7.02(d), (e), (h), (k), (l), (m), (n), (r), (s), (x), (z) and (cc) and clauses (c), (e) and (j) of the definition of “Permitted Encumbrances,” (v) enter into any amendment to any Loan Document to correct any errors or omissions pursuant to Section 11.12(g), or (vi) enter into the ABL/Bond Intercreditor Agreement and any Customary Intercreditor Agreement, Incremental Revolving Credit Assumption Agreements and Extension Amendments, in each case, in accordance with the applicable terms hereof. Upon request by the Administrative Agent and/or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and/or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under this Agreement and other Loan Documents pursuant to this Section 9.01(b). In each case as specified in this Section 9.01(b), the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Loan Documents, in each case in accordance with the terms of the Loan Documents, this Section 9.01(b) and Section 11.26. The Borrower agrees to deliver to the Administrative Agent and/or the Collateral Agent, upon its request and prior to any release or subordination of the Liens of the Administrative Agent provided for in this Section 9.01, a certificate of an Responsible Officer confirming that any such release and/or subordination of the Liens in the Collateral is permitted pursuant to the terms of the Loan Documents, upon which certificate the Administrative Agent and the Collateral Agent may conclusively rely without further inquiry.

(c) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that, except as otherwise set forth in the Loan Documents with respect to rights of set off, all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent and/or the Collateral Agent, on behalf of the Lenders in accordance with the terms hereof and all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent and/or the Collateral Agent, and (ii) in the event of a foreclosure by the Administrative Agent and/or the Collateral Agent on any of the Collateral pursuant to a public or private sale, in accordance with the terms hereof, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent and/or the Collateral Agent, as agent for and representative of the Secured Creditors (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent and/or the Collateral Agent at such sale.

(d) Notwithstanding the provisions of Section 9.11, if the Administrative Agent shall become a Defaulting Lender, the Borrower may appoint, subject to the consent of the Required Lenders, a successor Administrative Agent and/or the Collateral Agent. Such successor Administrative Agent and/or the Collateral Agent shall have all of the rights, duties and powers of the Administrative Agent.

(e) Except as specifically provided in a Loan Document (i) nothing in the Loan Documents makes the Collateral Agent a trustee or fiduciary for any other party or any other person, and (ii) the Collateral Agent need not hold in trust any moneys paid to it for any other party or be liable to account for interest on those moneys.

(f) The Collateral Agent may at any time appoint (and subsequently remove) any person to act as a separate security trustee or as a co-trustee jointly with it (i) if it is necessary in performing its duties and if the Collateral Agent considers that appointment to be in the interest of the Secured Creditors, or (ii) for the purposes of complying with or confirming to any legal requirements, restrictions or conditions which the Collateral Agent deems to be relevant, or (iii) for the purposes of obtaining or enforcing any judgment or decree in any jurisdiction, and the Collateral Agent will give notice to the other parties of any such appointment.

Section 9.02 Delegation of Duties. Each of the Administrative Agent and/or the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, sub-agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 9.03. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 9.03 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent and/or the Collateral Agent, (i) such sub-agent shall be a third-party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third-party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and/or the Collateral Agent and not to any Loan Party, any Lender or any other Person and no Loan Party, Lender or any other Person shall have the rights, directly or indirectly, as a third-party beneficiary or otherwise, against such sub-agent.

Section 9.03 Exculpatory Provisions. Neither the Administrative Agent, the Collateral Agent nor any of their respective Related Parties shall be (a) liable to any of the Lenders for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Related Parties’ own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Loan Parties or any of their respective Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent and/or the Collateral Agent under or in connection with, this Agreement or any other Loan Document or for any failure of any Loan Party or any of its officers to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Loan Parties or any of their respective Subsidiaries. Neither the Administrative Agent nor the Collateral Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent and/or the Collateral Agent to the Lenders or by or on behalf of the Loan Parties or any of their respective Subsidiaries to the Administrative Agent, the Collateral Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or as to the value or sufficiency of any Collateral or validity, perfection or priority of any Lien thereon.

Section 9.04 Reliance by Administrative Agent and Collateral Agent. Each of the Administrative Agent and Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, e-mail or other electronic transmission, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent and/or the Collateral Agent. The Administrative Agent and Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, as applicable, as to any matter that, pursuant to Section 11.12, can only be effectuated with the consent of all Required Lenders, or all applicable Lenders, as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 9.05 Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent and/or the Collateral Agent has received notice from the Required Lenders or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” If the Administrative Agent and/or the Collateral Agent receives or receive such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders and the Borrower, if applicable. The Administrative Agent and/or the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent and/or the Collateral Agent shall have received such directions, the Administrative Agent and/or the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall reasonably deem advisable in the best interests of the Lenders.

Section 9.06 Non-Reliance. Each Lender expressly acknowledges that neither the Administrative Agent, the Collateral Agent nor any of their respective Related Parties has made any representations or warranties to it and that no act by the Administrative Agent and/or the Collateral Agent hereinafter taken, including any review of the affairs of the Loan Parties or their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent or Collateral Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Loan Parties and their Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Loan Parties and their Subsidiaries. Neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Loan Parties and their Subsidiaries that may come into the possession of the Administrative Agent, the Collateral Agent or any of their respective Related Parties.

Section 9.07 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to any Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Loan Parties or their respective Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

Section 9.08 Patriot Act. Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the Patriot Act and the applicable regulations: (i) within 10 days after the Closing Date, and (ii) at such other times as are required under the Patriot Act.

Section 9.09 Indemnification. The Lenders agree to indemnify the Administrative Agent, the Collateral Agent and their respective Related Parties, ratably according to their pro rata share of the Aggregate Revolving Facility Exposure, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent, the Collateral Agent or such Related Parties in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent, the Collateral Agent or such Related Parties under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower; provided, however, that no Lender shall be liable to the Administrative Agent, the Collateral Agent or any of their respective Related Parties for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent’s, the Collateral Agent’s or such Related Parties’ gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Administrative Agent, the Collateral Agent or any such Related Parties for any purpose shall, in the reasonable opinion of the Administrative Agent or the Collateral Agent, respectively, be insufficient or become impaired, the Administrative Agent or Collateral Agent, as applicable, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 9.09 shall survive the payment of all Obligations.

Section 9.10 The Administrative Agent and Collateral Agent in Each Individual Capacity. Each of the Administrative Agent and the Collateral Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties, their respective Subsidiaries and their Affiliates as though not acting as Administrative Agent and/or the Collateral Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent and/or the Collateral Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent and/or the Collateral Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent and/or the Collateral Agent in its individual capacity.

Section 9.11 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign upon thirty (30) days’ notice to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrower’s consent (such consent not to be unreasonably withheld or delayed) unless a Specified Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then such resignation shall nevertheless be effective and the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent, which shall be an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank (the date upon which the retiring Administrative Agent is replaced, the “Resignation Effective Date”); provided, that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice.

If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders and the Borrower may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 9.12 Other Agents. Any Lender identified herein as a Co-Agent, Co-Syndication Agent, Co-Documentation Agent, Managing Agent, Manager, Joint Lead Arranger or any other corresponding title, other than “Administrative Agent,” or “Collateral Agent” shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

Section 9.13 Agency for Perfection. The Administrative Agent and each Lender hereby appoints the Administrative Agent, the Collateral Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets that can be perfected only by possession or control (or where the security interest of a secured creditor with possession or control has priority over the security interest of another secured creditor) and the Administrative Agent, the Collateral Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Secured Creditors as secured creditor. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent and/or the Collateral Agent thereof, and, promptly upon the Administrative Agent’s or the Collateral Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s and/or Collateral Agent’s instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 9.14 Proof of Claim. The Lenders and the Borrower hereby agree that after the occurrence and continuation of an Event of Default pursuant to Section 8.01(h) or Section 8.01(i), in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of the Guarantors, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or any of the Guarantors) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder) allowed in such judicial proceeding; (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent and other agents hereunder. Nothing herein contained shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Further, nothing contained in this Section 9.14 shall affect or preclude the ability of any Lender to (i) file and prove such a claim in the event that the Administrative Agent has not acted within ten (10) days prior to any applicable bar date and (ii) require an amendment of the proof of claim to accurately reflect such Lender’s outstanding Obligations.

Section 9.15 Posting of Approved Electronic Communications.

(a) Delivery of Communications. Each Loan Party hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to such Loan Party that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or to the Lenders pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Notice of Borrowing or a Notice of Continuation or Conversion, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Loan or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format reasonably acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, each Loan Party agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

(b) No Warranties as to Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE INDEMNITEES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNITEES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE INDEMNITEES HAVE ANY LIABILITY TO ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY INDEMNITEES IS FOUND IN A FINAL, NON-APPEALABLE ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(c) Delivery Via Platform. The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such electronic mail address.

(d) No Prejudice to Notice Rights. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.16 Withholding Taxes. To the extent required by any applicable law (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Section 3.02 and without limiting or expanding the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.16. The agreements in this Section 9.16 shall survive the resignation and/or replacement of the Administrative Agent, the termination of this Agreement, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For purposes of this Section 9.16, the term “Lender” includes any LC Issuer and the Swingline Lender.

Section 9.17 Resignation/Replacement of LC Issuer and Swing Line Lender. Notwithstanding anything to the contrary contained herein, any LC Issuer or Swing Line Lender may, upon 60 days’ notice to the Borrower and the Lenders, resign as an LC Issuer or Swing Line Lender, respectively; provided that on or prior to the expiration of such 60-day period with respect to such resignation, the relevant LC Issuer or Swing Line Lender shall have identified a successor LC Issuer or Swing Line Lender reasonably acceptable to the Borrower willing to accept its appointment as successor LC Issuer or Swing Line Lender, as applicable, and such LC Issuer or Swing Line Lender, as applicable shall have accepted such appointment. For the avoidance of doubt, in the event of any such resignation of an LC Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor LC Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant LC Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an LC Issuer resigns as an LC Issuer, it shall retain all the rights and obligations of an LC Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an LC Issuer and all LC Obligations with respect thereto (including the right to require the Lenders to make Loans or fund risk participations in Unpaid Drawings). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swing Loans.

Section 9.18 Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Security Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 9.19 Cash Management Banks and Designated Hedge Creditors. No Cash Management Bank or Designated Hedge Creditor that obtains the benefits of Section 8.02, the Security Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations in favor of Cash Management Banks and Designated Hedge Creditor unless the Administrative Agent has received written notice (except in the case of such Obligations where the Administrative Agent is the Cash Management Bank or Designated Hedge Creditor) of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Designated Hedge Creditor, as the case may be. The Borrower hereby acknowledges that as of the Closing Date, Wells Fargo has been designated as a Cash Management Bank hereunder and subject to the terms hereof.

ARTICLE X

[RESERVED]

ARTICLE XI

MISCELLANEOUS

Section 11.01 Payment of Expenses, Etc. The Borrower shall pay, if the Closing Date occurs and the Transactions have been consummated, (i) all reasonable and documented and invoiced out-of-pocket costs and expenses incurred by the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates (without duplication) (limited, in the case of (x) legal fees and expenses, to the reasonable, documented and invoiced fees, charges and disbursements of Cahill Gordon & Reindel LLP and to the extent reasonably determined by the Administrative Agent to be necessary, one firm of local counsel in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual conflict of interest where the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional conflicts counsel for the affected Indemnitees similarly situated and (y) the fees and expenses of any other advisor or consultant, to the reasonable, documented and invoiced fees, charges and disbursements of such advisor or consultant, but solely to the extent that such consultant or advisor has been retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed)), in each case, in connection with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof and (ii) all reasonable and documented and invoiced out-of-pocket costs and expenses incurred by the Administrative Agent, any Joint Lead Arranger or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent, the Joint Lead Arrangers and the Lenders (without duplication) (limited, in the case of (x) legal fees and expenses, to the reasonable, documented and invoiced fees, charges and disbursements of Cahill Gordon & Reindel LLP and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each relevant material jurisdiction and, in the case of an actual conflict of interest where the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional conflicts counsel for the affected Indemnitees similarly situated and (y) the fees and expenses of any other advisor or consultant, to the reasonable, documented and invoiced fees, charges and disbursements of such advisor or consultant, but solely to the extent that such consultant or advisor has been retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed), in connection with the enforcement or protection of any rights or remedies (A) in connection with the Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), including its rights under this Section 11.01 or (B) in connection with the Loans made hereunder, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loan.

Section 11.02 Indemnification. Without duplication of the expense reimbursement obligations pursuant to Section 11.01, the Borrower shall indemnify the Administrative Agent, each Lender, the Joint Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents and each Related Party (other than Excluded Affiliates to the extent acting in their capacities as such) of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented and invoiced out-of-pocket fees and expenses (limited, in the case of (x) legal fees and expenses, to the reasonable, documented and invoiced fees, charges and disbursements of one counsel for all Indemnitees and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each relevant material jurisdiction and, in the case of an actual conflict of interest where the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional conflicts counsel for the affected Indemnitees similarly situated and (y) the fees and expenses of any other advisor or consultant, to the reasonable, documented and invoiced fees, charges and disbursements of such advisor or consultant, but solely to the extent that such consultant or advisor has been retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed), incurred by or asserted against any Indemnitee by any third party or by the Borrower or any Subsidiary to the extent arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, the syndication of the credit facilities provided for herein, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any Subsidiary, or any other Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Subsidiary or their Affiliates and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees (other than disputes involving claims against the Administrative Agent, any Co-Syndication Agent, any Co-Documentation Agent or any Joint Lead Arranger, in each case, in their respective capacities) that do not involve an act or omission by the Borrower or any Restricted Subsidiary.

The Borrower shall not be liable for any settlement of any claim, litigation, investigation or proceeding effected without its consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower’s written consent in any such claim, litigation, investigation or proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement in accordance with the preceding paragraph. The Borrower shall not, without the prior written consent of the applicable Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (a) such settlement includes a full and unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such claim, litigation, investigation or proceeding and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnitee.

In case any claim, litigation, investigation or proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Borrower of the commencement of any proceeding; provided, however, that the failure to do so will not relieve the Borrower from any liability that it may have to such Indemnitee hereunder, except to the extent that the Borrower is materially prejudiced by such failure.

Section 11.03 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender and each LC Issuer is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender or such LC Issuer (including by branches, agencies and Affiliates of such Lender or LC Issuer wherever located) to or for the credit or the account of any Loan Party against and on account of the Obligations and liabilities of any Loan Party to such Lender or LC Issuer under this Agreement or under any of the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender or LC Issuer shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender and LC Issuer agrees to promptly notify the Borrower after any such set off and application; provided, however, that the failure to give such notice shall not affect the validity of such set off and application. Notwithstanding the foregoing, no amount set off from any Loan Party (other than the Borrower) shall be applied to any Excluded Swap Obligation of such Loan Party (other than the Borrower).

Section 11.04 Equalization.

(a) Equalization. Except as otherwise permitted hereunder, if at any time any Lender receives any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise, but excluding any amount received in respect of an assignment pursuant to Section 11.06) that is applicable to the payment of the principal of, or interest on, the Loans (other than Swing Loans), LC Participations, Swing Loan Participations or Fees (other than Fees that are intended to be paid solely to the Administrative Agent or an LC Issuer and amounts payable to a Lender under Article III), of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount.

(b) Recovery of Amounts. If any amount paid to any Lender pursuant to subsection (a) above is recovered in whole or in part from such Lender, such original purchase shall be rescinded, and the purchase price restored ratably to the extent of the recovery.

(c) Consent of Borrower. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 11.05 Notices.

(a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i) if to the Borrower or any other Loan Party, to it at:

Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600 Dallas, TX 75201
Attn:	~~Chad Crow~~Peter Jackson and Donald F. McAleenan
Facsimile:	(214) 880-3588
Email:	~~chad.crow@bldr.com~~
peter.jackson@bldr.com and Don.McAleenan@bldr.com

With a mandatory copy to (which shall not constitute notice):~~Warburg Pincus~~

~~450 Lexington Avenue~~
~~New York, NY 10017~~
~~Attn:~~	~~Blake Holden~~
~~Facsimile:~~	~~(212) 878-9351~~
~~Email:~~	~~notices@warburgpincus.com~~

Kirkland & Ellis LLP
601 Lexington Avenue New York, NY 10022
Attn:	Eric Wedel
Facsimile:	(212) 446-6460
Email:	eric.wedel@kirkland.com

if to the Administrative Agent, Collateral Agent, the Swing Line Lender and LC Issuer, to it at the Notice Office; and

(ii) if to a Lender, to it at its address (or telecopier number) set forth next to its name on the signature pages hereto or, in the case of any Lender that becomes a party to this Agreement by way of assignment under Section 11.06 of this Agreement, to it at the address set forth in the Assignment Agreement to which it is a party.

(b) Receipt of Notices. Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent and receipt has been confirmed by telephone. Notices delivered through electronic communications to the extent provided in subsection (c) below shall be effective as provided in said subsection (c).

(c) Electronic Communications. Notices and other communications to the Administrative Agent, an LC Issuer or any Lender hereunder and required to be delivered pursuant to Section 6.01 may be delivered or furnished by electronic communication (including e-mail and Internet or intranet web sites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent and the Borrower may, in their discretion, agree in a separate writing to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, further, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the web site address therefor.

(d) Change of Address, etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to each of the other parties hereto in accordance with Section 11.05(a).

Section 11.06 Successors and Assigns.

(a) Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any Affiliate of the LC Issuer that issues any Letter of Credit); provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders except to the extent expressly permitted hereunder (including in connection with a transaction permitted by Section 7.03; provided, further, that any assignment or participation by a Lender of any of its rights and obligations hereunder shall be effected in accordance with this Section 11.06.

(b) Participations. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to an Eligible Assignee (such Eligible Assignee, a “Participant”); provided that in the case of any such participation,

(i) the Participant shall not have any rights under this Agreement or any of the other Loan Documents (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto),

(ii) such Lender’s obligations under this Agreement (including its Commitments hereunder) shall remain unchanged,

(iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

(iv) such Lender shall remain the holder of the Obligations owing to it and of any Note issued to it for all purposes of this Agreement, and

(v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender’s rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the Participant shall be entitled to the benefits of Article III to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold;

provided, further, that no Lender shall transfer, grant or sell any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (A) extend the final scheduled maturity of the date of any scheduled repayment of any of the Loans in which such Participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such Participant’s participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment) or (B) release all or substantially all of the Collateral or all or substantially all of the value of the Guaranty, except in accordance with the terms of the Loan Documents; provided still further that each Participant shall be entitled to the benefits (and subject to the limitations) of Sections 3.01 and 3.02 with respect to its participation as if it was a Lender, except that a Participant shall (i) only deliver the forms described in Section 3.02(e) to the Lender granting it such participation and (ii) not be entitled to receive any greater payment under Sections 3.01 or 3.02 than the applicable Lender would have been entitled to receive absent the participation, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed).

In the event that any Lender sells participations in a Loan, such Lender shall, acting for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of all Participants in such Loan and the principal amount (and stated interest thereon) of the portion of such Loan that is the subject of the participation (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary. A Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations.

(c) Assignments by Lenders.

(i) Any Lender may assign all, or if less than all, a fixed portion, of its Loans, LC Participations, Swing Loan Participations and/or Commitments and its rights and obligations hereunder to one or more Eligible Assignees, each of which shall become a party to this Agreement as a Lender by execution of an Assignment Agreement; provided, however, that:

(A) except in the case of (x) an assignment of the entire remaining amount of the assigning Lender’s Loans and/or Commitments or (y) an assignment to another Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender, the aggregate amount of the Commitment so assigned (which for this purpose includes the Loans outstanding thereunder) shall not be less than $2,500,000 (unless otherwise mutually agreed upon by the Borrower and the Administrative Agent);

(B) in the case of any assignment to an Eligible Assignee at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders;

(C) upon surrender of the old Notes, if any, upon request of the new Lender, new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender, to the extent needed to reflect the revised Commitments;

(D) unless waived by the Administrative Agent, except in the case of an assignment to another Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or any Lenders in connection with the initial syndication of the Credit Facilities on or after the Closing Date, the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and

(E) any such assignment shall require the prior written consent (such consent (except with respect to assignments to competitors of the Borrower) not to be unreasonably withheld or delayed) of:

(1) the Borrower; provided that no consent of the Borrower shall be required for an assignment (x) by a Lender to any Lender or a U.S. based-Affiliate of any Lender, (y) by a Lender to an Approved Fund and (z) during a Specified Event of Default (unless such assignment is to a Disqualified Lender). Notwithstanding anything in this Section 11.06 to the contrary, if the Borrower has not given the Administrative Agent written notice of its objection to an assignment of Loans within fifteen (15) Business Days after written notice of such assignment, the Borrower shall be deemed to have consented to such assignment;

(2) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(3) each LC Issuer and Swing Line Lender; provided that no consent of an LC Issuer or Swing Line Lender shall be required for an assignment of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) To the extent of any assignment pursuant to this subsection (c), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

(iii) At the time of each assignment pursuant to this subsection (c) to a Person that is not already a Lender hereunder, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the applicable Internal Revenue Service Forms (and any necessary additional documentation) described in Section 3.02(e).

(iv) With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent (on behalf of and acting solely for this purpose as a non-fiduciary agent of the applicable Borrower) with respect to ownership of such Commitment and Loans, including the name and address of the Lenders and the principal amount of the Loans (and stated interest thereon). Prior to such recordation, all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to this subsection (c). The entries in the Lender Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Lender Register as a Lender hereunder for all purposes of this Agreement notwithstanding any notice to the contrary. The Lender Register shall be available for the inspection by the Borrower and any Lender (solely with respect to its own interest in any Loan or Commitment) at any reasonable time and from time to time upon reasonable prior notice.

(v) [Reserved].

(vi) Nothing in this Section 11.06(c) shall prevent or prohibit (A) any Lender that is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank or to any Person that extends credit to such Lender in support of borrowings made by such Lender from such Federal Reserve Bank or such other Person, or (B) any Lender that is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(d) No SEC Registration or Blue Sky Compliance. Notwithstanding any other provisions of this Section 11.06, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any State.

(e) Representations of Lenders. Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this Section 11.06 will, upon its becoming party to this Agreement, represents that it is a commercial lender, other financial institution or other “accredited” investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business; provided, however, that subject to the preceding Sections 11.06(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

(f) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (“Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (x) nothing herein shall constitute a commitment by any SPC to make any Loans and (y) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative

Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 11.06 may not be amended without the written consent of the SPC. The Borrower acknowledges and agrees, subject to the next sentence that, to the fullest extent permitted under applicable law, each SPC, for purposes of Sections 2.10, 2.14, 3.01, 3.02, 11.01, 11.02 and 11.03, shall be considered a Lender. The Borrower shall not be required to pay any amount under Sections 2.10, 2.14, 3.01, 3.02, 11.01, 11.02 and 11.03 that is greater than the amount that it would have been required to pay had no grant been made by a Granting Lender to a SPC, except to the extent such SPC’s entitlement to a greater payment arose from a change in law, treaty or governmental rule, regulation or order, or any change in interpretation, administration or application thereof by the relevant Governmental Authority, after the grant was made to the SPC.

Section 11.07 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, any Lender or any LC Issuer in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan or any LC Issuance shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any LC Issuer may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have.

Section 11.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW, AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO LAWS OR RULES ARE SO DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98 — INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE “ISP98 RULES”)) AND, AS TO MATTERS NOT GOVERNED BY THE ISP98 RULES, THE LAW OF THE STATE OF NEW YORK.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY IN ANY LITIGATION OR OTHER PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE LC ISSUER OR THE LOAN PARTIES IN CONNECTION HEREWITH OR THEREWITH; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.

(c) EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.05. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO IN CLAUSE (a)

ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH LOAN PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 11.08 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(d) THE ADMINISTRATIVE AGENT, EACH LENDER, THE LC ISSUER AND EACH LOAN PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, THE LC ISSUER OR SUCH LOAN PARTY IN CONNECTION THEREWITH. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO ENTERING INTO THE LOAN DOCUMENTS.

Section 11.09 Counterparts. This Agreement may be executed in any number of counterparts (including by email “.pdf” or other electronic means) and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

Section 11.10 Integration. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof. To the extent that there is any conflict between the terms and provisions of this Agreement and the terms and provisions of any other Loan Document, the terms and provisions of this Agreement will prevail.

Section 11.11 Headings Descriptive. The headings of the several Sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 11.12 Amendment or Waiver; Acceleration by Required Lenders.

(a) Except as otherwise expressly set forth herein, including in Sections 2.18 and 2.19, neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or other modification is in writing and signed by the Borrower and the Required Lenders or by the Administrative Agent acting at the written direction of the Required Lenders; provided, however, that:

(i) no change, waiver or other modification shall without the written consent of each Lender directly and adversely affected thereby:

(A) increase the amount of any Commitment of any Lender hereunder, without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default or Event of Default, mandatory prepayment or related mandatory reduction of the Commitments shall not constitute an increase of any Commitment of any Lender);

(B) extend or postpone the Revolving Facility Termination Date that is applicable to any Loan of any Lender, extend or postpone the expiration date of any Letter of Credit as to which such Lender is an LC Participant beyond the latest expiration date for a Letter of Credit provided for herein, or extend or postpone any scheduled expiration or termination date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender (it being understood that the waiver of any Default or Event of Default or the waiver of (or amendment to the terms of) any mandatory prepayment shall not constitute a postponement of any date scheduled for the payment of principal or interest);

(C) reduce the principal amount of any Loan made by any Lender (other than, for the avoidance of doubt, mandatory prepayments pursuant to Section 2.15), or reduce the rate or extend, defer or delay the time of payment of, or excuse the payment of, principal or interest or thereon (other than as a result of (1) the waiver of any mandatory prepayments owing pursuant to Section 2.15, (2) waiving the applicability of any post-default increase in interest rates or (3) waiver of any Default or Event of Default under Section 8.01(a) or (b), without the written consent of such Lender) (it being understood that a waiver of any Default or Event of Default shall not constitute a reduction in principal or rate or the extension, deferral or delay of payment or excuse of the payment of principal or interest);

(D) reduce the amount of any Unpaid Drawing as to which any Lender is an LC Participant, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of the waiver of any post-default increase in interest rates, or waiver of any Default or Event of Default under Section 8.01(a)), without the written consent of such Lender (it being understood that a waiver of any Default or Event of Default shall not constitute such a reduction, extension or excuse);

(E) reduce the rate or extend the time of payment of, or excuse the payment of, any Fees (other than default interest) to which any Lender is entitled hereunder, without the written consent of such Lender (it being understood that a waiver of any Default or Event of Default shall not constitute such a reduction, extension or excuse);

(F) modifications to Section 2.16(b)(i), without the written consent of such Lender (it being understood that a waiver of any Default or Event of Default shall not constitute such a modification);

(ii) no change, waiver or other modification or termination shall, without the written consent of each Lender,

(A) release the Borrower from all or substantially all of its obligations hereunder, except in connection with transactions permitted under this Agreement;

(B) release all or substantially all of the value of the guaranty obligations of the Guarantors under the Guaranty, except, in each case, in connection with transactions permitted under this Agreement;

(C) release all or substantially all of the Collateral, except in connection with a transaction permitted under this Agreement;

(D) amend or modify any provisions of Section 2.16(b) or Section 8.03 hereof or Section 4.02 of the Collateral Agreement and/or the similar provisions in the other Security Documents, in each case without the consent of each Lender directly and adversely affected thereby;

(E) reduce the percentage specified in, or otherwise modify, the definition of “Required Lenders,” the definition of “Super Majority Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of such Lender; or

(F) amend, modify or waive any provision of this Section 11.12 or any other provision of any of the Loan Documents pursuant to which the consent or approval of all Lenders is required, or a number or specified percentage or other required grouping of Lenders or Lenders having Commitments, is by the terms of such provision, explicitly required;

(iii) this Agreement may be amended with only the written consent of the Borrower and the Administrative Agent to effect the provisions of Section 2.18 or Section 2.19 upon the effectiveness of any Incremental Revolving Credit Assumption Agreement or Extension Amendment, as applicable;

(iv) no change, waiver or other modification shall without the written consent of the Super Majority Lenders (A) increase the advance rates set forth in the definition of “Borrowing Base,” (B) make any other change in such definitions of “Borrowing Base,” “Eligible Credit Card Receivables,” “Eligible In-Transit Inventory,” “Eligible Inventory,” “Eligible Letter of Credit Inventory,” “Eligible Billings,” “Eligible Receivables,” “Eligible Unbilled Receivables,” “Inventory,” “Net Orderly Liquidation Value,” “Receivables,” “Account” and “Value” if, as a result thereof, the amounts available to be borrowed by the Borrower would be increased; provided that the foregoing shall not limit the Permitted Discretion of the Administrative Agent to add, remove, reduce or increase any Reserves (subject to the terms herein) or (C) provide that any amounts due to Designated Hedge Creditors under Designated Hedge Agreements be paid pursuant to any of clauses (a) through (d) of Section 8.03; and

(v) the consent of Lenders holding more than 50% of any Class of Commitments or Loans shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments pursuant to Section 8.03 or Collateral hereunder in a manner different than such amendment affects other Classes.

Any waiver or consent with respect to this Agreement given or made in accordance with this Section 11.12 shall be effective only in the specific instance and for the specific purpose for which it was given or made.

(b) No provision of Section 2.05 or any other provision in this Agreement specifically relating to Letters of Credit may be amended without the consent of any LC Issuer adversely affected thereby (in addition to the Required Lenders). No provision of Article IX may be amended without the consent of the Administrative Agent and no provision of Section 2.04 may be amended without the consent of any Swing Line Lender adversely affected thereby (in addition to the Required Lenders).

(c) No amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document.

(d) To the extent the Required Lenders (or all of the Lenders, as applicable, as shall be required by this Section 11.12) waive the provisions of Section 7.03 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by Section 7.03, (i) such Collateral (but not any proceeds thereof) shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents; (ii) if such Collateral includes all of the Equity Interests of a Subsidiary that is a party to the Guaranty or whose stock is pledged pursuant to the Collateral Agreement, such Equity Interests (but not any proceeds thereof) shall be automatically released from the Collateral Agreement and such Subsidiary shall be automatically released from the Guaranty and (iii) the Administrative Agent shall be authorized to take actions deemed appropriate by it in order to evidence or effectuate the foregoing.

(e) In no event shall the Required Lenders, without the prior written consent of each Lender, direct the Administrative Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders. Each Lender agrees that, except as otherwise provided in any of the Loan Documents and without the prior written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Loan Party with respect to any of the Obligations or Collateral, or accelerate or otherwise enforce its portion of the Obligations. Without limiting the generality of the foregoing, none of Lenders may exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, uniform commercial code sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders. Notwithstanding anything to the contrary set forth in this Section 11.12(e) or elsewhere herein, each Lender shall be authorized to take such action to preserve or enforce its rights against any Loan Party where a deadline or limitation period is otherwise applicable and would, absent the taking of specified action, bar the enforcement of Obligations held by such Lender against such Loan Party, including the filing of proofs of claim in any insolvency proceeding.

(f) If in connection with any proposed amendment, modification, termination, waiver or consent (a “Proposed Change”) with respect to any provisions hereof as contemplated by this Section 11.12 that requires the consent of a greater percentage of the Lenders than the Required Lenders, the consent of the Required Lenders shall have been obtained but the consent of a Lender whose consent is required shall not have been obtained (each a “Non-Consenting Lender”) then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse, all of its interests, rights and obligations under this Agreement and any other Loan Document to an Eligible Assignee (including any Investor, the Borrower or any Restricted Subsidiary in accordance with the terms of Section 11.06) that shall assume such obligations; provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Section 3.04 and any amounts accrued and owing to such Lender under Section 3.01 or 3.02). Each Lender agrees that, if it becomes a Non-Consenting Lender and is being replaced in accordance with this Section 11.12(f), it shall execute and deliver to the Administrative Agent an Assignment Agreement to evidence such assignment and shall deliver to the Administrative Agent any Notes previously delivered to such Non-Consenting Lender. If such Non-Consenting Lender fails to execute such Assignment Agreement within two (2) Business Days following its receipt thereof from the Administrative Agent, it shall be deemed to have executed such Assignment Agreement.

(g) Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to the ABL/Bond Intercreditor Agreement or any Customary Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of the ABL/Bond Intercreditor Agreement or such Customary Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

(h) Any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, (i) the Administrative Agent reasonably believes such amendment is required to give effect to the purpose, terms, and conditions of this Agreement or (ii) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided that the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any Incremental Revolving Credit Commitment Assumption Agreement or any Extension Amendment.

(i) Notwithstanding anything to the contrary contained in Section 11.12, guarantees, collateral documents and related documents executed by Restricted Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Loan Document, entered into, amended, supplemented or waived, without the consent of any other person, by the applicable Loan Party or Loan Parties and the Administrative Agent in its or their respective sole discretion, to (i) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Creditors, (ii) as required by local law to give effect to, or protect any security interest for the benefit of the Secured Creditors, in any property or so that the security interests therein comply with applicable requirements of law, or (iii) to cure ambiguities, omissions, mistakes or defects or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

(j) [Reserved].

(k) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender and (z) any reduction or postponement of payments due to Defaulting Lenders (other than as provided in Section 2.17).

Section 11.13 Survival of Indemnities. All indemnities set forth herein including Article III, Section 9.09 or Section 11.02 shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations.

Section 11.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided, however, that the Borrower shall not be responsible for costs arising under Section 3.01 resulting from any such transfer (other than a transfer pursuant to Section 3.03) to the extent not otherwise applicable to such Lender prior to such transfer.

Section 11.15 Confidentiality.

(a) Each of the Administrative Agent, each LC Issuer and the Lenders agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (1) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a confidential and need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (2) to any direct or indirect contractual counterparty in any Hedge Agreement (or to any such contractual counterparty’s professional advisor on a confidential and need-to-know basis), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 11.15, (3) to the extent requested by any regulatory authority having jurisdiction over the applicable disclosing party, (4) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable laws or regulations (in which case, each disclosing party agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to inform you to the extent not prohibited by law), (5) to any other party to this Agreement, (6) to any other creditor of a Loan Party that is a direct or intended beneficiary of this Agreement, (7) in connection with the exercise of any remedies under Section 8.02, or any suit, action or proceeding relating to this Agreement or any of the other Loan Documents or the enforcement of rights hereunder or thereunder, (6) subject to an agreement containing provisions substantially the same as those of this Section 11.15, to any current or prospective funding source of a Lender and to any assignee of or participant in any of its rights or obligations under this Agreement, or in connection with transactions permitted pursuant to Section 11.06(f), in each case, to the extent such Person is an Eligible Assignee and excluding, for the avoidance of doubt any Disqualified Lender; except to the extent that such Disqualified Lender is of the type referred to in clause (a) of the definition thereof and such the identity of such Disqualified Lender has not been made available to the Lenders) (7) with the written consent of the Borrower, or (8) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 11.15 or any other confidentiality agreement known after reasonable diligence by such Person to be applicable to such Confidential Information, or (ii) becomes available to the Administrative Agent, any LC Issuer or any Lender on a non-confidential basis from a source other than a Loan Party or any of their Affiliates or any other Person with a confidentiality obligation to any Loan Party or any of their Affiliates and not otherwise in violation of this Section 11.15.

(b) As used in this Section 11.15, “Confidential Information” means all information received from the Borrower or its Affiliates or the Investors relating to the Borrower, its Subsidiaries or their businesses; provided, however, that, in the case of information received from the Borrower or its Affiliates after the Closing Date, such information is clearly identified at the time of delivery as confidential.

(c) The Borrower hereby agrees that the failure of the Administrative Agent, any LC Issuer or any Lender to comply with the provisions of this Section 11.15 shall not relieve the Borrower, or any other Loan Party, of any of its obligations under this Agreement or any of the other Loan Documents.

Section 11.16 Limitations on Liability of the LC Issuers. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any LC Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (c) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the LC Obligor shall have a claim against an LC Issuer, and an LC Issuer shall be liable to such LC Obligor, to the extent of any direct, but not consequential, damages suffered by such LC Obligor that such LC Obligor proves were caused by such LC Issuer’s willful misconduct, gross negligence or breach of a Loan Document as determined by a final non-appealable judgment of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, an LC Issuer may accept documents that reasonably appear on their face to be in order, without responsibility for further investigation.

Section 11.17 General Limitation of Liability. Notwithstanding any other provision herein, no claim may be made by any Loan Party, any Lender, the Administrative Agent, any LC Issuer or any other Person against any Loan Party, the Administrative Agent, any LC Issuer, or any other Lender or the Affiliates, directors, officers, employees, agent, controlling person, advisor or other representative of the foregoing or any successor or permitted assign of any of the foregoing for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each of the other Loan Parties, each Lender, the Administrative Agent, each LC Issuer and the Affiliates, directors, officers, employees, agents, controlling persons, advisors and other representatives of the foregoing any successor or permitted assign of any of the foregoing hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement), whether or not accrued and whether or not known or suspected to exist in their favor; provided that nothing contained in this sentence shall limit the Borrower’s indemnification obligations to the extent set forth in Section 11.02 to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which any Indemnitee is entitled to indemnification under Section 11.02. Notwithstanding the foregoing, each Indemnitee will be obligated to refund and return promptly any and all amounts paid under Section 11.02 to the extent it has been determined in a court of competent jurisdiction in a final and non-appealable decision that such Indemnitee is not entitled to payment of such amounts in accordance with the terms of Section 11.02.

Section 11.18 No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the

Borrower, to any of its Subsidiaries, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such Persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 11.19 Lenders and Agent Not Fiduciary to Borrower, etc. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledge and agree and acknowledge their respective Affiliates’ understanding that (i)(A) the services regarding this Agreement provided by the Agents and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, (B) the Borrower and each other Loan Party have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Loan Party are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) each of the Agents and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) neither the Agents nor any Lender has any obligation to the Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and each of the Agents and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the any Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.20 Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans and all LC Issuances hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf.

Section 11.21 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 11.22 [Reserved].

Section 11.23 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.23 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Base Rate to the date of repayment, shall have been received by such Lender.

Section 11.24 Patriot Act. Each Lender subject to the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 11.25 Intercreditor Agreements. Notwithstanding anything to the contrary set forth herein, this Agreement will be subject to the terms and provisions of the ABL/Bond Intercreditor Agreement and any other applicable Customary Intercreditor Agreement. In the event of any inconsistency between the provisions of this Agreement and the ABL/Bond Intercreditor Agreement or any other such Customary Intercreditor Agreement, the provisions of each Intercreditor Agreement shall govern and control. The Lenders acknowledge and agree that the Administrative Agent is authorized to, and the Administrative Agent agrees that with respect to any applicable secured Indebtedness permitted to be incurred under this Agreement, upon request by the Borrower, it shall, enter into the ABL/Bond Intercreditor Agreement and any other Customary Intercreditor Agreement in accordance with the terms hereof. The Lenders authorize the Administrative Agent to (a) enter into the ABL/Bond Intercreditor Agreement, and any other such Customary Intercreditor Agreement, (b) bind the Lenders on the terms set forth in the ABL/Bond Intercreditor Agreement and such Customary Intercreditor Agreement and (c) perform and observe its obligations under the ABL/Bond Intercreditor Agreement and any such Customary Intercreditor Agreement.

Section 11.26 Waiver of Effect of Corporate Seal. The Borrower represents and warrants that neither the Borrower nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by the Borrowers under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 11.27 Release of Guarantees and Liens. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent and/or Collateral Agent shall take any action reasonably requested by the Borrower having the effect of evidencing the release of any Collateral or guarantee obligations under the circumstances provided for in Section 9.01(b). When the Termination Date has occurred, and the Loan Parties have delivered to the Administrative Agent and the Collateral Agent a written release of all claims against the Administrative Agent, the Collateral Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, the Administrative Agent and/or the Collateral Agent will, at the Borrower’s sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments or releases of Intellectual Property, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are necessary or advisable and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent to release, as of record, the Administrative Agent’s and/or the Collateral Agent’s Liens and all notices of security interests and liens previously filed by the Administrative Agent and/or the Collateral Agent with respect to the Obligations.

Section 11.28 Amendment and Restatement. On the Closing Date, this Agreement shall amend and restate and supersede the Existing Credit Agreement in its entirety. On the Closing Date, the rights and obligations of the parties evidenced by the Existing Credit Agreement shall be evidenced by this Agreement and the other Loan Documents as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the Closing Date. All principal, interest, fees and expenses, if any, owing or accruing under or in respect of the Existing Credit Agreement for periods prior to the Closing Date shall be calculated and paid on the Closing Date. Upon the effectiveness of this Agreement, each reference in the Loan Documents to “the Credit Agreement” or words of similar effect shall mean this Agreement. Each Loan Party (a) acknowledges and agrees that each Loan Document (as defined in the Existing Credit Agreement) and all other instruments and documents executed and delivered by such Loan Party in favor of the Administrative Agent or the Collateral Agent, as applicable, pursuant the Existing Credit Agreement, unless terminated or discharged prior to or on the Closing Date, shall remain in full force and effect on the Closing Date in accordance with its terms, in each case as amended, restated, amended and restated, supplemented or otherwise modified and/or reaffirmed pursuant to the terms of this Agreement and the other Credit Documents and (b) ratifies, reaffirms and confirms that, the Obligations that remain unpaid and outstanding as of the date of this Agreement after giving effect to the Transactions (x) continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder, and the terms “Obligations” as such term is used in the Loan Documents shall include the Obligations as amended and restated under this Agreement, and (y) are secured pursuant to the Collateral Documents (as defined in the Existing Credit Agreement), unless terminated or discharged on the Closing

Date, in each case as amended, restated, amended and restated, supplemented or otherwise modified and/or reaffirmed pursuant to the terms of this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, all security interests, pledges, assignments and other Liens and Guarantees previously granted by any Loan Party pursuant to the Loan Documents executed and delivered in connection with the Existing Credit Agreement are hereby reaffirmed, ratified, renewed and continued, and all such security interests, pledges, assignments and other Liens and Guarantees, in each case, unless expressly terminated, superseded or discharged on and after the Closing Date, shall remain in full force and effect as security for the Obligations (as defined in this Agreement) on and after the Closing Date.

Section 11.29 Loans Under Existing Credit Agreement. On the Closing Date: no Loans are outstanding. The Revolving Commitments under and as defined in the Existing Credit Agreement shall continue as Revolving Commitments hereunder and shall be assigned or re-allocated among the Revolving Commitments hereunder and, after giving effect thereto and the continuation of loans and other extensions of credit under the Existing Credit Agreement under the immediately preceding sentence, the percentages of the Revolving Credit Commitments are as set forth on Schedule 1 hereto. In the event that, after giving effect to the foregoing conversions and continuations and funding of Revolving Loans on the Closing Date, any Lender holds any Revolving Loans in excess of its pro rata share thereof, the Lenders shall effect a settlement among themselves, in such manner as the Administrative Agent may direct, so as to cause each Lender to hold its pro rata share of all such outstanding Revolving Loans.

Section 11.30 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 11.31 Flood Matters. Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, any increase in commitments, extension of maturity or renewal of any of the Commitments shall be subject to (and conditioned upon) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by applicable Flood Insurance Laws.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BUILDERS FIRSTSOURCE, INC.
as the Borrower

By:
Name:
Title:

[Signature Page to ABL Credit Agreement]

SUNTRUST BANK as a Lender, Administrative Agent, Collateral Agent, Swingline Lender. LC Issuer and Joint Bookrunner and Lead Arranger

By:
Name:
Title:

[Signature Page to ABL Credit Agreement]

[ ] as a Lender and Joint Bookrunner and Lead Arranger

By:
Name:
Title:

[Signature Page to ABL Credit Agreement]

[ ] as a Lender, LC Issuer, and Joint Bookrunner and Lead Arranger

By:
Name:
Title:

[Signature Page to ABL Credit Agreement]

EXHIBIT B

Schedule 1

[Attached]

Schedule 1

Initial Revolving Commitments

Lender	Revolving
SunTrust Bank	$134,083,333
Bank of America, N.A.	$134,083,333
Wells Fargo Bank, National Association	$134,083,333
Citibank, N.A.	$102,750,000
Deutsche Bank AG New York Branch	$100,000,000
BMO Harris Bank N.A.	$100,000,000
US Bank National Association	$75,000,000
KeyBank National Association	$50,000,000
The Huntington National Bank	$35,000,000
Credit Suisse AG, Cayman Islands Branch	$35,000,000

Total	$900,000,000